                               ASSET PURCHASE AGREEMENT


                                     BY AND AMONG


                               PEREGRINE SYSTEMS, INC.


                 INTERNATIONAL SOFTWARE SOLUTIONS LIMITED PARTNERSHIP


                       INTERNATIONAL SOFTWARE SOLUTIONS USA, LC


                        INTERNATIONAL SOFTWARE SOLUTIONS, INC.


                       INTERNATIONAL SOFTWARE SOLUTIONS UK LTD.


                        INTERNATIONAL SOFTWARE SOLUTIONS GMBH


                INTERNATIONAL SOFTWARE SOLUTIONS FRANCE DIFFUSION SARL


                   INTERNATIONAL SOFTWARE SOLUTIONS PRODUCTION SARL


                                FIRTREE OVERSEAS LTD.


                                    PIERRE FAVIER


                                         AND


                                   YANNICK LE BIHAN


                                  SEPTEMBER 23, 1998

                                TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
ARTICLE I DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . .  1

     1.1   "Acquired Assets" . . . . . . . . . . . . . . . . . . . . . . .  1
     1.2   "Acquired Commercial Software Rights" . . . . . . . . . . . . .  1
     1.3   "Affiliate" . . . . . . . . . . . . . . . . . . . . . . . . . .  2
     1.4   "Agreement" . . . . . . . . . . . . . . . . . . . . . . . . . .  2
     1.5   "Assumed Leases". . . . . . . . . . . . . . . . . . . . . . . .  2
     1.6   "Assumed Liabilities" . . . . . . . . . . . . . . . . . . . . .  2
     1.7   "Best Knowledge of the Partners". . . . . . . . . . . . . . . .  2
     1.8   "Best Knowledge of the Sellers" . . . . . . . . . . . . . . . .  2
     1.9   "Buyer" . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
     1.10  "Buyer Financial Statements". . . . . . . . . . . . . . . . . .  2
     1.11  "Buyer Shares". . . . . . . . . . . . . . . . . . . . . . . . .  2
     1.12  "Chemical Substance". . . . . . . . . . . . . . . . . . . . . .  2
     1.13  "Code". . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
     1.14  "Commercial Software Rights". . . . . . . . . . . . . . . . . .  2
     1.15  "Contract". . . . . . . . . . . . . . . . . . . . . . . . . . .  3
     1.16  "Conflict". . . . . . . . . . . . . . . . . . . . . . . . . . .  3
     1.17  "ERISA" . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
     1.18  "Employment Escrow Fund". . . . . . . . . . . . . . . . . . . .  3
     1.19  "Environment" . . . . . . . . . . . . . . . . . . . . . . . . .  3
     1.20  "Environmental Laws". . . . . . . . . . . . . . . . . . . . . .  3
     1.21  "Environmental Liabilities and Costs" . . . . . . . . . . . . .  3
     1.22  "Environmental Permit". . . . . . . . . . . . . . . . . . . . .  3
     1.23  "Equipment" . . . . . . . . . . . . . . . . . . . . . . . . . .  3
     1.24  "Escrow Agreement". . . . . . . . . . . . . . . . . . . . . . .  3
     1.25  "Escrow Funds". . . . . . . . . . . . . . . . . . . . . . . . .  3
     1.26  "European Assignments". . . . . . . . . . . . . . . . . . . . .  4
     1.27  "European Companies". . . . . . . . . . . . . . . . . . . . . .  4
     1.28  "Exchange Act". . . . . . . . . . . . . . . . . . . . . . . . .  4
     1.29  "Extremely Hazardous Substance" . . . . . . . . . . . . . . . .  4
     1.30  "GAAP". . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
     1.31  "General Escrow Fund" . . . . . . . . . . . . . . . . . . . . .  4
     1.32  "General Losses". . . . . . . . . . . . . . . . . . . . . . . .  4
     1.33  "Governmental Entity" . . . . . . . . . . . . . . . . . . . . .  4
     1.34  "Intellectual Property" . . . . . . . . . . . . . . . . . . . .  4
     1.35  "Liability" . . . . . . . . . . . . . . . . . . . . . . . . . .  4
     1.36  "Lien". . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
     1.37  "Loss" or "Losses". . . . . . . . . . . . . . . . . . . . . . .  5
     1.38  "Ordinary Course of Business" . . . . . . . . . . . . . . . . .  5
     1.39  "Patent Rights" . . . . . . . . . . . . . . . . . . . . . . . .  5
     1.40  "Peregrine" . . . . . . . . . . . . . . . . . . . . . . . . . .  5
     1.41  "Peregrine Material Adverse Effect" . . . . . . . . . . . . . .  5
     1.42  "Registered Intellectual Property". . . . . . . . . . . . . . .  5

                                      -i-

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     1.43  "Related Technology". . . . . . . . . . . . . . . . . . . . . .  5
     1.44  "Release" . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
     1.45  "Remote Control Management" . . . . . . . . . . . . . . . . . .  6
     1.46  "Restriction Period". . . . . . . . . . . . . . . . . . . . . .  6
     1.47  "Safety Laws" . . . . . . . . . . . . . . . . . . . . . . . . .  6
     1.48  "SEC" . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
     1.49  "SEC Documents" . . . . . . . . . . . . . . . . . . . . . . . .  6
     1.50  "Securities Act". . . . . . . . . . . . . . . . . . . . . . . .  6
     1.51  "Sellers" . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
     1.52  "Seller Balance Sheet". . . . . . . . . . . . . . . . . . . . .  6
     1.53  "Seller Financial Statements" . . . . . . . . . . . . . . . . .  6
     1.54  "Seller Intellectual Property". . . . . . . . . . . . . . . . .  6
     1.55  "Seller Material Adverse Effect". . . . . . . . . . . . . . . .  6
     1.56  "Seller Collective Material Adverse Effect" . . . . . . . . . .  6
     1.57  "Seller Schedules". . . . . . . . . . . . . . . . . . . . . . .  6
     1.58  "Software". . . . . . . . . . . . . . . . . . . . . . . . . . .  7
     1.59  "Tax" or "Taxes". . . . . . . . . . . . . . . . . . . . . . . .  7
     1.60  "Tax Return". . . . . . . . . . . . . . . . . . . . . . . . . .  7
     1.61  "Tax Warranty". . . . . . . . . . . . . . . . . . . . . . . . .  7
     1.62  "Trademarks". . . . . . . . . . . . . . . . . . . . . . . . . .  7
     1.63  "Transfer Regulations". . . . . . . . . . . . . . . . . . . . .  7
     1.64  "TULRCA". . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
     1.65  "UK". . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
     1.66  "UK Acquired Assets". . . . . . . . . . . . . . . . . . . . . .  7
     1.67  "UK Business" . . . . . . . . . . . . . . . . . . . . . . . . .  7
     1.68  "UK Business Information" . . . . . . . . . . . . . . . . . . .  7
     1.69  "UK Excluded Employees" . . . . . . . . . . . . . . . . . . . .  7
     1.70  "U.S." or "United States" . . . . . . . . . . . . . . . . . . .  7
     1.71  "VAT" . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
     1.72  "VATA". . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
     1.73  "Voting Interests". . . . . . . . . . . . . . . . . . . . . . .  8
     1.74  "Year 2000 Capabilities". . . . . . . . . . . . . . . . . . . .  8

ARTICLE II SALE AND PURCHASE OF ASSETS . . . . . . . . . . . . . . . . . .  8

     2.1   Sale and Purchase of Assets . . . . . . . . . . . . . . . . . .  8
     2.2   Assets Transferred. . . . . . . . . . . . . . . . . . . . . . .  8
     2.3   Assets Not Acquired . . . . . . . . . . . . . . . . . . . . . .  9
     2.4   Assumption of Liabilities . . . . . . . . . . . . . . . . . . .  9
     2.5   Liabilities Not Assumed . . . . . . . . . . . . . . . . . . . . 10

                                      -ii-
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                                   (CONTINUED)

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ARTICLE III PURCHASE PRICE . . . . . . . . . . . . . . . . . . . . . . . . 12

     3.1   Payment of Purchase Price . . . . . . . . . . . . . . . . . . . 12
     3.2   Allocation of Purchase Price. . . . . . . . . . . . . . . . . . 12
     3.3   Fractional Shares . . . . . . . . . . . . . . . . . . . . . . . 12

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE SELLERS AND THE PARTNERS. 12

     4.1   Organization of the Sellers . . . . . . . . . . . . . . . . . . 12
     4.2   Capitalization. . . . . . . . . . . . . . . . . . . . . . . . . 13
     4.3   Authority . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
     4.4   Seller Financial Statements . . . . . . . . . . . . . . . . . . 14
     4.5   Affiliated Persons and Entities . . . . . . . . . . . . . . . . 14
     4.6   Indebtedness; Guaranties. . . . . . . . . . . . . . . . . . . . 14
     4.7   Absence of Changes. . . . . . . . . . . . . . . . . . . . . . . 14
     4.8   Absence of Undisclosed Liabilities. . . . . . . . . . . . . . . 17
     4.9   Legal and Other Compliance. . . . . . . . . . . . . . . . . . . 17
     4.10  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
     4.11  U.K. Tax and Stamp Duty . . . . . . . . . . . . . . . . . . . . 17
     4.12  Restrictions on Business Activities . . . . . . . . . . . . . . 18
     4.13  Title to Properties, Absence of Liens, Condition of Equipment . 18
     4.14  Intellectual Property . . . . . . . . . . . . . . . . . . . . . 19
     4.15  Agreements, Contracts and Commitments . . . . . . . . . . . . . 22
     4.16  Powers of Attorney. . . . . . . . . . . . . . . . . . . . . . . 24
     4.17  Interested Party Transactions . . . . . . . . . . . . . . . . . 24
     4.18  Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . . 24
     4.19  Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
     4.20  Environmental Matters . . . . . . . . . . . . . . . . . . . . . 25
     4.21  Brokers' and Finders' Fees. . . . . . . . . . . . . . . . . . . 25
     4.22  Employee Benefit Plans and Compensation . . . . . . . . . . . . 26
     4.23  ISSUK Employment Matters. . . . . . . . . . . . . . . . . . . . 29
     4.24  Insolvency. . . . . . . . . . . . . . . . . . . . . . . . . . . 30
     4.25  Consents. . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
     4.26  Books and Records . . . . . . . . . . . . . . . . . . . . . . . 31
     4.27  Business Practices. . . . . . . . . . . . . . . . . . . . . . . 31
     4.28  Year 2000 Compliance. . . . . . . . . . . . . . . . . . . . . . 31
     4.29  Product Warranties; Defects; Liabilities. . . . . . . . . . . . 31
     4.30  Limited Warranties. . . . . . . . . . . . . . . . . . . . . . . 32

                                      -iii-
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                                   (CONTINUED)

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
ARTICLE V REPRESENTATIONS AND WARRANTIES OF PEREGRINE. . . . . . . . . . . 32

     5.1   Organization of Buyer . . . . . . . . . . . . . . . . . . . . . 32
     5.2   Authority . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
     5.3   Buyer Shares; Option Reserve. . . . . . . . . . . . . . . . . . 33
     5.4   SEC Documents; Buyer Financial Statements . . . . . . . . . . . 33
     5.5   No Material Adverse Change. . . . . . . . . . . . . . . . . . . 34
     5.6   Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . . 34
     5.7   Legal Compliance. . . . . . . . . . . . . . . . . . . . . . . . 34

ARTICLE VI SECURITIES ACT COMPLIANCE; REGISTRATION . . . . . . . . . . . . 34

     6.1   Securities Act Exemption. . . . . . . . . . . . . . . . . . . . 34
     6.2   Stock Restrictions. . . . . . . . . . . . . . . . . . . . . . . 34
     6.3   Representations Regarding Securities Law Matters. . . . . . . . 35
     6.4   Registration Rights . . . . . . . . . . . . . . . . . . . . . . 35

ARTICLE VII ADDITIONAL AGREEMENTS. . . . . . . . . . . . . . . . . . . . . 35

     7.1   Possession; Additional Required Transfers . . . . . . . . . . . 35
     7.2   Access to Records After Closing . . . . . . . . . . . . . . . . 35
     7.3   Public Disclosure . . . . . . . . . . . . . . . . . . . . . . . 36
     7.4   Contractual Consents. . . . . . . . . . . . . . . . . . . . . . 36
     7.5   Legal Requirements. . . . . . . . . . . . . . . . . . . . . . . 36
     7.6   Additional Documents and Further Assurances . . . . . . . . . . 36
     7.7   Notification of Certain Matters . . . . . . . . . . . . . . . . 36
     7.8   Nasdaq National Market Listing. . . . . . . . . . . . . . . . . 36
     7.9   Sellers Taxes . . . . . . . . . . . . . . . . . . . . . . . . . 36
     7.10  Transfer Taxes. . . . . . . . . . . . . . . . . . . . . . . . . 37
     7.11  U.K. Value Added Tax. . . . . . . . . . . . . . . . . . . . . . 37
     7.12  Payment of Trade and Other Creditors. . . . . . . . . . . . . . 37
     7.13  Collection of Accounts Receivable . . . . . . . . . . . . . . . 37
     7.14  Employee Consultation . . . . . . . . . . . . . . . . . . . . . 38
     7.15  U.K. Employee and Pension Matters; European Employment
            Liability Indemnification. . . . . . . . . . . . . . . . . . . 38
     7.16  Employee Equity Incentives. . . . . . . . . . . . . . . . . . . 40

ARTICLE VIII DELIVERIES BY THE PARTIES . . . . . . . . . . . . . . . . . . 40
     8.1   Deliveries By Buyer . . . . . . . . . . . . . . . . . . . . . . 40
     8.2   Deliveries by Sellers and Partners. . . . . . . . . . . . . . . 40
     8.3   Other Deliveries. . . . . . . . . . . . . . . . . . . . . . . . 41

                                       -iv-


ARTICLE IX NONCOMPETITION AGREEMENTS . . . . . . . . . . . . . . . . . . . 41

     9.1   Agreement of Sellers. . . . . . . . . . . . . . . . . . . . . . 41
     9.2   Agreement of Partners . . . . . . . . . . . . . . . . . . . . . 41
     9.3   Nonsolicitation . . . . . . . . . . . . . . . . . . . . . . . . 42
     9.4   Restriction Period. . . . . . . . . . . . . . . . . . . . . . . 42
     9.5   Permitted Investments . . . . . . . . . . . . . . . . . . . . . 42
     9.6   Remedies for Breach . . . . . . . . . . . . . . . . . . . . . . 43

ARTICLE X SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION. . . 43

     10.1  Survival of Representations and Warranties. . . . . . . . . . . 43
     10.2  Indemnification . . . . . . . . . . . . . . . . . . . . . . . . 43

ARTICLE XI AMENDMENT AND WAIVER. . . . . . . . . . . . . . . . . . . . . . 46

     11.1  Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
     11.2  Extension; Waiver . . . . . . . . . . . . . . . . . . . . . . . 47


ARTICLE XII GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . 47

     12.1  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
     12.2  Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
     12.3  Interpretation. . . . . . . . . . . . . . . . . . . . . . . . . 48
     12.4  Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . 48
     12.5  Entire Agreement; Assignment. . . . . . . . . . . . . . . . . . 48
     12.6  Severability. . . . . . . . . . . . . . . . . . . . . . . . . . 49
     12.7  Other Remedies. . . . . . . . . . . . . . . . . . . . . . . . . 49
     12.8  Governing Law; Arbitration. . . . . . . . . . . . . . . . . . . 49
     12.9  Currency. . . . . . . . . . . . . . . . . . . . . . . . . . . . 50
     12.10 Rules of Construction . . . . . . . . . . . . . . . . . . . . . 50
     12.11 No Third Party Beneficiaries. . . . . . . . . . . . . . . . . . 50
     12.12 Specific Performance. . . . . . . . . . . . . . . . . . . . . . 50

                                INDEX OF EXHIBITS


     EXHIBIT        DESCRIPTION
     Exhibit A      Form of Escrow Agreement

     Exhibit B      Purchase Price Allocation

     Exhibit C      Investment Representation Statement

     Exhibit D      Declaration of Registration Rights

     Exhibit E      Opinion of Wilson Sonsini Goodrich & Rosati

     Exhibit F      Opinion of Irell & Manella LLP

     Exhibit G      Opinion of Sellers' U.K. Counsel

     Exhibit H      Opinion of Sellers' German Counsel

     Exhibit I      Registration of Buyer Shares

     Exhibit J      Assignment and Assumption Agreement

     Exhibit K      Bill of Sale and Conveyance

     Exhibit L      Assignment of Trademarks

     Exhibit M      Assignment of Copyrights

                               INDEX OF SCHEDULES

     SCHEDULE       DESCRIPTION
     1.23           Equipment
     1.69           UK Excluded Employees
     2.2(a)         Software Acquired
     2.2(b)         Customer Licenses and Marketing Agreements
     2.2(c)         Intellectual Property In-Licenses
     2.2(d)         Assumed Leases
     2.2(e)         Other Assumed Contracts
     2.2(f)         Equipment, Tangible Assets, and Commercial Software Rights
     4.4(c)         Seller Financial Statements
     4.14(a)        Seller Registered Intellectual Property
     4.14(b)        Title Exceptions: Seller Registered Intellectual Property
     4.14(c)        Trademark/Copyright Exceptions
     4.14(d)        Seller Intellectual Property Licenses
     4.14(e)        Intellectual Property In-Licenses
     4.14(f)        Intellectual Property Infringement
     4.14(i)        Seller Intellectual Property Disputes
     4.14(j)        Infringement Claims (Seller Intellectual Property)
     4.14(k)        Intellectual Property Decrees, Orders, Etc.
     4.15           Agreements, Contracts, and Commitments
     4.22(b)(i)     Employee Plans
     4.22(b)(ii)    Employees of Sellers
     4.22(e)        Retirement and Pension Plans
     4.22(i)        Employment Matters
     4.22(n)        Job Titles/Base Salaries of Employees of European Companies
     4.25           Consents
     4.29           Terms of Sale; License
     7.13           Accounts Receivable
     7.16           Employee Equity Incentives

                             ASSET PURCHASE AGREEMENT

     This ASSET PURCHASE AGREEMENT (the "AGREEMENT") is made and entered into as of September 23, 1998 by and among Peregrine Systems, Inc., a Delaware corporation ("PEREGRINE"); International Software Solutions Limited Partnership, a Nevada limited partnership ("ISSLP"); International Software Solutions UK Ltd., a company registered in England and Wales with company number 03029797 whose registered office is situated at 1 Old Burlington Street, London WIX 2NL ("ISSUK"); International Software Solutions GmbH, a limited liability corporation organized under the laws of Germany ("ISSGR"); International Software Solutions France Diffusion SARL, a corporation organized under the laws of France ("ISSFD"); International Software Solutions Production SARL, a corporation organized under the laws of France ("ISSP"); International Software Solutions USA, L.C., a Florida limited liability company ("ISSUS"); International Software Solutions, Inc., a Delaware corporation and the general partner of ISSLP ("ISSI"); and each of Firtree Overseas Ltd., a British Virgin Islands corporation ("FIRTREE"), Pierre Favier, and Yannick Le Bihan (individually, a "PARTNER" and collectively, the "PARTNERS").

                                    RECITALS

     A. The Sellers (as defined herein) are a group of affiliated entities engaged in the business of developing and marketing Remote Control Management (as defined herein) software.

     B. Each of the Sellers is controlled, directly or indirectly, by the Partners.

     C. Pursuant to this Agreement and the European Assignments (as defined herein), each of the Buyers (as defined herein) wishes to purchase from the Sellers, and the Sellers wish to sell (and each of the Partners wishes to cause the Sellers to sell) to the Buyers, all the Acquired Assets (as defined herein) applicable to such Seller or Buyer; and the Sellers wish to assign, and each of the Buyers wish to assume, all the Assumed Liabilities (as defined herein) applicable to such Seller or Buyer.

     NOW, THEREFORE, in consideration of the covenants, promises, and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     1.1  "ACQUIRED ASSETS" shall have the meaning set forth in Section 2.2.

     1.2 "ACQUIRED COMMERCIAL SOFTWARE RIGHTS" shall have the meaning set forth in Section 4.14(o).

     1.3 "AFFILIATE" shall have the meaning set forth in Rule 12b-2 of the regulations promulgated under the Exchange Act.

     1.4  "AGREEMENT" shall have the meaning set forth in the preamble above.

     1.5  "ASSUMED LEASES" shall have the meaning set forth in Section 2.2(d).

     1.6  "ASSUMED LIABILITIES" shall have the meaning set forth in Section
2.4.

     1.7 "BEST KNOWLEDGE OF THE PARTNERS" shall mean the actual or constructive knowledge of either of the Partners.

     1.8 "BEST KNOWLEDGE OF THE SELLERS" shall mean the actual or constructive knowledge, with respect to ISSUK, of David Ross-Turner Hume; with respect to ISSGR, of Andre Bresch; with respect to ISSUS, of Ed Schaet; and with respect to ISSI, ISSLP, ISSFD, and ISSP, of either of the Partners; PROVIDED, HOWEVER, that neither of David Ross-Turner Hume, Andre Bresch, or Ed Schaet shall be required to make any inquiry of any employee of ISSUK, ISSGR, or ISSUS expressly for purposes of confirming the accuracy of any representation or warranty set forth herein.

     1.9 "BUYER" shall mean Peregrine and/or any wholly owned subsidiary designated by Peregrine to which Peregrine may have assigned any right or delegated any duty hereunder (collectively, "BUYERS"); PROVIDED, HOWEVER, that notwithstanding any contrary provision of this Agreement, Peregrine shall guarantee and be primarily liable as a co-obligor for the performance of any obligation or duty delegated to such a subsidiary.

     1.10 "BUYER FINANCIAL STATEMENTS" shall have the meaning set forth in
Section 5.4.

     1.11 "BUYER SHARES" shall have the meaning set forth in Section 3.1.

     1.12 "CHEMICAL SUBSTANCE" means any chemical substance which is identified or regulated under any Environmental Law or Safety Law as defined below, including but not limited to any: (i) pollutant, contaminant, irritant, chemical, raw material, intermediate, product, by-product, slag, construction debris; (ii) industrial, solid, liquid or gaseous toxic or hazardous substance, material or waste; (iii) petroleum or any fraction thereof; (iv) asbestos or asbestos-containing material; (v) polychlorinated biphenyl; (vi) chlorofluorocarbons; and (vii) any other similarly regulated substance, material or waste.

     1.13 "CODE" means the United States Internal Revenue Code of 1986, as amended.

     1.14 "COMMERCIAL SOFTWARE RIGHTS" shall mean packaged commercially available software programs available to the public through retail dealers in computer software which have been licensed to any Seller pursuant to an end-user license and which is used in the business of such Seller but are in no way a component of the Sellers' products and related Seller Intellectual Property; provided that Commercial Software Rights shall not be deemed a "component" of any product or Seller Intellectual Property solely by virtue of their use (in the manner for which they were validly licensed to a Seller or Partner for use) in the development of any product or Seller Intellectual Property.

     1.15 "CONTRACT" shall have the meaning set forth in Section 4.15.

     1.16 "CONFLICT" shall have the meaning set forth in Section 4.3.

     1.17 "ERISA" shall mean the United States Employee Retirement Income Security Act of 1974, as amended.

     1.18 "EMPLOYMENT ESCROW FUND" shall have the meaning set forth in the Escrow Agreement.

     1.19 "ENVIRONMENT" means real property and any improvements thereon, and also includes, but is not limited to, ambient air, surface water, drinking water, groundwater, land surface, subsurface strata and water body sediments.

     1.20 "ENVIRONMENTAL LAWS" mean any applicable law, regulation or legal requirement relating to pollution, or protection or cleanup of the Environment, including, without limitation, (i) all laws, regulations, codes of practice and other similar controls issued by any Governmental Entity;
(ii) all laws, regulations, and directives made by the legislative organs of the European Economic Community, the European Community, and the European Union; and (iii) any other law or legal requirement, as now in effect, relating to (a) the Release, containment, removal, remediation, response, cleanup or abatement of any sort of any Chemical Substance; (b) the manufacture, generation, formulation, processing, labeling, distribution, introduction into commerce, use, treatment, handling, storage, recycling, disposal or transportation of any Chemical Substance; (c) exposure of persons, including employees, to any Chemical Substance; or (d) the physical structure, use or condition of a building, facility, fixture or other structure, including, without limitation, those relating to the management, use, storage, disposal, cleanup or removal of asbestos, asbestos-containing materials, polychlorinated biphenyls or any other Chemical Substance.

     1.21 "ENVIRONMENTAL LIABILITIES AND COSTS" means all losses incurred:
(i) that are required by a governmental agency or third party in order to comply with any Environmental Law or Environmental Permit; (ii) that are required by a governmental agency or third party as a result of a Release of any Chemical Substance; or (iii) that are required by a governmental agency or third party as a result of any environmental conditions present at, created by or arising out of the past or present operations of the European Companies through the date hereof.

     1.22 "ENVIRONMENTAL PERMIT" means any Permit or authorization from any governmental authority required under, issued pursuant to, or authorized by any Environmental Law.

     1.23 "EQUIPMENT" shall mean the items of equipment listed on Schedule
1.23 (identified by the Seller owning such Equipment).

     1.24 "ESCROW AGREEMENT" shall mean the Escrow Agreement of even date herewith among the Sellers, the Partners, Peregrine, and Chase Mellon Shareholder Services, LLC in the form attached hereto as EXHIBIT A.

     1.25 "ESCROW FUNDS" shall have the meaning set forth in the Escrow
Agreement.

     1.26 "EUROPEAN ASSIGNMENTS" shall mean such assignment and assumption agreements, bills of sale, or other instruments of sale, transfer, conveyance, and assignment as Peregrine and its local counsel may reasonably request to effect the proper transfer of any Acquired Asset owned or otherwise held by a European Company to Peregrine or another Buyer.

     1.27 "EUROPEAN COMPANIES" shall mean ISSUK, ISSGR, ISSFD, and ISSP.

     1.28 "EXCHANGE ACT" shall mean the United States Securities Exchange Act of 1934, as amended.

     1.29 "EXTREMELY HAZARDOUS SUBSTANCE" has the meaning set forth in
Section 302 of the United States Emergency Planning and Community
Right-to-Know Act of 1986, as amended.

     1.30 "GAAP" shall mean generally accepted accounting principles.

     1.31 "GENERAL ESCROW FUND" shall have the meaning set forth in the Escrow Agreement.

     1.32 "GENERAL LOSSES" shall have the meaning set forth in Section
10.2(b).

     1.33 "GOVERNMENTAL ENTITY" shall have the meaning set forth in Section
4.3.

     1.34 "INTELLECTUAL PROPERTY" means any or all of the following and all rights in, arising out of, or associated therewith anywhere in the world:
(i) Patent Rights; (ii) trade secrets and other proprietary information;
(iii) copyrights, mask work rights, copyright registrations and applications therefor; (iv) all Web addresses, sites and domain names; (v) all industrial designs and any registrations and applications therefor throughout the world;
(vi) all Trademarks; and (vii) any similar, corresponding or equivalent rights to any of the foregoing.

     1.35 "LIABILITY" shall mean any liability or obligation (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, whether incurred or consequential and whether due or to become due), including any liability for Taxes.

     1.36 "LIEN" means any mortgage, pledge, lien, security interest, charge, claim, equity, encumbrance, restriction on transfer, conditional sale, or other title retention device or arrangement (including, without limitation, a capital lease), transfer for the purpose of subjection to the payment of any Indebtedness, or restriction on the creation of any of the foregoing, whether relating to any property or right or the income or profits therefrom; PROVIDED, HOWEVER, that the term "LIEN" shall not include (i) statutory liens for Taxes to the extent that the payment thereof is not in arrears or otherwise due, (ii) statutory or common law liens to secure landlords, lessors, or renters under leases or rental agreements confined to the premises rented to the extent that no payment or performance under any such lease or rental agreement is in arrears or is otherwise due, (iii) deposits or pledges made in connection with, or to secure payment of, worker's compensation, unemployment insurance, old age pension programs mandated under applicable laws or other social security regulations, and (iv) statutory or common law liens in favor of carriers, landlords, warehousemen, processors, mechanics and materialmen, statutory or common law liens to secure claims for labor, materials or supplies and other like liens, which secure obligations to the extent that payment thereof is not in arrears or otherwise due, and (v) purchase money liens.

     1.37 "LOSS" or "LOSSES" shall have the meaning set forth in Section
10.2(a).

     1.38 "ORDINARY COURSE OF BUSINESS" shall mean the ordinary course of business, consistent with past practice (including with respect to quantity and frequency).

     1.39 "PATENT RIGHTS" means (i) all patents and patent applications and any inventions disclosed in any of the foregoing patents and patent applications; (ii) any and all counterpart U.S., international and foreign patents, applications and certificates of invention based upon or covering any portion of the foregoing patents, applications and inventions; (iii) all divisions, continuations, continuations-in-part, and substitutions of any of the preceding patents and patent applications; (iv) all foreign or international applications corresponding to any of the preceding applications or patents; (v) all divisions, continuations, continuations-in-part, and substitutions of any of such foreign or international applications described in (v); and all U.S., international and foreign patents issuing on any of the preceding applications, including extensions, reissues and re-examinations.

     1.40 "PEREGRINE" shall mean Peregrine Systems, Inc., a Delaware corporation.

     1.41 "PEREGRINE MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on the business, results of operations, or financial condition of Peregrine and its subsidiaries, taken as a whole.

     1.42 "REGISTERED INTELLECTUAL PROPERTY" shall mean all United States, international and foreign (i) patents and patent applications (including provisional applications); (ii) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations or applications related to trademarks; (iii) registered copyrights and applications for copyright registration; (iv) any mask work registrations and applications to register mask works; and (v) any other Seller Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any state, government or other public legal authority.

     1.43 "RELATED TECHNOLOGY" means any or all of the following and all rights in, arising out of, or associated therewith anywhere in the world: (i) all inventions (whether patentable or not), invention disclosures, improvements, know how, technology, technical data; (ii) all schematics, drawings, net lists, notes and notebooks, specifications, bills of material, and tooling; (iii) all computer software, including all source code, object code, firmware, development tools, flow charts, annotations, files, records and data, and all media on which any of the foregoing is recorded; (iv) all customer lists; (v) all databases and data collections and all rights therein throughout the world; (vii) all documentation relating to any of the foregoing; and (viii) any Intellectual Property in, arising out of, or associated with any of the foregoing throughout the world.

     1.44 "RELEASE" means any actual or alleged spilling, leaking, pumping, pouring, emitting, dispersing, emptying, discharging, injecting, escaping, leaching, dumping or disposing of any Chemical Substance or Extremely Hazardous Substance into the Environment that would cause an

Environmental Liability and Cost (including the abandonment or discarding of barrels, containers, tanks or other receptacles containing or previously containing any Chemical Substance).

     1.45 "REMOTE CONTROL MANAGEMENT" shall mean, without limitation, the ability (i) to control a client server or other end-user workstation on a networked computer system remotely from a separate location or workstation,
(ii) to complete file transfers, (iii) to customize security controls related to accessing a computer network, and (iv) to provide graphical remote control capabilities.

     1.46 "RESTRICTION PERIOD" shall have the meaning set forth in Section
10.4.

     1.47 "SAFETY LAWS" means any federal, state, local and foreign law, regulation or legal requirement relating to health or safety, including the United States Occupational Safety and Health Act, as amended, and all laws, regulations, and directives made by the legislative organs of the European Economic Community, the European Community, and the European Union, each as now in effect, relating to (a) exposure of employees to any Chemical Substance or (b) the physical structure, use or condition of a building, facility, fixture or other structure, including, without limitation, those relating to equipment or manufacturing processes, or the management, use, storage, disposal, cleanup or removal of any Chemical Substance.

     1.48 "SEC" shall mean the United States Securities and Exchange
Commission.

     1.49 "SEC DOCUMENTS" shall have the meaning set forth in Section 5.4.

     1.50 "SECURITIES ACT" shall mean the United States Securities Act of 1933, as amended.

     1.51 "SELLERS" shall mean ISSLP, ISSUS, ISSUK, ISSGR, ISSFD, and ISSP.

     1.52 "SELLER BALANCE SHEET" shall have the meaning set forth in Section 4.3(a).

     1.53 "SELLER FINANCIAL STATEMENTS" shall have the meaning set forth in
Section 4.4(a).

     1.54 "SELLER INTELLECTUAL PROPERTY" shall mean any Intellectual Property or Related Technology that is owned by or exclusively licensed to any of the Sellers.

     1.55 "SELLER MATERIAL ADVERSE EFFECT" shall mean, with respect to each Seller, a material adverse effect on (i) the business related to the Acquired Assets, results of operations, or financial condition of such Seller or (ii) the Acquired Assets being sold, assigned, or transferred to Buyer by such Seller (all Acquired Assets deriving from such Seller being considered in the aggregate).

     1.56 "SELLER COLLECTIVE MATERIAL ADVERSE EFFECT" shall mean, with respect to the Sellers as a group, a material adverse effect on (i) the businesses related to the Acquired Assets, results of operations, or financial condition of the Sellers (considered in the aggregate) or (ii) the Acquired Assets being sold, assigned, or transferred to Buyer by the Sellers (all Acquired Assets being considered in the aggregate).

     1.57 "SELLER SCHEDULES" shall have the meaning set forth in the preamble to Article IV.

     1.58 "SOFTWARE" shall have the meaning set forth in Section 2.2(a).

     1.59 "TAX" or "TAXES" shall mean any and all federal, state, local, and foreign taxes, assessments, and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties, and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

     1.60 "TAX RETURN" shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     1.61 "TAX WARRANTY" shall have the meaning set forth in Section 11.1.

     1.62 "TRADEMARKS" means any trademarks, tradenames, service marks, trade dress, and logos, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith.

     1.63 "TRANSFER REGULATIONS" shall mean the Transfer of Undertakings (Protection of Employment) Regulations 1981 (U.K.).

     1.64 "TULRCA" shall mean the Trade Union and Labor Relations
(Consolidations) Act 1992 (U.K.).

     1.65 "UK" shall mean the United Kingdom of Great Britain and Northern Ireland.

     1.66 "UK ACQUIRED ASSETS" shall mean those Acquired Assets which exclusively relate to or which are exclusively used in the UK Business.

     1.67 "UK BUSINESS" shall mean the business of the development, marketing, consulting, sale, and maintenance of Remote Control Management software as presently carried on by ISSUK.

     1.68 "UK BUSINESS INFORMATION" shall mean all information and knowledge (whether or not confidential and in whatever form and on whatever media) relating to the UK Business and the UK Acquired Assets.

     1.69 "UK EXCLUDED EMPLOYEES" shall mean the employees of ISSUK whose names are set out in Schedule 1.69.

     1.70 "U.S." or "UNITED STATES" shall mean the United States of America and its territories and possessions.

     1.71 "VAT" shall refer to value added taxes.

     1.72 "VATA" shall have the meaning set forth in Section 7.11.

     1.73 "VOTING INTERESTS" shall have the meaning set forth in Section 4.2.

     1.74 "YEAR 2000 CAPABILITIES" means that (i) the Acquired Assets will manage, calculate, sequence, compare and manipulate data involving dates, including single century formulas and multi-century formulas and including leap years, and will not cause an abnormally ending scenario within the application or generate incorrect values or invalid results involving such dates; (ii) all date-related user interface functionalities and data fields associated with the Acquired Assets include the indication of century; and
(iii) all date-related data interface functionalities associated with the Acquired Assets include the indication of century.

                                   ARTICLE II

                          SALE AND PURCHASE OF ASSETS

     2.1 SALE AND PURCHASE OF ASSETS. Subject to the terms and conditions contained in this Agreement, each of the Sellers hereby sells, assigns, transfers, and delivers to the Buyer (in the case of the UK Acquired Assets, notwithstanding any provision to the contrary in the Law of Property (Miscellaneous Provisions) Act 1994, free of all Liens) all of such Seller's right, title, and interest in and to (i) each of the assets described in
Section 2.2 below, (ii) all Related Technology, and (iii) all Intellectual Property Rights in, arising out of, or associated with the assets described in Section 2.2 below, and Buyer hereby purchases such assets, effective immediately, pursuant to this Agreement and the various assignments, bills of sale, and other instruments of transfer identified in Article VIII.

     2.2 ASSETS TRANSFERRED. Effective immediately, the Sellers hereby collectively sell and deliver to Peregrine, or any wholly-owned subsidiary of Peregrine that Peregrine may have designated as a "Buyer" hereunder, as the case may require, all of the following assets, properties, and business (the "ACQUIRED ASSETS"):

          (a) SOFTWARE. All of each Seller's software and software products relating to Remote Control Management, including, without limitation, the software identified in Schedule 2.2(a) attached hereto, and all of each Seller's right, title, and interest in all Related Technology and Seller Intellectual Property related to such software and the businesses related thereto (collectively, the "SOFTWARE").

          (b) CUSTOMER LICENSES AND MARKETING AGREEMENTS. All of each Seller's rights under the licensing, marketing, and distribution agreements of the Sellers identified on Schedule 2.2(b) by which any Seller has licensed or otherwise made available the Software or any component of the Software to any other party.

          (c) INTELLECTUAL PROPERTY IN-LICENSES. All of each Seller's rights under the agreements of the Sellers identified in Schedule 2.2(c) pursuant to which any Seller has licensed any Intellectual Property from any other party for use with or in connection with the Software or Related Technology (excluding Commercial Software Rights used in the operation of a Seller's business but not necessary to the operation, performance, or functionality of the Software or Related Technology).

          (d) ASSUMED LEASES. All of the Sellers' rights under the real property lease agreements identified in Schedule 2.2(d) (the "ASSUMED LEASES").

          (e) OTHER ASSUMED CONTRACTS. All of Sellers' rights under any equipment lease, contract, agreement, plan, or arrangement identified in
Schedule 2.2(e) and under any other lease, contract, agreement, plan, or arrangement which may otherwise relate to the Software.

          (f) EQUIPMENT; TANGIBLE ASSETS; COMMERCIAL SOFTWARE RIGHTS. All Equipment and other tangible assets related to the development, manufacture, testing, marketing, or sale of the Software, wherever located, and the Equipment, Commercial Software Rights and tangible assets set forth on
Schedule 2.2(f), in each case relating to the conduct of Sellers' businesses as presently conducted in France.

          (g) BOOKS AND RECORDS. All transferable books and records related to any Acquired Asset, including, without limitation, all financial records, books, ledgers, supplier lists, customer and marketing lists or databases, marketing plans, advertising materials, manuals, and other materials of the Sellers.

     2.3 ASSETS NOT ACQUIRED. Except as expressly set forth in this Agreement or a European Assignment, the Sellers have not sold or agreed to sell any other asset not specifically contemplated by Section 2.2.

     2.4 ASSUMPTION OF LIABILITIES. On the terms and subject to the conditions set forth herein, from and after the date hereof, the Buyers will assume and satisfy or perform when due only the following Liabilities of the Sellers (the "ASSUMED LIABILITIES"):

          (a) Sellers' obligations under the assigned contracts and agreements identified in Schedules 2.2(b), 2.2(c), 2.2(d), and 2.2(e) hereof; and

          (b) any and all Liabilities relating to the ownership, use, or operation of the Acquired Assets arising after the date hereof;

PROVIDED, HOWEVER, no Buyer shall have any obligation pursuant to any contract or agreement of Sellers identified in Schedules 2.2(b), 2.2(c), 2.2(d), or 2.2(e) hereof that by its terms or under applicable law requires, prior to assignment, a consent to assignment unless a written consent thereto has been obtained on or prior to the date hereof. With respect to each such contract not assigned to a Buyer, which would have been acquired by a Buyer pursuant to Section 2.2 but for the failure to obtain a required consent, the relevant Seller(s) shall continue to deal with the other contracting party(ies) to such contract as the prime contracting party, and the Buyers, the Sellers, and the Partners shall use commercially reasonable efforts to obtain the consent(s) of all required parties to the assignment of such contract(s). Such contract(s) shall be promptly assigned by the relevant Seller(s) to the relevant Buyer(s) designated by Peregrine after receipt of such consent(s) after the date hereof and thereafter shall be deemed to be an Assumed Liability hereunder as if such consent had been obtained contemporaneously with or prior to the execution and delivery of this Agreement. Notwithstanding the absence of any such consent, the Buyers shall be entitled to the benefits of such contract(s) accruing after the date hereof to the extent that the relevant Seller(s) may provide the

Buyers with such benefits without violating the terms of such contract, and the Buyers agree to perform at their sole expense all of the obligations of the Seller(s) to be performed under such contract(s) from the date hereof until such time as Buyers reasonably determine that such consents cannot be obtained, after which Buyers shall have no further obligation with respect to the performance of such contract(s). In such event, Buyers agree to provide Sellers reasonable access to their facilities, materials, and personnel and an appropriate license to the Software so as to permit the Sellers to perform their obligations under such contracts for the balance of their term (as applicable on the date hereof). Sellers shall compensate Buyers for providing such facilities, materials, personnel, and license on commercially reasonable terms to be agreed between Buyers and Sellers.

     2.5 LIABILITIES NOT ASSUMED. Except as expressly set forth in this Agreement, no Buyer assumes or agrees to perform any Liabilities not specifically contemplated by Section 2.3 hereof, nor any of the following Liabilities (collectively the "EXCLUDED LIABILITIES"):

          (a) Any Liability of any Seller or Partner, or any Affiliate of any Seller or Partner, for Taxes for any taxable period of such person, and any Liability for Taxes attributable to the Acquired Assets or operations of the Sellers for any taxable period or portion of any period of such person; PROVIDED, HOWEVER, that any Liability for Taxes, to the extent attributable to ownership or use of the Acquired Assets or the carrying-on of the businesses associated with the Acquired Assets after the date hereof, shall be solely an obligation of Buyers;

          (b) Any Liability of any Seller or Partner, or any Affiliate of any Seller or Partner, to indemnify any person by reason of the fact that such person was a director, officer, employee or agent of the Seller or Partner, or any Affiliate of any Seller or Partner, or that such person was serving at the request of such Seller or Partner, or any Affiliate of any Seller or Partner, as a partner, trustee, director, officer, employee or agent of another entity;

          (c) Any Liability of any Seller or Partner, or any Affiliate of any Seller or Partner, as a result of any legal or equitable action or judicial or administrative proceeding initiated at any time caused by any action that occurred or condition that existed on or prior to the date hereof and in respect of anything done, suffered to be done, or omitted to be done by any Seller, Partner, or any Affiliate of any Seller or Partner, or any of their directors, officers, employees or agents;

          (d) Any Liability of any Seller or Partner, or any Affiliate of any Seller or Partner, for costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby;

          (e) Any Liability of any Seller or Partner, or any Affiliate of any Seller or Partner under this Agreement and incurred in connection with the making or performance of this Agreement;

          (f) Any Liability for products manufactured or sold or services rendered on or prior to the date hereof, including for product returns or credits taken, except only for those specific Liabilities for end user product warranty repair and replacement as the Buyer has assumed pursuant to
Section 2.3 above;

          (g) Any Liability or obligation of any Seller or Partner, or any Affiliate of any Seller, arising out of any employee benefit plan established or maintained by such Seller, or any Affiliate of any Seller, for the benefit of past or present employees of such Seller, or Affiliate of such Seller, or to which such Seller, or Affiliate of such Seller, contributes, or any Liability on the termination of any such plan;

          (h) Any Liability of any Seller or Partner, or any Affiliate of any Seller or Partner, for making payments or providing benefits of any kind to their employees or former employees, (including, without limitation, (A) as a result of the sale of the Acquired Assets or as a result of the termination by any Seller, Partner, or any Affiliate of any Seller or Partner, of any employees or decision by Buyer to hire or not to hire any such employees or to terminate such employees within 180 days of the date hereof in accordance with Section 7.15, (B) any obligation to provide former employees (including individuals who become former employees by reason of the consummation of the transactions contemplated by this Agreement) so-called COBRA continuation coverage, (C) any Liability in respect of medical and other benefits for existing and future retirees and for claims made after the date hereof in respect of costs and expenses incurred on or prior to the date hereof, (D) any Liability in respect of work-related employee injuries or worker's compensation claims, and (E) any Liability in respect of employee bonuses for work performed on behalf of the Sellers);

          (i) Any Liability pertaining to any Seller or Partner, or any Affiliate of any Seller or Partner, or their respective businesses and arising out of or resulting from noncompliance on or prior to the date hereof with any laws, statutes, ordinances, rules, regulations, orders, determinations, judgments or directives, whether legislatively, judicially or administratively promulgated (including, without limitation, any Environmental Liabilities and Costs, whether or not arising out of or resulting from noncompliance with Environmental Laws by any Seller, Partner, or any Affiliate of any Seller or Partner);

          (j) Any Liability of any Seller or Partner, or any Affiliate of any Seller or Partner, under any licenses, leases, contracts or agreements not listed on Schedule 2.2(b), Schedule 2.2(c), Schedule 2.2(d), or Schedule 2.2(e); and

          (k) Other than obligations arising after the date hereof under the Assumed Leases, any Liability owed by a Seller to another Seller or Partner, including any Liability of any Seller to another Seller or Partner under any licenses, leases, contracts, or agreements listed on Schedule 2.2(b),
Schedule 2.2(c), or Schedule 2.2(e);

          (l) Any Liability of any Seller or Partner under the Software Distribution Agreement between ISSLP and Software Corporation of America to the extent such Liability relates to any action, failure to act, event, occurrence or omission on or prior to the date hereof; and

          (m) Any Liability in respect of accounts payable, or payable obligations, incurred or otherwise related to the time period prior to the date hereof.

                                  ARTICLE III

                                PURCHASE PRICE

     3.1 PAYMENT OF PURCHASE PRICE. As consideration for the sale, assignment, transfer, and delivery by the Sellers to the Buyer of the Acquired Assets, Peregrine, on the terms and conditions set forth herein, shall deliver to the Sellers concurrently herewith 392,082 shares of Peregrine's Common Stock, par value $0.001 per share (the "BUYER SHARES").

     3.2 ALLOCATION OF PURCHASE PRICE. The parties agree that the preliminary allocation of the purchase price for the Acquired Assets shall be as determined by the allocation set forth on EXHIBIT B attached hereto, which shall be binding on all parties. Such allocation may be amended or modified by Peregrine at any time within 60 days after the date hereof with the consent of the Partners, which consent shall not be unreasonably withheld. All parties shall use such final allocation in any Tax Return.

     3.3 FRACTIONAL SHARES. No fraction of a Buyer Share will be issued, but in lieu thereof, Sellers shall be entitled to receive from Buyer an amount of cash (rounded to the nearest whole cent) equal to the product of
(i) such fraction and (ii) the average of the closing sales price of Peregrine's Common Stock in trading on the Nasdaq National Market on the fifty trading days immediately preceding the date hereof.

                                   ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES OF
                          THE SELLERS AND THE PARTNERS

     The Sellers and each of the Partners hereby represent and warrant to Buyers, jointly and severally, subject to the specific exceptions disclosed in the disclosure letter and schedules thereto (each referencing or cross-referencing the appropriate section numbers of this Article IV as to which an exception exists) delivered by the Sellers and the Partners to Buyers (the "SELLER SCHEDULES"), and dated as of the date hereof, as follows:

     4.1  ORGANIZATION OF THE SELLERS.

          (a) ISSLP is a limited partnership duly organized, validly existing, and in good standing under the laws of the State of Nevada; ISSUS is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Florida; ISSI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; and each of the European Companies is a corporation duly organized, validly existing, and in good standing under the laws of its respective jurisdiction of incorporation. Each of the Sellers has the power and authority to own, lease, and operate its assets and property and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified or licensed to do business and is in good standing in each jurisdiction where the character of the properties owned, leased, or operated by it or the nature of its activities makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not have a Seller Material Adverse Effect.

          (b) Each of the Sellers has made available to Buyer a true and correct copy of the constituent documents of such Seller, each as amended to date, and each such instrument is in full force and effect.

     4.2 CAPITALIZATION. With respect to each Seller, the Partners collectively own, directly or indirectly, all outstanding shares of capital stock, partnership interests, membership interests, or other ownership interests (as the case may be) relating to such Seller (collectively, "VOTING INTERESTS"). Each Partner owns all right, title, and interest in and to his or its direct Voting Interests in each of the Sellers, free and clear of all Liens. Other than another Seller or the Partners, no third party or entity owns or controls any Voting Interests in any of the Sellers.

     4.3 AUTHORITY. Each of the Sellers and each of the Partners has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary partnership, membership, or corporate action, as the case may require, on the part of each of the Sellers and Firtree. This Agreement and the transactions contemplated hereby have been unanimously approved by the Boards of Directors of and the holders of all outstanding Voting Interests in each of the Sellers and Firtree, and no such holder has any rights to appraisal, dissent, or any similar rights with respect to this Agreement or the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of the Sellers and each of the Partners and constitutes the valid and binding obligation of each such Seller or Partner, enforceable against such Seller or Partner in accordance with its terms. The execution and delivery of this Agreement by the Sellers and the Partners does not and will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (any such event, a "CONFLICT") (i) any provision of the constituent documents of any Seller or Firtree or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to any Seller, any Partner, or any Affiliate of any Seller or Partner, or any of their respective properties or assets. No consent, waiver, approval, order, or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or foreign governmental authority, instrumentality, agency or commission including, without limitation, any organ of the European Economic Community, the European Community, or the European Union (any of the foregoing authorities, instrumentalities, agencies, or commissions, a "GOVERNMENTAL ENTITY") or any third party (so as not to trigger any Conflict), is required by or with respect to any Seller, any Partner, or any Affiliate of any Seller or any Partner, in connection with the execution and delivery of this Agreement or any European Assignment, or the consummation of the transactions contemplated hereby and thereby, including, in addition to the European Assignments, any other assignment or instrument of transfer to be delivered by any Seller or any Partner in connection with the execution and delivery of this Agreement and the transactions contemplated hereby.

     4.4  SELLER FINANCIAL STATEMENTS.

          (a) (i) The unaudited statements of income of each Seller for the fiscal year ended December 31, 1997, (ii) the unaudited balance sheets of each Seller at December 31, 1997, (iii) the unaudited consolidated statement of income of the Sellers for the six months ended June 30, 1998, and (iv) the unaudited consolidated balance sheet of the Sellers as of June 30, 1998 are complete and correct in all material respects, have been prepared on a consistent basis throughout the periods indicated, and fairly present the financial position of each Seller or the Sellers, as the case may be, as of the respective dates and for the respective periods indicated. Sellers' unaudited consolidated balance sheet at June 30, 1998 is hereinafter referred to as the "SELLER BALANCE SHEET," and all such financial statements are hereinafter collectively referred to as the "SELLER FINANCIAL STATEMENTS."

          (b) The Sellers have no Liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other which (i) has not been reflected in the Seller Balance Sheet or (ii) has not arisen in the Ordinary Course of Business of the Sellers since June 30, 1998 consistent in nature and amount with past practices and which does not exceed $20,000 individually or $50,000 in the aggregate.

          (c) A true and correct copy of the Seller Financial Statements is attached to the Seller Schedules as Schedule 4.4(c).

     4.5 AFFILIATED PERSONS AND ENTITIES. Other than the Sellers, no corporation, partnership, association, other business entity, or other third party (including any Affiliate of any Seller or Partner) has any legal, beneficial, or other interest in any Acquired Asset. Other than by or through the Sellers, no Seller, Partner or Affiliate of a Seller or Partner owns or controls, directly or indirectly, any equity, partnership, membership, or similar interest in any corporation, partnership, association, or other business entity that has any direct or indirect business or economic interest (including as a competitor) in any Acquired Asset or the businesses conducted by the Sellers.

     4.6 INDEBTEDNESS; GUARANTIES. None of the Sellers has any indebtedness for money borrowed or for the deferred purchase price of property or services, capital lease obligations, conditional sale, or other title retention agreements relating to any of the Acquired Assets. No Seller or any Partner is a guarantor or otherwise liable for any Liability or obligation of any other person or entity for any matter which relates to or affects or will affect the Acquired Assets.

     4.7 ABSENCE OF CHANGES. Since the date of the Seller Balance Sheet (or such other date specifically set forth herein), each of the Sellers has conducted its business only in the Ordinary Course of Business and, without limiting the generality of the foregoing:

          (a) There has not been any occurrence, event, incident, action, failure to act or transaction that would reasonably be expected to have a Seller Material Adverse Effect (other than with respect to ISSUK) or a Seller Collective Material Adverse Effect (including ISSUK);

          (b) None of the Sellers has declared, set aside for payment, or paid any dividend or other distribution with respect to its outstanding Voting Interests (other than cash dividends or cash distributions to the Partners consistent with past practice, in any event which have not resulted in any material impairment of the capital of the Seller making such distribution), or directly or indirectly redeemed or repurchased any of such Voting Interests;

          (c) No Seller has sold, leased, licensed, or disposed of assets with an aggregate fair market value in excess of $25,000 (other than end-user licenses for Software entered in the Ordinary Course of Business), and no Partner has entered any agreement relating to the sale, transfer or disposition of any Voting Interest (whether by way of merger, purchase, or otherwise);

          (d) No Seller has sold or contracted to issue or sell any of its Voting Interests to any person or entity;

          (e) None of the Sellers has effected any amendment to its constituent documents, Bylaws, partnership or membership agreements, shareholder agreements, or similar organizational documents;

          (f) None of the Sellers or the Partners has accelerated, terminated, modified or cancelled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving the Acquired Assets;

          (g) No Seller has delayed or postponed the payment of material accounts payable and other Liabilities relating to the Acquired Assets beyond their due date outside the Ordinary Course of Business, except with respect to accounts or Liabilities that are subject to dispute in good faith by a Seller;

          (h) The Sellers have not individually or collectively cancelled, compromised, waived, or released any right or claim (or series of related rights and claims) relating to any Acquired Asset, in the case of payments made or amounts owed to any other Seller, any Partner, or any Affiliate of any Seller or Partner, involving more than $10,000 in the aggregate and, in the case of payments made or amounts owed to any other person or entity, involving more than $75,000 in the aggregate;

          (i) No Partner has reason to believe that any vendors, licensors, licensees, distributors, or customers for any Acquired Asset intends to discontinue with the Buyer a business relationship on terms at least as favorable as the relationship such vendors, licensors, licensees, distributors, and customers currently have with the Sellers;

          (j) No Acquired Asset has been materially damaged (whether or not covered by insurance) in a manner or to an extent that would reasonably be expected, with respect to any Seller, to have a Seller Material Adverse Effect, and no customer or customers of any Seller have been lost that would result, individually or in the aggregate, in a Seller Collective Material Adverse Effect;

          (k) No Seller or Partner has entered into any employment contract or collective bargaining agreement, or modified the terms of any existing employment contract or collective bargaining agreement, relating to the Acquired Assets, except in the Ordinary Course of Business;

          (l) No Seller or Partner has changed employment or compensation terms for any employee with an annual base salary equal to or exceeding $40,000;

          (m) No Seller has experienced any labor strike, dispute, work slowdown or stoppage, or claim of wrongful discharge or other unlawful labor practice or action;

          (n) No Seller or Partner has entered into any capital commitments in relation to any of the Acquired Assets or the business associated therewith;

          (o) No Seller has accelerated, in an amount equal to or exceeding $15,000, the collection or conversion of any account receivable or note receivable relating to any Acquired Asset by offering any incentive for such acceleration, including but not limited to prepayment discounts, allowances, or enhancements, except in the Ordinary Course of Business;

          (p) No Seller has made or changed any material election in respect of Taxes, adopted or changed any accounting method in respect of Taxes, entered into any closing agreement, settled any claim or assessment in respect of Taxes, or consented to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

          (q) No litigation has been commenced or threatened, and to the Best Knowledge of the Sellers and the Partners, no reasonable basis exists for any litigation, proceeding, or investigation against any Seller, any officer, "mandataire social," or director of any Seller (by reason of such person's status as an officer, "mandataire social," or director of such Seller) or their affairs related to any Acquired Asset;

          (r) No Seller has received written notice and no Partner has received any notice of any claim or potential claim of ownership by any person, and to the Best Knowledge of the Sellers and the Partners, no basis exists for any claim of ownership, by any person other than the Sellers, related to any Seller Intellectual Property;

          (s) No Seller has received written notice and no Partner has received any notice of any claim or potential claim, and to the Best Knowledge of the Sellers and the Partners, no basis exists for any claim or potential claim that any Seller has infringed the Intellectual Property rights of any person or entity;

          (t) There has been no material change in the pricing or royalties set or charged by any Seller to its customers or licensees, or any material change in pricing or royalties set or charged to any Seller by any person or entity who has licensed Intellectual Property or Related Technology to such Seller;

          (u) To the Best Knowledge of the Sellers and the Partners, no Seller or Partner has done, committed to do, or omitted to do anything that could reasonably be expected to have a Seller Collective Material Adverse Effect; and

          (v) No Seller or Partner has committed or agreed to do any of the foregoing.

     4.8 ABSENCE OF UNDISCLOSED LIABILITIES. There is no Liability and, to the Best Knowledge of the Sellers and the Partners, no threatened action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand, nor any reasonable basis therefor, which could give rise to any Liability relating directly or indirectly to any Acquired Asset that would reasonably be expected to have a Seller Collective Material Adverse Effect.

     4.9 LEGAL AND OTHER COMPLIANCE. The Sellers and the Partners are each in full compliance with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof including, without limitation, the laws, regulations, and directives of the European Economic Community, the European Community, and the European Union), the violation of which would have a Seller Collective Material Adverse Effect or adversely affect the ability of the Sellers or the Partners to consummate the transactions contemplated by this Agreement. No action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced or, to the Best Knowledge of the Sellers and the Partners, threatened against any Seller or Partner alleging any failure so to comply, nor, to the Best Knowledge of the Sellers and the Partners, is there any reasonable basis therefor.

     4.10 TAXES.

          (a) To the extent a failure to do so would adversely affect any Acquired Asset, or Buyer's use of any Acquired Asset (consistent with Sellers' current practices), each of the Sellers has (i) timely filed within the time period for filing or any extension granted with respect thereto all Tax Returns which it is required to file relating to or pertaining to any and all Taxes attributable or levied upon any Acquired Asset and (ii) paid any and all Taxes it is required to pay in connection with the periods to which such Tax Returns relate.

          (b) ISSUK is a duly and properly registered taxable person for VAT purposes in the UK. The Capital Goods Scheme in Part XV of the Value Added Tax Regulations 1995 (SI 1995/2518) does not apply to any of the UK Acquired Assets. Each of the European Companies (other than ISSUK) is a duly and properly registered taxable person for purposes of VAT in any jurisdiction in which such registration may be required.

     4.11 U.K. TAX AND STAMP DUTY.

          (a) All documents (other than those which have ceased to have any legal effect) which ISSUK may wish to enforce or to which ISSUK is a party and which are necessary to establish the title of ISSUK to any of the UK Acquired Assets and which attract stamp duty in the UK or elsewhere have been duly stamped or adjudicated not liable to stamp duty and no such documents which are outside the UK would attract stamp duty if they were brought into the UK.

          (b) There is no capital transfer Tax or inheritance Tax which is a charge on any of the UK Acquired Assets or which gives rise to a power to sell, mortgage, or charge any of the UK Acquired Assets.

          (c) There has been no transfer of value or deemed transfer of value which (whether or not in conjunction with the death of any person whenever occurring) is capable of giving rise to such a power to sell, mortgage, or charge any of the UK Acquired Assets.

          (d) In determining for the purposes of representations (b) and (c) above whether a charge on or power to sell, mortgage, or charge any of the UK Acquired Assets exists at any time, the fact that any Tax is not yet payable or may be paid by installments shall be disregarded, and such Tax shall be treated as becoming due and a charge or power to sell, mortgage, or charge shall be treated as arising on the date of the transfer of value or other date or event in or in respect of which it becomes payable or arises.

     4.12 RESTRICTIONS ON BUSINESS ACTIVITIES. There is no agreement (noncompetition, field of use, or otherwise), judgment, injunction, order or decree to which any Seller or Partner (or any Affiliate of any Seller or Partner) is a party or which is otherwise binding upon any Seller or any Partner (or any Affiliate of any Seller or Partner) which has or reasonably could be expected to have the effect of prohibiting or impairing (i) any business practice of any Seller with respect to any Acquired Asset, (ii) any acquisition of property (tangible or intangible) by any Seller, or (iii) the conduct of business of any Seller. Without limiting the foregoing, no Seller or Partner (or any Affiliate of any Seller or Partner) has entered into any agreement which restricts the sale, license, or distribution of any product, service, or technology to any class of customers, in any geographic area, during any period of time or in any segment of the market.

     4.13 TITLE TO PROPERTIES, ABSENCE OF LIENS, CONDITION OF EQUIPMENT.

          (a) No Seller, Partner, or Affiliate of any Seller or Partner owns any real property that is used in the Sellers' businesses conducted with any Acquired Asset. The Sellers and/or the Partners have delivered to the Buyer a true and correct copy of each Assumed Lease. The Assumed Leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any material existing default or event of default (or event which with notice or lapse of time, or both, would constitute a material default). To the Best Knowledge of the Sellers and the Partners, the business operations conducted on the real property subject to the Assumed Leases do not violate any applicable law, building code, zoning requirement, or classification, or pollution control ordinance or statute relating to the particular property or such operations, and such non-violation is not dependent, in any instance, on so-called non-conforming use exceptions. To the Best Knowledge of the Sellers and the Partners, all approvals of governmental authorities (including licenses and permits) required in connection with the operation of the Sellers' businesses on such real property have been obtained, except for such approvals the failure of which to obtain would not reasonably be expected to have a Seller Material Adverse Effect with respect to any Seller conducting business on the real property subject to any Assumed Lease.

          (b) Each Seller has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, each Acquired Asset being transferred to the Buyer by such entity, free and clear of any Liens (including any Liens created as a result of the consummation of the transactions contemplated hereby), except as reflected in the Seller Financial Statements, except for liens created by the lessors of such properties or assets, and except for Liens for Taxes not yet due and payable. To the Best Knowledge of the Sellers and the Partners, no basis exists for the assertion of any claim which, if adversely determined, would result in a Lien on any Acquired Asset or otherwise adversely affect any Acquired Asset, or Buyer's use of any Acquired Asset (consistent with Sellers' current practices). No Partner has any record or possessory interest in any of the Acquired Assets.

          (c) The Equipment (taken as a whole) is in good operating condition, except for ordinary wear and tear, and is reasonably fit and usable for the purposes for which it is presently being used.

          (d) The Acquired Assets comprise all of the assets, properties, and rights of every type and description, real, personal, tangible, and intangible used by the Sellers and, to the Best Knowledge of the Sellers and the Partners, necessary for the conduct of the businesses of the Sellers as currently conducted and as currently proposed to be conducted by the Sellers (other than the real property leases and any personal property, equipment, or similar tangible property related to and used in the businesses of the Sellers conducted in the U.K., U.S., and Germany, which are necessary to the conduct of the Sellers' businesses in such jurisdictions and which Buyer acknowledges it is not acquiring or assuming pursuant hereto).

          (e) Each Seller is in custody and control of all the Acquired Assets being sold and transferred by such Seller to the Buyer pursuant to this Agreement, any European Assignment, or any assignments or other instruments of transfer delivered or to be delivered to Buyer pursuant hereto or thereto.

     4.14 INTELLECTUAL PROPERTY.

          (a) Schedule 4.14(a) lists all Registered Intellectual Property owned by, or filed in the name of, any of the Sellers (the "SELLER REGISTERED INTELLECTUAL PROPERTY") and lists any proceedings or actions before any court, tribunal (including the United States Patent and Trademark Office (the "PTO") or equivalent authority anywhere in the world) related to any of the Seller Registered Intellectual Property.

          (b) Except as set forth in Schedule 4.14(b), the Sellers (i) own and have good and exclusive title to each item of Seller Intellectual Property, including all Seller Registered Intellectual Property listed on
Schedule 4.14(a), free and clear of any Lien, (ii) have exclusive rights (and are not contractually obligated to pay any compensation to any third party in respect thereof under any license of rights, covenant not to sue, settlement, or other agreement) to the use thereof or the material covered thereby in connection with the services or products in respect of which the Seller Intellectual Property is being used, and (iii) no contracts, licenses, or agreements exist (other than those set forth on Schedule 4.14(d)) to which a Seller is party with respect to any of the Seller Intellectual Property.

          (c) Except as set forth in Schedule 4.14(c), (i) each Seller is the exclusive owner of all trademarks, service marks, and trade names used in connection with the operation or conduct of its businesses as currently conducted, including the sale of any products or technology or the provision of any services by such Seller; (ii) each Seller is the exclusive owner of, and has good title to, all copyrighted works that are such Seller's products or other works of authorship which such Seller otherwise purports to own; and
(iii) to the extent that any work, invention, or material has been developed or created by a third party for any Seller, such Seller has a written agreement with such third party with respect thereto and such Seller thereby has obtained ownership of, and is the exclusive owner of, all Intellectual Property in such work, material or invention by operation of law or by valid assignment.

          (d) Except as set forth in Schedule 4.14(d), no Seller has transferred ownership of or granted any license of or right to use or authorized the retention of any rights to use any Intellectual Property that is or was Seller Intellectual Property, to any other person. Schedule 4.14(d) sets forth a complete list of all licenses, sublicenses, and other agreements pursuant to which any person is authorized to use any Seller Intellectual Property or any material trade secret relating to the Acquired Assets, and includes the identity of all parties thereto, a description of the nature and subject matter thereof, the applicable royalty, and the term thereof. The execution and delivery of this Agreement by the Sellers and the Partners, and the consummation of the transactions contemplated hereby, will not cause any Seller or Partner to be in violation or default under any such license, sublicense, or agreement, nor entitle, by its terms, any other party to any such license, sublicense, or agreement to terminate or modify such license, sublicense, or agreement.

          (e) Except as set forth in Schedule 4.14(e), the Seller Intellectual Property constitutes all of the Intellectual Property and Related Technology used in or, to the Best Knowledge of the Sellers and the Partners, that is needed in order to conduct the businesses of the Sellers as currently conducted by the Sellers, or as reasonably contemplated to be conducted, including, without limitation, the design, development, distribution, marketing, manufacture, use, import, license and sale of the products, technology and services of the Sellers (including products, technology or services currently under development) relating to the Acquired Assets. Except as set forth in Schedule 4.14(e), no person who has licensed Intellectual Property or Related Technology to any Seller has ownership rights or license rights to improvements made by any Seller in such Intellectual Property or Related Technology which has been licensed to such Seller.

          (f) Except as set forth in Schedule 4.14(f), the operation of the businesses of the Sellers as they are currently conducted by the Sellers or as reasonably contemplated to be conducted (including but not limited to the design, development, distribution, marketing, use, import, manufacture, license and sale of the products, technology or services (including products, technology or services currently under development) of the Sellers), in each case as related to the Acquired Assets, has not, does not and will not infringe or misappropriate the Intellectual Property of any person, violate the rights of any person (including rights to privacy or publicity), or constitute unfair competition or trade practices under the laws of any jurisdiction. No Seller or Partner has received notice nor have any claims been asserted or threatened against any Seller or Partner or, to the Best Knowledge of the Sellers and the Partners, any of their respective customers, from any person claiming that such operation or any act, product, technology or service (including products, technology or services currently under development) of such Seller or Partner infringes or misappropriates the Intellectual Property of any person or that any Seller or Partner has engaged in unfair competition or trade practices under the laws of any jurisdiction (nor to the Best Knowledge of the Sellers and Partners is there any basis therefor).

          (g) Each item of Seller Registered Intellectual Property is valid and subsisting, all necessary registration, maintenance and renewal fees in connection with such Seller Registered Intellectual Property have been paid and all necessary documents and certificates in connection with Seller Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Registered Intellectual Property.

          (h) Each Seller has taken all reasonable steps that are required to protect such Seller's rights in confidential information and trade secrets of such Seller or provided by any third party to such Seller, it being understood that "reasonable steps" shall include, without limitation, entering into written confidentiality agreements with consultants or other third parties having access to Sellers' confidential information.

          (i) Except as set forth in Schedule 4.14(i), there are no contracts, licenses or agreements between any Seller and any other person with respect to any Seller Intellectual Property under which there is any dispute, to the Best Knowledge of any Seller or Partner, regarding the scope of such agreement, or performance under such agreement including with respect to any payments to be made or received by any Seller.

          (j) Except as set forth in Schedule 4.14(j), no Seller or Partner has any currently pending claim against any person for infringing or misappropriating any Seller Intellectual Property.

          (k)  Except as set forth in Schedule 4.14(k), no Seller
Intellectual Property or product, technology or service of any Seller is subject to any proceeding or outstanding decree, order, judgment, agreement or stipulation that restricts in any manner the use, transfer or licensing thereof by any Seller or Partner or may affect the validity, use or enforceability of such Seller Intellectual Property.

          (l) No (i) product, technology, service or publication of any Seller or (ii) material published or distributed by any Seller is defamatory, or constitutes false advertising, or with respect to other laws or regulations otherwise violates such laws or regulations in a manner that would have a Seller Collective Material Adverse Effect.

          (m) Neither this Agreement nor any transactions contemplated by this Agreement will, pursuant to the express terms of any contract or agreement to which any Seller is a party, result in Buyer's granting any rights or licenses with respect to the Intellectual Property of Buyer to any third party.

          (n) None of the Sellers' professional services agreements with its end user customers, its agreements with outside consultants for the performance of professional services on behalf of a Seller or customer of a Seller, nor any agreement or license with any end user or reseller of a Seller's products confers upon any party (other than a Seller) any ownership right with respect to any Intellectual Property or Related Technology developed in connection with such agreement of license.

          (o) To the extent any Acquired Assets include Commercial Software Rights (the "ACQUIRED COMMERCIAL SOFTWARE RIGHTS"), none of the Sellers or Partners has breached or violated the terms of its license, sublicense, or other agreement relating to any Acquired Commercial Software Rights, and the Seller and/or Partner assigning such Acquired Commercial Software Rights to the Buyer has a valid right to use such Acquired Commercial Software Rights under such licenses and agreements. None of the Sellers or Partners or any Affiliate thereof is or will be as a result of the execution and delivery of this Agreement or the performance of the Sellers' and Partners' obligations hereunder, in violation of any license, sublicense, or agreement relating to the Acquired Commercial Software Rights. No claims with respect to the Acquired Commercial Software Rights have been asserted or, to the Best Knowledge of each Seller and each Partner, are threatened by any person against any Seller or Partner in connection with any Acquired Commercial Software Right. To the Best Knowledge of the Sellers and the Partners, there is no material unauthorized use, infringement, or misappropriation of any Acquired Commercial Software Right by any Seller or Partner or any Affiliate, employee or former employee of any Seller or Partner. To the Best Knowledge of the Sellers and the Partners, no Acquired Commercial Software Right is subject to any outstanding order, judgment, decree, stipulation, or agreement restricting in any matter the use thereof by any Seller or Partner, or any Affiliate of any Seller or Partner.

     4.15 AGREEMENTS, CONTRACTS AND COMMITMENTS. Except as contemplated by this Agreement or as set forth on Schedule 4.15, none of the Sellers or Partners currently has, is a party to, or is bound by with respect to any Acquired Asset or any employee:

                    (i)  any collective bargaining agreements;

                   (ii) any agreements or arrangements with any employee that contain any severance pay or post-employment liabilities or obligations;

                  (iii)  any stock option, stock purchase, stock
appreciation, bonus, deferred compensation, pension, severance, profit sharing or retirement plans, or any other employee benefit plans or arrangements;

                   (iv) any agreement, contract, or commitment relating to the disposition or acquisition of assets or any interest in any business enterprise;

                    (v) any employment or consulting agreement with an employee or individual consultant or salesperson or consulting or sales agreement;

                   (vi) any agreement (or group of related agreements) for the lease of personal property to or from any person or entity (which, for purposes of this Section 4.15(vi) shall not include any license of any Commercial Software Right or any contract set forth in Schedule 4.14(f));

                  (vii) any agreement of indemnification or guaranty (other than as set forth in standard end-user license agreements entered into by the Sellers in the Ordinary Course of Business);

                 (viii) any agreement entered otherwise than in the Ordinary Course of Business;

                   (ix) any agreement for which completion of performance by the Seller party to such agreement (without giving effect to the transactions contemplated hereby) under the terms of such agreement would be reasonably likely to result in a Seller Material Adverse Effect;

                    (x) any agreement (or group of related agreements) that could reasonably be expected to impair or encumber the Acquired Assets (including, without limitation, any restrictions on the marketing, license, and distribution of the Software);

                   (xi) any agreement (or group of related agreements) relating to the purchase of materials or capital expenditures for use in connection with the conduct of the Sellers' businesses in France and involving future payments in excess of $15,000 in the aggregate;

                  (xii) any agreement (or group of related agreements) under which payment has already been received by the Sellers (whether in whole or in part) but which requires the performance of services after the date hereof (including invoicing any customer on services not fully delivered and performed at the date of such invoice);

                 (xiii) any agreement or obligation pursuant to which any Seller is obligated to provide maintenance services for a period in excess of one year from the date of such agreement or the date of any renewal thereof effected in the Ordinary Course of Business;

                  (xiv) any agreement (including invoices) relating to the provision of maintenance or services outside the Ordinary Course of Business;

                   (xv)  any fidelity or surety bond or completion bond;

                  (xvi) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money by the Sellers or extension of credit to the Sellers under which any Seller or Partner has imposed any Lien on any of the Acquired Assets;

                 (xvii)  any agreement concerning confidentiality;

                (xviii)  any agreement between a Partner and any Seller;

                  (xix) any construction contracts relating to the conduct of the businesses of the Sellers in France;

                   (xx) any distribution, joint marketing, development, or partnership or joint venture agreement;

                  (xxi) any agreement pursuant to which any Seller has granted, or may grant in the future, to any party a source-code license or option or other right to use or acquire source-code; or

                 (xxii) any other agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) that involves payment of $10,000 or more after the date hereof and relating to the conduct of the businesses of the Sellers in France.

     The Sellers or the Partners have delivered to the Buyer a correct and complete copy of each written agreement listed in Schedule 4.15. None of the Sellers has received written notice alleging that it has, and to the Best Knowledge of the Sellers and the Partners, no Seller has, breached, violated, or defaulted under any of the terms of or conditions of any agreement, contract, or commitment required to be set forth on Schedule 4.14(d),
Schedule 4.14(e), Schedule 4.14(f), or Schedule 4.15 (any such agreement, contract, or commitment, a "CONTRACT"). Each Contract is in full force and effect and, to the Best Knowledge of the Sellers and the Partners or except as otherwise disclosed in Schedule 4.15, is not subject to any default thereunder by any party obligated to a Seller pursuant thereto.

     4.16 POWERS OF ATTORNEY. There are no outstanding powers of attorney executed on behalf of a Seller or a Partner in respect of any Acquired Asset.

     4.17 INTERESTED PARTY TRANSACTIONS. No Partner (nor any Affiliate (other than a Seller), ancestor, sibling, descendant or spouse of any Partner, or any trust, partnership or corporation in which any of such persons has an economic interest), has, directly or indirectly, (i) an economic interest in any entity which furnishes or sells, services or products that any Seller furnishes or sells using the Acquired Assets; (ii) an economic interest in any entity that purchases from or sells or furnishes to any Seller any goods or services related to the Acquired Assets; or (iii) a beneficial interest in any Contract; PROVIDED, HOWEVER, that no Partner (or Affiliate (other than a Seller), ancestor, sibling, descendant or spouse of any Partner, or any trust, partnership, or corporation in which any of such persons has an economic interest) shall be deemed to have such an interest solely by virtue of holding less than five percent (5%) of the outstanding voting stock of a corporation whose equity securities are traded on a recognized stock exchange in the United States or Europe or quoted on The Nasdaq Stock Market.

     4.18 LITIGATION. There is no action, suit, proceeding, claim, arbitration, or, to the Best Knowledge of the Sellers and the Partners, any investigation pending before any court or administrative agency against any Seller or Partner (or any Affiliate of any Seller or Partner or any officer, director, or partner of any Seller or any Affiliate of any Seller in their capacity as such) that relates directly or indirectly to any Acquired Asset, the adverse determination of which could result, with respect to any Seller, in a Seller Material Adverse Effect, or that questions the validity of this Agreement or of any action taken to or to be taken pursuant to or in connection with this Agreement. To the Best Knowledge of the Sellers and the Partners, no such action, proceeding, claim, arbitration, or investigation has been threatened, and neither the Sellers nor the Partners are aware of any reasonable basis for any such action, suit, proceeding, claim, arbitration, or investigation. There are no judgments, orders, decrees, citations, fines, or penalties heretofore assessed against any Seller or Partner affecting the businesses relating to the Acquired Assets under any federal, state, local, or foreign law. No Governmental Entity has at any time challenged or questioned in writing, or to the Best Knowledge of the Sellers and the Partners, otherwise challenged or questioned, the legal right of any of the Sellers to manufacture, offer, or sell any product related to the Acquired Assets in the present manner or style thereof.

     4.19 INSURANCE. There is no claim by any Seller pending under any insurance policy or fidelity bond covering the Acquired Assets. All premiums payable under all such policies and bonds have been paid, and the Sellers are otherwise in compliance with the terms of such policies and bonds. Such policies of insurance and bonds are of the type and in amounts customarily carried by persons conducting businesses similar to those of the Sellers in the jurisdictions in which the Sellers operate.

     4.20 ENVIRONMENTAL MATTERS.

          (a) To the Best Knowledge of the Sellers and the Partners, no Chemical Substance or Extremely Hazardous Substance is present in, on or under any property subject to any Assumed Lease and which has been used in connection with any Acquired Asset in an amount that could reasonably be expected to require remediation in an amount or concentration that would have a Seller Material Adverse Effect with respect to the Seller operating on such real property.

          (b) To the Best Knowledge of the Sellers and the Partners, none of ISSUK, ISSGR, ISSFD, and ISSP has transported, stored, used, manufactured, Released or exposed its employees or any other person to any Chemical Substance or Extremely Hazardous Substance in violation of any applicable statute, rule, regulation, order or law such that a claim arising therefrom is reasonably foreseeable.

          (c) To the Best Knowledge of the Sellers and the Partners, each of ISSUK, ISSGR, ISSFD, and ISSP is in compliance in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder and which relate to the Acquired Assets. No Seller has received any written notice and, to the Best Knowledge of the Sellers and the Partners, there is no past or present condition or practice of the businesses conducted by such Seller which forms or could be reasonably expected to form the basis of any material claim, action, suit, proceeding, hearing or investigation against the Acquired Assets, arising out of the manufacture, processing, distribution, use, treatment, storage, transport, or handling, or the Release or threatened Release into the Environment, of any Chemical Substance or Extremely Hazardous Substance by such Seller with respect to the Acquired Assets.

     4.21 BROKERS' AND FINDERS' FEES. No Seller or Partner has incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby

     4.22 EMPLOYEE BENEFIT PLANS AND COMPENSATION.

          (a) For purposes of this Section 4.22, the following terms shall have the meanings set forth below:

                    (i) "AFFILIATE" shall mean any other person or entity under common control with any Seller within the meaning of Section 414(b),
(c), (m) or (o) of the Code and the regulations thereunder.

                   (ii) "EMPLOYEE PLAN" shall refer to any plan, program, policy, practice, contract, agreement or other arrangement providing for bonuses, severance, termination pay, deferred compensation, pensions, profit sharing, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether formal or informal, written or otherwise, funded or unfunded and whether or not legally binding, including without limitation, each plan which is or has been maintained, contributed to, or required to be contributed to, by any European Company for the benefit of any Employee, and pursuant to which any European Company has or may have any material liability, contingent or otherwise.

                  (iii) "EMPLOYEE" shall mean any current, former, or retired employee, consultant, officer, or director of any Seller or any Affiliate.

                   (iv) "EMPLOYEE AGREEMENT" shall refer to each employment, severance, consulting or similar agreement or contract and any amendments thereto, whether written or oral and whether or not legally binding, between any European Company and any Employee.

          (b)  SCHEDULES.

                    (i) Schedule 4.22(b)(i) contains an accurate and complete list of each Employee Plan and each Employee Agreement, together with a schedule of all Liabilities under each such Employee Plan. Except as set forth in Schedule 4.22(b)(i), none of the European Companies has any plan or commitment, whether legally binding or not, to establish any new Employee Plan or Employee Agreement, to modify any Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Buyer in writing, or as required by this Agreement), or to enter into any Employee Plan or Employee Agreement, nor does it have any intention or commitment to do any of the foregoing.

                   (ii) The names of all officers, employees, consultants and agents of each European Company are set forth on Schedule 4.22(b)(ii).

          (c) DOCUMENTS. The European Companies have provided to Buyer, (i) correct and complete copies of all documents embodying each Employee Plan and each Employee Agreement, including all amendments thereto and copies of all forms of agreement and enrollment used therewith; (ii) the most recent annual actuarial valuations, if any, prepared for each Employee Plan; (iii) all taxing or other governmental authority opinion, notification or determination letters and rulings relating to Employee Plans and copies of all applications and correspondence to or from any taxing or other governmental authority with respect to any Employee Plan;
(iv) if the Employee Plan is funded, the three (3) most recent years of annual and periodic accounting of Employee Plan assets; (v) all material agreements and contracts relating to each Employee Plan, including but not limited to, administrative service agreements, group annuity contracts and group insurance contracts; (vi) all communications material to any Employee or Employees of the European Companies relating to any Employee Plan and any proposed Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any Liability to any European Company; (vii) all correspondence with the French labor inspector or other labor authorities; and (viii) all documents relating to the functioning (including elections) of any workers' representative committee.

          (d) EMPLOYEE PLAN COMPLIANCE. (i) Each of the European Companies has performed all obligations required to be performed by it under each Employee Plan, each Employee Agreement and with respect to its workers' representative committee, and each Employee Plan, each Employee Agreement and each workers' representative committee has been established and maintained in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including applicable French law;
(ii) there are no actions, suits or claims pending, or, to the Best Knowledge of any Seller or Partner, threatened or anticipated (other than routine claims for benefits) against any Employee Plan or against the assets of any Employee Plan or under any Employee Agreement or relating to the workers' representative committee; (iii) each Employee Plan can be amended, terminated or otherwise discontinued after the consummation of the transactions contemplated hereby in accordance with its terms, without liability to any European Company, Buyer, or their respective Affiliates (other than ordinary administration expenses typically incurred in a termination event); (iv) there are no inquiries or proceedings pending or, to the Best Knowledge of any Seller or any Partner, threatened by any governmental authority with respect to any Employee Plan, any Employee Agreement or such Seller's workers' representative committee; (v) no Employee Plan has any unfunded Liabilities that will not be offset by insurance or fully accrued; and (vi) none of the European Companies is subject to any penalty or Tax with respect to any Employee Plan, any Employee Agreement or such European Company's workers' representative committee.

          (e) PENSION PLANS. No Seller now has, nor has it ever, maintained, established, sponsored, participated in, or contributed to, any pension plan which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code. None of the Sellers has any retirement or pension plans other than as set forth on Schedule 4.22(e).

          (f) NO POST-EMPLOYMENT OBLIGATIONS. No Employee Plan provides, or imposes any obligation to provide life insurance, health or other employee benefits to any Employee upon his or her retirement or termination of employment for any reason, except as may be required by applicable law, and none of the European Companies has represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) that such Employee(s) would be provided with life insurance, health or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by applicable law. Except to the extent (if any) to which provision or allowance has been made in the Seller Financial Statements or is otherwise required in connection with the transactions contemplated by this Agreement, no Liability has been incurred by any European Company to make any redundancy payments or any protective awards or to pay damages or compensation (or wrongful or unfair dismissal or for failure to comply with any order for the reinstatement or re-engagement of any employee) and no gratuitous payments has been made or promised by any European Company in connection with the actual or proposed termination or suspension of employment or variation or any contract of employment of any present or former director or employee. Except as required by law, no condition exists that would prevent Buyer from terminating or amending any Employee Plan.

          (g) NO VIOLATIONS. None of the Sellers nor any Affiliate has, prior to the Closing and in any material respect, violated any of the health care continuation requirements of Section 4980B(f) of the Code (and Sections 600-608 of ERISA) or any similar provisions of U.S. state or French or other substantially similar foreign law applicable to its Employees.

          (h) EFFECT OF TRANSACTION. The execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) under any Employee Plan, Employee Agreement, trust or loan constitute an event that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

          (i) EMPLOYMENT MATTERS. Except as set forth on Schedule 4.22(i), each European Company (i) is in material compliance with all applicable laws respecting employment and employment practices, including without limitation, those relating to discrimination in employment, terms and conditions of employment, election of employee representatives (where applicable), obligations to consult with and inform employee representatives, calculations and accruals of vacations and of other accruals, seniority bonuses (if any), and wages and hours; (ii) is in material compliance with all applicable Safety Laws; (iii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Employees or other persons who by virtue of their activities performed on behalf of any European Company may be deemed employees within the meaning of applicable law; (iv) is not liable for any arrears of wages or any Taxes or any penalty for failure to comply with any of the foregoing; and (v) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees or other persons who by virtue of their activities performed on behalf of any Seller may be deemed employees within the meaning of applicable law (other than routine payments to be made in the normal course of business and consistent with past practice). Each European Company has paid all amounts due to its workers' representative committee, and there is no outstanding claim for payment or reimbursement of expenses from the workers' representative committee.

          (j) LABOR. No work stoppage or labor strike against any European Company is pending, or to the Best Knowledge of any Seller or any Partner, threatened. None of the European Companies is involved in or has been threatened with any labor dispute, grievance, or litigation relating to labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in Liability to any European Company or

Buyer. None of the European Companies has engaged in any unfair labor practices which could, individually or in the aggregate, directly or indirectly result in a Liability to any European Company, Buyer or any Affiliate of any European Company or Buyer. None of the European Companies is presently, nor has it in the past, been a party to, or bound by, any agreement negotiated with its Employees other than the collective bargaining agreements "National Collective Bargaining Agreement for Import-Export" and "National Collective Bargaining Agreement for Technical Studies Offices" between ISSFD and ISSP and their Employees, respectively, and no collective bargaining agreement is being negotiated by any Seller.

          (k) NO INTERFERENCE OR CONFLICT. To the Best Knowledge of each Seller and each Partner, no shareholder, officer, employee or consultant of any Seller is obligated under any contract or agreement subject to any judgement, decree or order of any court or administrative agency, that would interfere with such person's efforts to promote the interests of any Seller or that would interfere with any Seller's business related to the Acquired Assets. Neither the execution nor delivery of this Agreement, nor the carrying on of the business related to the Acquired Assets nor any activity of such officers, directors, employees or consultants in connection with the carrying on of the business as presently conducted or proposed to be conducted, will, to the Best Knowledge of any Seller or Partner, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract or agreement under which any of such officer's, directors, employees or consultants is now bound.

          (l) FIXED TERM AGREEMENTS. There is no existing or previous employee of either ISSFD or ISSP under a fixed term employment contract who could make a valid claim that he or she has an agreement of indefinite duration.

          (m) NO LIABILITY. Buyer will not have any Liability for making payments or providing benefits of any kind to any Employee or former Employee of any Seller who does not become an Employee of Buyer (including, without limitation, (A) as a result of the sale of the Acquired Assets or as a result of the termination by the Sellers of any Employees or decision by the Buyer not to hire any such Employee, (B) any obligation to provide former Employees of the Sellers (including individuals who become former Employees by reason of the consummation of the transactions contemplated by this Agreement) so-called COBRA continuation coverage (with respect to U.S. Employees of Sellers), (C) any Liability in respect of medical and other benefits for existing and future retirees of the Sellers and for claims made after Closing in respect of costs and expenses incurred prior to Closing, (D) any Liability in respect of work-related employee injuries or worker's compensation claims by employees or former employees of the Sellers, and (E) any Liability in respect of employee bonuses payable to former employees of the Sellers.

          (n) Schedule 4.22(n) sets forth the current job title and the annual base salary of each employee of each European Company.

     4.23 ISSUK EMPLOYMENT MATTERS.

          (a) The UK Excluded Employees are employees of the UK Business and are the only employees of the UK Business, and full and accurate details have been disclosed to the Buyer of the UK Excluded Employees' ages, length of service and terms and conditions of employment

(including any arrangements or expectation, whether or not having the force of law, as to future variations) including rates of remuneration, benefits in kind, bonuses and commissions, notice periods, pensions, health insurance and life insurance.

          (b) ISSUK has not offered a contract of employment or of services to any person other than the UK Excluded Employees.

          (c) There is no dispute between ISSUK and any UK Excluded Employee or previous employee of the UK Business, any appropriate representative (as that expression is used in the Transfer Regulations and Chapter II of TULRCA), trade union, or staff association or works council representative and, to the Best Knowledge of ISSUK and the Partners, there are no circumstances likely to give rise to the same.

          (d) ISSUK has not in the past 12 months given notice of any redundancies to the relevant Secretary of State nor started consultations with any trade unions or appropriate representatives under the provisions of Chapter II or TULRCA nor failed to comply with any obligation under Chapter II of TULRCA.

          (e) There are no inquiries or investigations existing, pending or threatened into ISSUK in relation to the UK Business by the Equal
Opportunities Commission or the Commission for Racial Equality or other similar body.

          (f) There is no person previously employed in the UK Business who now has or will have a right to return to work (including for reasons connected with maternity leave or absence by reason of illness or incapacity) or a right to be reinstated or re-engaged in the UK Business or to any compensation.

          (g) None of the Sellers or the Partners is under any liability or obligation to give or make, nor has it given or made any ex-gratia arrangement or promise to pay, any pensions, gratuities, superannuation allowances or the like to any of the UK Excluded Employees nor to any of its past or present officers, employees, consultants or their dependents and there are not now any retirement benefit, pension or death benefit or similar schemes or arrangements in relation to or binding on ISSUK.

     4.24 INSOLVENCY. No insolvency proceedings of any character, including bankruptcy, receivership, reorganization, composition, "redressement judiciaire," "liquidation judiciare," administration, winding up, or arrangement with creditors, voluntary or involuntary, affecting any of the Acquired Assets are pending or, to the Best Knowledge of the Sellers and the Partners, are threatened, and no Seller has made any assignment for the benefit of creditors, or taken any other action which would constitute the basis for the institution of such insolvency proceedings nor has an interim order under the Insolvency Act 1986 (U.K) been made in respect of either of the Partners.

     4.25 CONSENTS. Schedule 4.25 sets forth a true, correct, and complete list of the identities of any person or entity (including a Governmental Entity) whose consent or approval is required, and the matter, agreement, or contract to which such consent relates, in connection with the transfer, assignment or conveyance by any Seller of any Acquired Asset.

     4.26 BOOKS AND RECORDS. The books and records of each of the Sellers related to the businesses associated with the Acquired Assets (i) are accurate in all material respects, (ii) have been materially maintained in accordance with applicable laws and with generally accepted practices and standards in the jurisdiction(s) in which such Seller operates, and (iii) are in such Seller's possession or under its control. The Acquired Assets include all rights (but, other than with respect to ISSFD or ISSP, not equipment or material) necessary to maintain such records, and the Buyer will not be dependant upon any other rights (but, other than with respect to ISSFD or ISSP, not equipment or material) to enable it to continue to maintain the same consistent with the current practices of the Sellers.

     4.27 BUSINESS PRACTICES. To the Best Knowledge of the Sellers and the Partners, no officer, agent, or employee of any of the Sellers has paid any bribe or used any of the Acquired Assets unlawfully to obtain advantage for any person or otherwise taken any action that would result in a violation of the United States Foreign Corrupt Practices Act of 1977 or any similar law or regulation applicable to any Seller or Partner or any employee, agent, or Affiliate thereof. Without limiting the foregoing, to the Best Knowledge of each Seller and each Partner, none of the Sellers or any of their officers, employees, agents, or Affiliates has (i) directly or indirectly given or agreed to give any illegal gift, contribution, payment, or similar benefit to any supplier, customer, governmental official, or employee or other person who was or is in a position to help or hinder the business of any Seller (or assist in connection with any actual transaction) or made or agreed to make any illegal contribution, or reimbursed any illegal political gift or contribution made by any other person or entity, to any candidate for United States federal, state, or local office or any public office in any jurisdiction outside the United States, in any event (A) which may subject any Seller to any damage or penalty in any civil, criminal, or governmental litigation or proceeding or (B) the non-continuation of which has had or could have, individually or in the aggregate, an adverse effect on the business of any Seller. To the Best Knowledge of the Sellers and the Partners, no Seller or any of their officers, employees, agents, or Affiliates has established or maintained any unrecorded fund or asset or intentionally made any materially false entries on any books or records for any purpose.

     4.28 YEAR 2000 COMPLIANCE. All Acquired Assets are designed to be used prior to, during, and after the calendar year 2000 A.D. and that the Acquired Assets will operate during each such time period without error relating to date data, specifically including any error relating to, or the product of, date data which represents or references different centuries or more than a century. Without limiting the generality of the foregoing, each of the Sellers and the Partners further represents and warrants that the Acquired Assets (i) will not abnormally end or provide invalid or incorrect results as a result of date data, specifically including date data which represents or references different centuries or more than one century; (ii) has been designed to ensure year 2000 compatibility, including, but not limited to, date data century recognition, calculations which accommodate same century and multi-century formulas and date values, and date data interface values that reflect the century; and (iii) includes Year 2000 Capabilities. The representation and warranties set forth in this Section 4.28 shall not apply to the Acquired Commercial Software Rights.

     4.29 PRODUCT WARRANTIES; DEFECTS; LIABILITIES. Each product manufactured, sold, licensed, leased, or delivered by any of the Sellers has been in conformity with all applicable contractual commitments and all express and implied warranties except where the failure to be in such conformity would not have a Seller Collective Material Adverse Effect. None of the Sellers has any Liability (and to the Best Knowledge of each Seller and each Partner, there is no current reasonable basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) for replacement or repair thereof or other damages in connection therewith. No product manufactured, sold, licensed, leased, or delivered by any of the Sellers is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale, license, or lease or beyond that implied or imposed by applicable law. Schedule 4.29 includes a copy of the standard terms and conditions of sale, license, or lease for each of the Sellers.

     4.30 LIMITED WARRANTIES. Except as set forth in this Agreement and the Seller Schedules, no Seller or Partner shall be deemed to have made any other representation or warranty in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

                                  ARTICLE V

              REPRESENTATIONS AND WARRANTIES OF PEREGRINE

     Peregrine hereby represents and warrants to the Sellers and the Partners as follows:

     5.1 ORGANIZATION OF BUYER. Peregrine is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and each wholly owned subsidiary of Peregrine which is designated as a "Buyer" hereunder is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation. Peregrine (and each wholly owned subsidiary of Peregrine deemed a "Buyer" hereunder) has the corporate power to own its properties and to carry on its business as now being conducted. Peregrine (and each wholly owned subsidiary of Peregrine deemed a "Buyer" hereunder) is duly qualified and licensed to do business and is in good standing in each jurisdiction where the character of the properties owned, leased, or operated by it or the nature of its activities makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not have a Peregrine Material Adverse Effect.

     5.2 AUTHORITY. Peregrine (and any wholly-owned subsidiary of Peregrine designated as a "Buyer" pursuant to this Agreement) has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Peregrine (and any wholly-owned subsidiary designated as a "Buyer" pursuant to this Agreement). This Agreement has been duly executed and delivered by Peregrine and constitutes the valid and binding obligation of Peregrine, enforceable in accordance with its terms. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby, will not result in a Conflict with (i) any provisions of the Certificate of Incorporation or Bylaws of Peregrine or constituent documents of any other Buyer, or (ii) any mortgage, indenture, lease, contract, or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or representation applicable to Peregrine or on which Peregrine's business (or business of any Buyer other than Peregrine), financial condition, operations or prospects is substantially dependent, the breach, violation, default, termination, or forfeiture of which would result in a Peregrine Material Adverse Effect or which would materially affect the ability of Peregrine (or any wholly owned subsidiary of Peregrine designated as a "Buyer" hereunder) to fulfill its obligations under this Agreement or the European Assignments. No material consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or third party, is required by or with respect to Peregrine in connection with the execution and delivery of this Agreement by Peregrine or the consummation by Peregrine (or any wholly-owned subsidiary of Peregrine which is designated as a "Buyer" hereunder) of the transactions contemplated hereby, except for such consents, approvals, orders, authorizations, registrations, declarations, and filings as may be required under applicable state and federal securities laws. Peregrine shall cause each wholly-owned subsidiary of Peregrine designated as a Buyer hereunder to be bound by and subject to this Agreement.

     5.3 BUYER SHARES; OPTION RESERVE. The Buyer Shares to be issued pursuant to this Agreement will, when issued and delivered in accordance with this Agreement, be duly authorized, validly issued, fully paid, and non-assessable and free from any preemptive right created by statute, Peregrine's Certificate of Incorporation, Peregrine's By-laws, or any agreement to which Peregrine is a party; PROVIDED, HOWEVER, that the Buyer Shares to be issued hereunder will be subject to restrictions on transfer under applicable federal and state securities laws in the United States. Peregrine has sufficient authorized but unissued shares of its Common Stock under its Certificate of Incorporation and sufficient reserved shares under its 1994 Stock Option Plan (and 1995 French sub-plan thereto) to permit the grant of options contemplated pursuant to Section 7.16 hereto and the issuance of shares of Peregrine's Common Stock upon exercise thereof.

     5.4 SEC DOCUMENTS; BUYER FINANCIAL STATEMENTS. Peregrine has filed all forms, reports, and documents required to be filed by it with the SEC and has furnished or made available to the Sellers and the Partners true and complete copies of its Annual Report on Form 10-K for the fiscal year ended March 31, 1998 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 (collectively, the "SEC DOCUMENTS"), which Peregrine has filed with the SEC under the Exchange Act. As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. The consolidated financial statements of Peregrine, including the notes thereto, included in the SEC Documents (the "BUYER FINANCIAL STATEMENTS") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP consistently applied (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC), and fairly present the consolidated financial position of Buyer and the results of its operations and cash flows as of the respective dates and for the periods indicated therein (subject, in the case of unaudited statements, to normal audit adjustments). There has been no change in Peregrine's accounting policies except as described in the notes to the Buyer Financial Statements.

     5.5 NO MATERIAL ADVERSE CHANGE. Since June 30, 1998, Peregrine has conducted its business in the Ordinary Course of Business, and there has not occurred (i) any event, occurrence, condition, or Liability that would result, individually or in the aggregate, in a Peregrine Material Adverse Effect or (ii) any amendment to or change in Peregrine's Certificate of Incorporation or By-laws (other than an amendment to its Certificate of Incorporation approved by stockholders on September 9, 1998 increasing the authorized number of shares of Common Stock to 200,000,000, which amendment has not yet been filed with the Secretary of State of Delaware).

     5.6 LITIGATION. There is no action, suit or proceeding of any nature pending or, to the Best Knowledge of Peregrine, threatened that could reasonably be expected to (i) interfere with the consummation of the transactions contemplated by this Agreement or that questions the validity of this Agreement or of any action taken or to be taken pursuant to or in connection with the provisions of this Agreement or (ii) result in a Peregrine Material Adverse Effect.

     5.7 LEGAL COMPLIANCE. Peregrine and any wholly owned subsidiary of Peregrine deemed a "Buyer" hereunder are each in material compliance with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof, including, without limitation and where applicable, the laws, regulations, and directives of the European Economic Community, the European Community, and the European Union), the violation of which would have a Peregrine Material Adverse Effect or would otherwise adversely affect the ability of Peregrine (or any wholly owned subsidiary of Peregrine deemed a "Buyer" hereunder) to consummate the transactions contemplated by this Agreement.

                                   ARTICLE VI

                   SECURITIES ACT COMPLIANCE; REGISTRATION

     6.1 SECURITIES ACT EXEMPTION. The Buyer Shares to be issued pursuant to this Agreement will not be registered under the Securities Act in reliance on the exemptions from the registration requirements of Section 5 of the Securities Act set forth in Section 4(2) thereof and/or Regulation S promulgated thereunder. Simultaneous with the execution and delivery of this Agreement, each of the Sellers and the Partners has delivered to Peregrine an investment representation statement in the form attached hereto as EXHIBIT C.

     6.2 STOCK RESTRICTIONS. In addition to any legend imposed by applicable state securities laws, the Certificates issued pursuant to this Agreement shall bear a restrictive legend (and stop transfer orders shall be placed against the transfer thereof with Peregrine's transfer agent), stating substantially as follows:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED

          THERETO, OR AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT, OR A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.


     6.3 REPRESENTATIONS REGARDING SECURITIES LAW MATTERS. Each Partner and Seller shall be bound by the following provisions:

          (a) Such Partner or Seller will not offer, sell, or otherwise dispose of any Buyer Shares except in compliance with the Securities Act and the rules and regulations thereunder.

          (b) Such Partner or Seller will not sell, transfer or otherwise dispose of any Buyer Shares unless (i) such sale, transfer or other disposition is within the limitations of and in compliance with Rule 144 promulgated by the SEC under the Securities Act and the Partner or Seller furnishes Buyer with reasonable proof of compliance with such Rule, (ii) in the opinion of counsel, reasonably satisfactory to Buyer and its counsel, some other exemption from registration under the Securities Act is available with respect to any such proposed sale, transfer, or other disposition of Buyer Shares, or (iii) the offer and sale of the Buyer Shares is registered under the Securities Act.

     6.4 REGISTRATION RIGHTS. Peregrine agrees that the recipients of the Buyer Shares shall be entitled to the registration rights set forth in the Declaration of Registration Rights of even date herewith in the form attached hereto as EXHIBIT D.

                                   ARTICLE VII

                             ADDITIONAL AGREEMENTS

     7.1 POSSESSION; ADDITIONAL REQUIRED TRANSFERS. Effective with the execution and delivery of this Agreement, each of the Sellers and the Partners shall put Buyer into full possession and enjoyment of all the Acquired Assets. At any time and from time to time after the date hereof, each of the Sellers and/or the Partners, as the case may require, will execute and deliver such further instruments of sale, transfer, conveyance, assignment, and confirmation and take such actions as Buyer may reasonably determine necessary to transfer, convey, and assign to the Buyer, and to confirm Buyer's title to or interest in, the Acquired Assets and to put Buyer in actual possession and operating control thereof.

     7.2 ACCESS TO RECORDS AFTER CLOSING. For a period of three years after the date hereof, the Sellers, the Partners, and their representatives, on the one hand, and the Buyer and its representatives, on the other hand, shall have reasonable access to any books, records, documents, files, and correspondence to the extent that such access may reasonably be required in connection with matters relating to or affected by the operation of the businesses conducted with the Acquired Assets, in the case of the Sellers and the Partners prior to the date hereof and, in the case of the Buyer, after the Closing Date. Such access shall be afforded upon reasonable advance written notice, during normal business hours and at the expense of the party seeking access.

     7.3 PUBLIC DISCLOSURE. Unless otherwise required by law (including, without limitation, applicable securities laws) or, as to Peregrine, by the rules and regulations of the Nasdaq National Market, no disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement shall be made by any party hereto unless approved by Peregrine prior to release, which approval will not be unreasonably withheld.

     7.4 CONTRACTUAL CONSENTS. To the extent not obtained as of the date of this Agreement, each of the Sellers and the Partners shall promptly apply for or otherwise seek and use its best efforts to obtain, all consents and approvals required to be obtained by it for the consummation of the transactions contemplated hereby, and the Sellers and the Partners shall use their best efforts to obtain all required consents, waivers, or approvals under any of the agreements, contracts, licenses, or leases of the Sellers in order to preserve for the Buyer the benefits of the businesses associated with the Acquired Assets.

     7.5 LEGAL REQUIREMENTS. Each of Buyer, the Sellers, and the Partners will take (and the Partners will cause the Sellers to take) all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on such party with respect to this Agreement and the transactions contemplated hereby and will promptly cooperate with and furnish information to any other party hereto in connection with any such requirements imposed upon such other party in connection herewith. Each party will take all reasonable actions to obtain (and will cooperate with the other parties in obtaining) any consent, authorization, order or approval of, or any registration, declaration, or filing with, or an exemption by, any Governmental Entity, or other third party, required to be obtained or made by such party or its subsidiaries in connection with this Agreement and consummating the transactions contemplated hereby or the taking of any action contemplated thereby or by this Agreement.

     7.6 ADDITIONAL DOCUMENTS AND FURTHER ASSURANCES. Each party hereto, at the request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be reasonably necessary or desirable for effecting completely the consummation of the transactions contemplated by this Agreement.

     7.7 NOTIFICATION OF CERTAIN MATTERS. The Sellers and the Partners shall give prompt notice to Buyer, and Buyer shall give prompt notice to the Sellers and the Partners, of any failure of the Sellers, the Partners, or Buyer, as the case may be, to comply with or satisfy in any material respect any covenant or agreement to be complied with or satisfied by it hereunder; PROVIDED, HOWEVER, that the delivery of any notice pursuant to this Section
7.7 shall not limit or otherwise affect any remedies available to the party receiving such notice.

     7.8 NASDAQ NATIONAL MARKET LISTING. Buyer shall, in compliance with the rules and regulations of the Nasdaq Stock Market, authorize for listing on the Nasdaq National Market the Buyer Shares issuable in connection with the transactions contemplated by this Agreement, upon official notice of issuance.

     7.9 SELLERS TAXES. The Sellers shall pay all Taxes required to be paid by them in accordance with applicable law and this Agreement.

     7.10 TRANSFER TAXES. Except as otherwise provided herein, the Sellers and/or the Partners shall be responsible for and shall pay and/or indemnify Sellers for all sales, use (but excluding California use tax), excise, value added (but excluding any VAT, if applicable, provided that the relevant European Company issues a valid and proper VAT invoice) or other similar transfer taxes ("TRANSFER TAXES") attributable to the transfer of the Acquired Assets. Buyer shall cooperate with Sellers and take all reasonable steps to reduce or eliminate any Transfer Taxes, including, where available, electronic transmission and delivery of Acquired Assets.

     7.11 U.K. VALUE ADDED TAX.

          (a) The Buyer and ISSUK shall use their reasonable endeavours to procure that section 49(1) of the Value Added Tax Act 1994 ("VATA"), and
Article 5 of the Value Added Tax (Special Provisions) Order 1995 (SI 1995/1268) shall apply to the sale by ISSUK pursuant to Article II of this Agreement. For this purpose, the Buyer shall give reasonable assistance and co-operation to ISSUK to enable ISSUK as soon as is practicable to prepare and submit a written request for a determination from Customs to that effect.

          (b) The Buyer and ISSUK shall co-operate in seeking that Customs does not require ISSUK to account for VAT on the sale by it of any of the Acquired Assets pursuant to Article II of this Agreement (the "UK ACQUIRED ASSETS") prior to a determination being obtained in accordance with this
Section 7.11(b). If payment of VAT is required by Customs, the Buyer shall pay such VAT upon provision by ISSUK of a valid and proper VAT invoice.

          (c) ISSUK shall deliver to Buyer in connection with the execution of this Agreement all records required to be kept in relation to the UK Acquired Assets in relation to VAT and shall not make any request to Customs pursuant to section 49(1)(b) of VATA for permission to retain such records.

     7.12 PAYMENT OF TRADE AND OTHER CREDITORS. The Sellers shall comply with their obligation to satisfy amounts due to trade and other creditors of the Sellers through the date hereof. The Sellers shall continue to pay on a current basis and shall be responsible for all obligations included in the Assumed Liabilities through the date hereof.

     7.13 COLLECTION OF ACCOUNTS RECEIVABLE. All accounts receivable accrued on or prior to the date hereof shall remain the property of the Seller accruing such receivable. Schedule 7.13 attached hereto lists all such receivables accrued by each such Seller through the date indicated thereon for such Seller, specifying the identity of the person or entity owing such receivable, the product or services provided, the amount owing, and the date of the most recent invoice relating to such receivable. Within ten days of the date of this Agreement, Sellers shall deliver to Buyer a supplemental schedule identifying and providing equivalent information with respect to all accounts receivable accrued by each such Seller from the date immediately following the date indicated as being applicable to such Seller on Schedule
7.13 through the date hereof. All accounts receivable accrued with respect to any Acquired Asset after the date hereof shall be the property of the Buyer. The parties agree that if either receives or collects accounts receivable allocated to the other pursuant to this Agreement, such party shall promptly remit such amounts received or collected to the other.

The parties shall use commercially reasonable efforts to assist in the collection of trade accounts receivable allocated to the other pursuant to this Agreement.

     7.14 EMPLOYEE CONSULTATION. Buyer acknowledges and agrees that it shall, prior to terminating the employment of any employee of ISSUK, ISSGR, ISSP, or ISSFD at any time within 180 days of the date hereof, disclose its intent to terminate such employee to Pierre Favier and shall consult with Mr. Favier concerning the rationale for such termination and the procedures for effecting such termination.

     7.15 U.K. EMPLOYEE AND PENSION MATTERS; EUROPEAN EMPLOYMENT LIABILITY INDEMNIFICATION.

          (a) ISSUK has complied and shall comply in all respects with regulation 10 of the Transfer Regulations and sections 188 and 193 of TULRCA and shall provide any information to the Buyer in relation to its compliance or otherwise as the Buyer may reasonably request. The Buyer shall give any information as ISSUK may reasonably request to enable ISSUK to comply with regulation 10 of the Transfer Regulations and section 188 of TULRCA.

          (b) The Sellers and each of the Partners shall indemnify and hold harmless Peregrine, any wholly-owned subsidiary of Peregrine designated as a "Buyer" hereunder (and at the Buyer's direction, any person to whom any of the obligations and liabilities in respect of which the Buyer is indemnified shall have been transferred under the Transfer Regulations), and each of their respective officers, directors, agents, and Affiliates against all Losses incurred by any of such persons or entities, or any person or entity to whom any of the obligations and liabilities in respect of which any of such persons or entities is indemnified shall have been transferred under the Transfer Regulations, in each case, directly or indirectly, in connection with or arising from any of the dismissals by ISSUK of the UK Excluded Employees, the dismissal within 180 days of the date hereof by any Buyer of any employee of ISSGR, ISSFD, or ISSP, or the dismissal by ISSLP, ISSUS, or ISSI of any employee in accordance with Section 7.14 (each an "EMPLOYMENT LOSS" and, collectively, the "EMPLOYMENT LOSSES").

          (c) Without limiting the indemnification obligations set forth in subsection (b) above, the Sellers and each of the Partners shall indemnify Peregrine, any wholly-owned subsidiary of Peregrine designated as a "Buyer" hereunder (and at the Buyer's direction, any person to whom any of the obligations and liabilities in respect of which the Buyer is indemnified shall have been transferred under the Transfer Regulations), and each of their respective officers, directors, agents, and Affiliates, against all Losses (which shall be included within the definition of "Employment Losses") incurred by any of such persons or entities in each case, directly or indirectly, in connection with or arising from:

                    (i) any claim by or right of any appropriate representative (as that expression is used in the Transfer Regulations and in Chapter II of TULRCA), trade union, or staff association, or works council representative in respect of any person employed in the UK Business at any time on or prior to the date hereof arising from or connected with any failure or alleged failure of ISSUK to comply with its obligations to such appropriate representatives (as that expression is used in the Transfer Regulations and in Chapter II of TULRCA), trade unions, staff associations, or employee representatives or works council representatives;

                   (ii) subject to paragraph (b) above, the employment or termination of employment of any person employed in the UK Business at any time prior to the date hereof whose employment is or rights in respect of employment have been transferred to the Buyer (or such other person) under the Transfer Regulations;

                  (iii) any act done (or alleged to have been done) or omitted to be done (or alleged to have been omitted to be done) on or prior to the date hereof (in relation to any person) and after the date hereof (in relation to any person) employed in the UK Business at any time prior to the date hereof whose employment is or rights in respect of employment are transferred to the Buyer (or such other person) under the Transfer
Regulations which is deemed (or is alleged to be deemed) to be an act or omission (or alleged act or omission) of the Buyer (or other such person); and

                   (iv)  without prejudice to subparagraphs (i), (ii), and
(iii) above, any claim or demand or other legal recourse against the Buyer (or such other person) by or on behalf of any person employed in the UK Business at any time on or prior to the date hereof who claims (whether correctly or not) that his employment is or rights in respect of employment have been transferred to the Buyer (or such other person) under the Transfer Regulations.

          (d) If any contract of employment of a person employed in the UK Business at any time on or prior to the date hereof has effect as if originally made between the Buyer and such person as a result of the Transfer Regulations, then:

                    (i) the Buyer may terminate such contract within 180 days of the date hereof, subject to compliance with Section 7.14; and

                   (ii) the Sellers and the Partners shall indemnify and hold harmless Peregrine, any wholly-owned subsidiary of Peregrine designated as a "Buyer" hereunder, and each of their respective officers, directors, agents, and Affiliates against all Losses (which shall be included within the definition of "Employment Losses") incurred by any of such persons or entities (directly or indirectly) in connection with or arising from such termination and against any sums payable to or in relation to such person under his contract of employment from the date hereof to the date of such termination.

          (e) If any collective agreement between ISSUK and any trade union has not been disclosed in writing by ISSUK to the Buyer prior to the date of this Agreement and has effect as if originally made between the Buyer and the trade union as a result of the Transfer Regulations, then:

                    (i)  the Buyer may terminate such collective agreement;
and

                   (ii) the Sellers and the Partners shall indemnify and hold harmless Peregrine, any wholly-owned subsidiary of Peregrine designated as a "Buyer" hereunder, and each of their respective officers, directors, agents, and Affiliates, against all Losses (which shall be included within the definition of "Employment Losses") incurred by any of such persons or entities (directly or indirectly) in connection with or arising out of such termination and from and against any sums payable in relation to such collective agreement from the Closing Date to the date of such termination.

          (f) Without prejudice to the other provisions of this Section 7.15, ISSUK shall, at ISSUK's cost, give the Buyer (and at the Buyer's direction, any person to whom any of the obligations and liabilities in respect of which the Buyer is indemnified in subsections (b) and (c) shall have been transferred under the Transfer Regulations) any assistance which it may reasonably request from time to time to contest any claim made by any person employed in the UK Business at any time prior to Closing whose employment is or rights in respect of employment have been transferred to the Buyer (or such other person) under the Transfer Regulations.

     7.16 EMPLOYEE EQUITY INCENTIVES. Peregrine agrees to grant options under its 1994 Stock Option Plan (and 1995 French sub-plan thereto) to the employees of Sellers listed on Schedule 7.16 attached hereto. With respect to each such employee, such options shall be exercisable for the number of shares of Peregrine's Common Stock set forth across from such employee's name and shall be subject to vesting over four years, with 25% of the shares subject to each option becoming exercisable on the first anniversary of the date hereof and the remaining shares becoming exercisable at the rate of 6.25% of the shares subject to option at the end of each three-month period thereafter. The exercise price for all such options shall equal the closing sale price of Peregrine's Common Stock in trading on the Nasdaq National Market on the last trading day prior to the execution and delivery of this Agreement.

                                   ARTICLE VIII

                           DELIVERIES BY THE PARTIES

     8.1 DELIVERIES BY BUYER. Concurrently herewith, Peregrine shall deliver to the Sellers and the Partners each of the following:

          (a) REGISTRATION RIGHTS AGREEMENT. An executed copy of the Declaration of Registration Rights.

          (b) NASDAQ LISTING. A completed and executed Notification Form for Listing of Additional Shares relating to the listing of the Buyer Shares on the Nasdaq National Market.

          (c) LEGAL OPINION. A legal opinion from Wilson Sonsini Goodrich & Rosati, Professional Corporation, in substantially the form of EXHIBIT E attached hereto.

     8.2 DELIVERIES BY SELLERS AND PARTNERS. Concurrently herewith, the Seller and Partners shall deliver to the Buyer each of the following:

          (a) THIRD PARTY CONSENTS. Any and all consents, waivers, and approvals required from third parties relating to the contracts, licenses, leases, and other agreements and instruments of the Sellers shall have been obtained.

          (b) U.S. LEGAL OPINION. A legal opinion from Irell & Manella LLP, United States counsel to the Company, in substantially the form of EXHIBIT F attached hereto.

          (c) U.K. LEGAL OPINION. A legal opinion from Davenport Lyons, U.K. counsel to the Sellers, in substantially the form of EXHIBIT G attached hereto.

          (d) GERMAN LEGAL OPINION. A legal opinion from Bruckhaus Westrick Heller Lober, German counsel to the Sellers, in substantially the form of EXHIBIT H attached hereto.

     8.3  OTHER DELIVERIES.

          (a) CERTIFICATES. Buyer shall deliver certificates representing the Buyer Shares registered in the names and denominations set forth on
EXHIBIT I attached hereto.

          (b) TRANSFER DOCUMENTS. The Sellers and the Partners shall deliver to the Buyer, (i) the European Assignments, (ii) the Assignment and Assumption Agreement in the form attached hereto as EXHIBIT J; (iii) the Bill of Sale and Conveyance in the form attached hereto as EXHIBIT K; (iv) the Assignment of Trademarks in the form attached hereto as EXHIBIT L; and (v) the Assignment of Copyrights in the form attached hereto as EXHIBIT M.

                                   ARTICLE IX

                           NONCOMPETITION AGREEMENTS

     9.1 AGREEMENT OF SELLERS. Each Seller agrees, for itself and its successors and assigns that, in consideration of Buyer's purchase of the Acquired Assets, it will not during the Restriction Period, directly or indirectly through any entity which it controls:

          (a) engage anywhere in the world in any capacity (whether as an employee, agent, consultant, investor, advisor, independent contractor, proprietor, partner, officer, director, or otherwise) in software development in the market for infrastructure management software applications (including, without limitation, related help desk, asset management, facilities management, and Remote Control Management applications); or

          (b) sell, license, market, distribute, or otherwise provide any service, support, product or technology to any person or entity, or directly or indirectly engage in, run, own, manage, operate, control or invest in any business venture or activity, if such service, support, product, technology, business, venture or activity involves or relates to the market for infrastructure management software applications (including, without limitation, related help desk, asset management, facilities management, and Remote Control Management applications) anywhere in the world.

     9.2 AGREEMENT OF PARTNERS. Each Partner agrees that, in consideration of Buyer's purchase of the Acquired Assets, he or it will not during the Restriction Period, directly or indirectly through any entity which he or it controls:

          (a) engage anywhere in the world in any capacity (whether as an employee, agent, consultant, investor, advisor, independent contractor, proprietor, partner, officer, director, or otherwise) in software development in the market for infrastructure management software applications (including, without limitation, related help desk, asset management, facilities management, and Remote Control Management applications);

          (b) be or become an officer, director, shareholder, owner, Affiliate, salesperson, co-owner, partner, trustee, promoter, technician, engineer, analyst, employee, agent, representative, supplier, consultant, advisor or manager of or to, or otherwise acquire or hold any interest in, any person or entity that competes in the market for infrastructure management software applications (including, without limitation, related help desk, asset management, facilities management, and Remote Control Management applications) anywhere in the world; or

          (c) provide any service (as an employee, consultant or otherwise), support, product or technology to any person or entity, if such service, support, product or technology involves or relates to software development in the market for infrastructure management software applications (including, without limitation, related help desk, asset management, facilities management, and Remote Control Management applications) anywhere in the world.

     9.3 NONSOLICITATION. Each Partner and each Seller further agree that they will not during the Restriction Period:

          (a) personally or through others, encourage, induce, attempt to induce, solicit or attempt to solicit (on their own behalf or on behalf of any other person or entity) any employee of Buyer or any of Buyer's subsidiaries to leave his or her employment with Buyer or any of Buyer's subsidiaries;

          (b) employ, or permit any entity over which he or it exercises voting control to employ any person who shall have terminated his or her employment with Buyer or any of Buyer's subsidiaries; or

          (c) personally or through others, interfere or attempt to interfere with the relationship or prospective relationship of the Buyer or any of Buyer's subsidiaries with any person or entity that is, was or is expected to become a customer or client of the Buyer or any of Buyer's subsidiaries.

     9.4 RESTRICTION PERIOD. The "RESTRICTION PERIOD" shall mean the period beginning on the date hereof and ending on the second anniversary of the date hereof.

     9.5 PERMITTED INVESTMENTS. Nothing in this Article X shall prevent the Sellers, collectively, or the Partners, individually, from owning as a passive investment less than five percent (5%) of the outstanding shares of capital stock of a publicly held company if (i) such shares are actively traded on an established national securities market in the United States or Europe or on The Nasdaq Stock Market and (ii) the Sellers or the Partner, as the case may be, are not otherwise associated directly or indirectly with such corporation or any Affiliate of such corporation.

     9.6 REMEDIES FOR BREACH. Notwithstanding any other provision of this Agreement, for purposes of this Article X, Buyer shall be entitled (in addition to any other remedy that may be available to it, including but not limited to, a claim for damages based on the stock consideration paid to the Sellers and/or the Partners by Buyer) to the extent permitted by applicable law to seek (a) a decree or order of specific performance to enforce the observance and performance of the covenants, obligations, or other provisions, and (b) an injunction restraining such breach or threatened breach. The rights and remedies of Buyer hereunder are not exclusive of or limited by any other rights or remedies which Buyer may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of Buyer hereunder, and the obligations and liabilities of the Sellers and the Partners hereunder, are in addition to their respective rights, remedies, obligations and liabilities under the law of unfair competition, misappropriation of trade secrets and the like.

                                    ARTICLE X

         SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

     10.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Sellers, the Partners, and Peregrine contained in this Agreement or in any instrument delivered pursuant to this Agreement shall terminate on the second anniversary of the date hereof; PROVIDED, HOWEVER, that the representations and warranties set forth in Sections 4.13 and 4.14 hereof (the "TITLE WARRANTIES") shall survive the Closing and continue in perpetuity, and any representations, warranties, and covenants of the Sellers and the Partners relating or pertaining to any Tax or Tax Returns related to such Tax set forth in this Agreement (all such representations, warranties, and covenants referred to collectively herein as the "TAX WARRANTY") shall survive until the expiration of all applicable statutes of limitations, or extensions thereof, governing each Tax or Tax Returns related to such Tax.

     10.2 INDEMNIFICATION.

          (a) INDEMNIFICATION BY THE SELLERS AND THE PARTNERS. The Sellers and the Partners shall jointly and severally indemnify and hold Peregrine, any wholly-owned subsidiary of Peregrine designated a "Buyer" hereunder, and each of their respective officers, directors, agents, and Affiliates, harmless against and in respect of all claims, losses, Liabilities, Liens, damages, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses of investigation and defense (hereinafter individually, a "LOSS" and collectively, "LOSSES") incurred by Peregrine, any wholly-owned subsidiary of Peregrine deemed a "Buyer" hereunder, or any of their respective officers, directors, agents, or Affiliates, directly or indirectly, as a result of (i) any inaccuracy or breach of a representation or warranty of the Sellers or the Partners contained in this Agreement or in any instrument or certificate executed and delivered by the Sellers or the Partners to the Buyer (or any Affiliate or subsidiary of the Buyer) in connection with the transactions contemplated by this Agreement, (ii) any failure by the Sellers or the Partners to perform or comply with any covenant contained in this Agreement, (iii) any Liability resulting from, or any failure of any Seller or Partner to pay, any Liability that is not an Assumed Liability, or (iv) any claim or action brought directly or indirectly by Philippe-Charles Krug-Basse against Peregrine, any wholly-owned subsidiary of

Peregrine designated as a "Buyer" hereunder, or any of their respective officers, directors, agents and Affiliates relating directly or indirectly to any Acquired Asset or as a result of this Agreement or the transactions contemplated hereby ("KRUG CLAIMS"); PROVIDED, HOWEVER, that the obligations of the Sellers and the Partners to indemnify for Employment Losses shall be as set forth in Section 7.15.

          (b) LIMITATION ON LIABILITY. Notwithstanding the foregoing, the Sellers and the Partners shall not be obligated to indemnify Peregrine, any wholly-owned subsidiary of Peregrine deemed a "Buyer" hereunder, or any of their officers, directors, agents, and Affiliates, pursuant to this Section
10.2 unless and until the amount of all Losses (excluding Employment Losses) incurred by Peregrine, any other Buyer, or their respective officers, directors, agents, and Affiliates taken as a group, exceeds $100,000 in the aggregate, in which event the Sellers and the Partners shall jointly and severally indemnify, pursuant to this Section 10.2, Peregrine, any wholly-owned subsidiary of Peregrine deemed a "Buyer" hereunder, and their respective officers, directors, agents, and Affiliates, for all Losses incurred by them in the aggregate from the first dollar of Losses. Except for any willful or fraudulent breach of the representations, warranties or covenants contained herein, the parties agree that the sole and exclusive recourse of Peregrine, any other Buyer, or any of their respective officers, directors, agents, or Affiliates against the Sellers and the Partners for any loss or claim of loss arising out of or relating to this Agreement shall be expressly limited to the indemnification provisions of this Article X; PROVIDED, HOWEVER, that the parties acknowledge and agree that (i) Buyer's recourse for Employment Losses shall be as set forth in Section 7.15; (ii) claims against the Employment Escrow Fund shall be an exclusive remedy for Employment Losses but only for so long as the Employment Escrow Fund is not depleted, after which Buyer may make claims against the Partners and the Sellers pursuant to Section 7.15; (iii) claims against the General Escrow Fund shall be an exclusive remedy for General Losses (as defined herein); and
(iv) claims against the General Escrow Fund shall be an exclusive remedy for Losses resulting from any inaccuracy or breach of the Title Warranties ("TITLE LOSSES"), Losses resulting from any inaccuracy or breach of the Tax Warranties ("TAX LOSSES"), or Losses resulting from any Krug Claim ("KRUG LOSSES") but, in each case, only for so long as the General Escrow Fund is not depleted, after which Buyer may make claims against the Partners and the Sellers pursuant to this Article X. For purposes of this Agreement, "GENERAL LOSSES" shall include all Losses other than Tax Losses, Title Losses, Employment Losses, and Krug Losses. The Sellers and the Partners shall not, in any event, be required to indemnify Peregrine, any wholly-owned subsidiary of Peregrine deemed a Buyer hereunder, or any of their respective officers, directors, agents or Affiliates for any consequential or punitive damages, including, but not limited to, loss of revenue or income, cost of capital, or loss of business reputation or opportunity relating to the breach or alleged breach of this Agreement. In no event shall the Sellers and Partners be required to indemnify Peregrine, any wholly owned subsidiary of Peregrine deemed a "Buyer" hereunder, or any of their respective officers, directors, agents or Affiliates for cumulative Losses (including Losses previously recovered) in excess of $13,000,000.

          (c) INDEMNIFICATION PROCEDURE. Subject to Section 10.2(b), upon receipt by the Partners of a certificate signed by any officer of the Buyer (an "OFFICER'S CERTIFICATE") (i) stating that Peregrine or another Buyer has paid or properly accrued or reasonably anticipates that it will have to pay or accrue Losses and (ii) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date of each such item was paid or properly accrued, or the basis for such anticipated Loss, and the nature of the misrepresentation, breach of warranty or covenant to which such item is related, the Partners shall have forty-five (45) days to object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Buyer prior to the expiration of such forty-five (45) day period.

          (d)  RESOLUTION OF CONFLICTS; ARBITRATION.

                    (i) In the event that the Partners shall object in writing to any claim or claims made in any Officers' Certificate within forty-five (45) days after delivery to the Partners of such Officer's Certificate, the Buyer and the Partners shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims.

                   (ii) If no such agreement can be reached after good faith negotiation, either the Buyer or the Partners may demand arbitration of the matter and in either such event the matter shall be settled by arbitration in accordance with Section 12.8.

          (e)  THIRD PARTY CLAIMS.

                    (i) If any third party shall notify Peregrine or another Buyer or its Affiliates with respect to any matter (hereinafter referred to as a "THIRD PARTY CLAIM"), which may result in Losses, then Peregrine or such other Buyer shall give notice to the Partners as soon as reasonably practicable, but in any event within thirty (30) days, of its becoming aware of any such Third Party Claim or of facts upon which any such Third Party Claim will be based setting forth such material information with respect to the Third Party Claim as is reasonably available to Peregrine or such other Buyer; PROVIDED, HOWEVER, that no delay or failure on the part of Peregrine or another Buyer in notifying the Partners shall relieve the Partners from any obligation hereunder unless the Partners are thereby materially prejudiced (and then solely to the extent of such prejudice). The Partners shall not be liable for any attorneys' fees and expenses or other costs of investigation or defense incurred by Peregrine or another Buyer prior to its giving notice to the Partners of a Third Party Claim.

                   (ii) In case any Third Party Claim is asserted against Peregrine, any other Buyer or their Affiliates, and Peregrine or such Buyer notifies the Partners thereof pursuant to Section 11(e)(i) above, the Partners will be entitled, if they so elect by written notice delivered to Peregrine or such Buyer within thirty (30) days after receiving Buyer's notice, to assume the defense thereof, at the expense of the Partners, so long as:

                         (a)  the Third Party Claim involves only money
damages and does not seek an injunction or other equitable relief that would reasonably impair Peregrine's ability to conduct its business, including, without limitation, its ability to market, sell, or distribute the Software acquired pursuant to this Agreement;

                         (b)  settlement of, or an adverse judgment with
respect to, the Third Party Claim is not, in the good faith judgment of Buyer, likely to establish a precedential custom or practice adverse to the continuing business interests of Buyer which could have a material adverse effect on the business or operations of Buyer; and

                         (c)  counsel selected by the Partners is reasonably
acceptable to Buyer.

          If the Partners so assume any such defense, they shall conduct the defense of the Third Party Claim actively and diligently. The Partners shall not compromise or settle such Third Party Claim or consent to entry of any judgment in respect thereof without the prior written consent of Peregrine, which consent shall not be reasonably withheld.

                  (iii) In the event that the Partners assume the defense of the Third Party Claim in accordance with Section 10.2(e)(ii) above, Buyer or its Affiliates may retain separate counsel and participate in the defense of the Third Party Claim, but the fees and expenses of such counsel shall be at the expense of Buyer unless Buyer or its Affiliates, based on the written advice of outside counsel, shall reasonably determine that there is a material conflict of interest between or among Buyer or its Affiliates and the Partners with respect to such Third Party Claim, which would prohibit joint representation under applicable standards of legal ethics, in which case the reasonable fees and expenses of such counsel will be borne by the Partners. Buyer or its Affiliates will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Partners, which consent shall not be unreasonably withheld. Buyer will cooperate in the defense of the Third Party Claim and will provide full access to documents, assets, properties, books and records reasonably requested by the Partners and material to the claim and will make available, to the extent within their control, all officers, directors and employees reasonably requested by the Partners for investigation, depositions and trial.

                   (iv) In the event that (i) the Partners fail or elect not to assume the defense of Buyer or its Affiliates against such Third Party Claim, which the Partners had the right to assume under Section 10.2(e)(ii) above, or (ii) the Partners are not entitled to assume the defense of Buyer or its Affiliates against such Third Party Claim pursuant to Section 10.2(e)(ii) above, Buyer or its Affiliates shall have the right to undertake the defense and, with the prior written consent of the Partners, which shall not be unreasonably withheld, consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim in any manner it may deem appropriate, which judgement or settlement effected pursuant to such consent shall be determinative of the validity of any claim of Loss hereunder. In each case, Buyer or its Affiliates shall conduct the defense of the Third Party Claim actively and diligently, and the Partners will cooperate with Buyer or its Affiliates in the defense of that claim and will provide full access to documents, assets, properties, books and records reasonably requested by Buyer and material to the claim and will make available all individuals reasonably requested by Buyer for investigation, depositions and trial.

                                   ARTICLE XI

                             AMENDMENT AND WAIVER

     11.1 AMENDMENT. Except as is otherwise required by applicable law, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed by Buyer and by holders of more than 50% of the Buyer Shares issued or to be issued pursuant hereto and held at any time by the Sellers and/or Partners, or by all of the Sellers and the Partners in the case of an amendment to Article X.

     11.2 EXTENSION; WAIVER. Buyer and the Sellers and the Partners may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE XII

                               GENERAL PROVISIONS

     12.1 NOTICES. Any request, communication, or other notice required or permitted hereunder shall be in writing and shall be deemed to have been duly given if sent by facsimile or delivered by recognized overnight or international courier service or personal delivery (as the situation may require) at the respective address or facsimile number of the party receiving notice as set forth below. Any party hereto may by notice so given change its address or facsimile number for future notice hereunder. All such notices and other communications hereunder shall be deemed given (i) upon confirmation of delivery, if sent by facsimile and (ii) upon delivery, if sent by recognized overnight or international courier service or personal delivery.

          (a)  if to Buyer, to:

               Peregrine Systems, Inc.
               12670 High Bluff Drive
               San Diego, California 92130 U.S.A.
               ATTN:  Richard T. Nelson, General Counsel
               Telephone No.:  (619) 481-5000
               Facsimile No.:    (619) 794-5057

               with a copy (which shall not constitute notice) to:

               Wilson, Sonsini, Goodrich & Rosati, P.C.
               650 Page Mill Road
               Palo Alto, California 94304-1050 U.S.A.
               ATTN:  Douglas H. Collom
               Telephone No.:  (650) 493-9300
               Facsimile No.:    (650) 493-6811

          (b)  if to a Seller or Partner, to:

               Pierre Favier
               17ter Alle des Brandons
               38240 Meylan, France
               Telephone No.:  33-0-476-5242-22
               Facsimile No.:    33-0-476-5242-20

               and to:

               Yannick Le Bihan
               4 Le Clos
               38190 Froges, France
               Telephone No.:  33-0-476-5242-22
               Facsimile No.:   33-0-476-5242-20

               with a copy (which shall not constitute notice) to:

               Irell & Manella, LLP
               1800 Avenue of the Stars, Suite 900
               Los Angeles, California 90067-4276 U.S.A.
               ATTN:  Elliot Freier and Andrew Gross
               Telephone No.:  (310) 277-1010
               Facsimile No.:    (310) 203-7199

     12.2 EXPENSES. All fees and expenses incurred in connection with this Agreement including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties incurred by a party hereto, in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses.

     12.3 INTERPRETATION. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The word "agreement" when used herein shall be deemed in each case to mean any contract, commitment or other agreement, whether oral or written, that is legally binding. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     12.4 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

     12.5 ENTIRE AGREEMENT; ASSIGNMENT. This Agreement, the schedules and exhibits hereto, and the documents and instruments and other agreements among the parties hereto referenced herein (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (b) shall not be assigned by operation of law or otherwise except as otherwise specifically provided.

     12.6 SEVERABILITY. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     12.7 OTHER REMEDIES. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

     12.8 GOVERNING LAW; ARBITRATION. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Any claim or dispute arising out of or related to this Agreement, or the interpretation, making, performance, breach or termination thereof, shall be finally settled by binding arbitration in the City of London, England under the AAA International Commercial Arbitration Rules and Supplemental Procedures for Large Complex Disputes by a single arbitrator mutually agreeable to Peregrine and the Partners. In the event that within forty-five (45) days after the submission of any dispute to arbitration, Peregrine and the Partners cannot mutually agree on a single arbitrator, Peregrine and the Partners shall each select one arbitrator and the AAA shall select a third arbitrator, who shall be fluent in both English and French and have at least ten years experience in transactions of the type contemplated by this Agreement (including with respect to intellectual property matters). The arbitrators shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrators, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrators shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the same extent as a court of competent law or equity, should the arbitrators determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The arbitrator(s) shall have the authority to grant any equitable and legal remedies that would be available in any judicial proceeding instituted under California substantive law to resolve a dispute. The decision of a majority of the three arbitrators as to the validity and amount of any claim shall be binding and conclusive upon the parties to this Agreement. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrators. Judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The parties hereto agree to the exclusion of the provisions of the Arbitration Act 1960 (U.K). For purposes of this Section 12.8, in any arbitration hereunder in which any claim or amount is at issue, Peregrine shall be deemed to be the Non-Prevailing Party in the event that the arbitrators award Peregrine less than the sum of one-half (1/2) of the disputed amount plus any amounts not in dispute; otherwise, the Partners shall be deemed to be the Non-Prevailing Party. The Non-Prevailing Party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative costs of the arbitration, and the expenses, including without limitation, reasonable attorneys' fees and costs, AAA administrative fees, arbitrator fees, expert fees, travel expenses, and out-of-pocket costs (including, without limitation, such expenses as copying, telephone, facsimile, postage, and courier fees) incurred by the other party to the arbitration. The parties to the arbitration may apply to any court of competent jurisdiction for a temporary restraining order, preliminary injunction or other interim or conservatory relief, as necessary, without breach of this arbitration provision and without any abridgement of the powers of the arbitrator(s). The parties agree that, any provision of applicable law notwithstanding, they will not request, and the arbitrator(s) shall have no authority to award any punitive or consequential damages, including, but not limited to, loss of income, cost of capital, or loss of business reputation or opportunity, against any party. The arbitration proceedings and all pleadings and written evidence shall be in the English language. Any written evidence originally in a language other than English shall be submitted in English translation accompanied by the original or true copy thereof.

     12.9 CURRENCY. All references to "$" or "dollars" in this Agreement refer to the lawful currency of the United States.

     12.10 RULES OF CONSTRUCTION. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     12.11 NO THIRD PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any person or entity other than the parties hereto and their respective successors and permitted assigns; PROVIDED, HOWEVER, that those individuals identified in Schedule 7.16 as receiving options to acquire shares of Peregrine's Common Stock (i) shall be deemed beneficiaries of Peregrine's covenants set forth therein and (ii) may rely on Peregrine's representations set forth in the last sentence of Section 5.3 relating to its authorized share capital and available option reserves under its 1994 Stock Option Plan (and 1995 French sub-plan thereto).

     12.12 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage will occur in the event that any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.



                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, Buyer, the Sellers and the Partners have caused this Asset Purchase Agreement to be signed as of the date first written above.


                               PEREGRINE SYSTEMS, INC.
"BUYER"                        a Delaware Corporation

                               By: /s/ David C. Farley
                                  ------------------------------------------
                                  David A. Farley
                                  Vice President, Finance, and
                                   Chief Financial Officer


"PARTNERS"

                               ----------------------------------------------
                               Pierre Favier



                               ----------------------------------------------
                               Yannick Le Bihan


"FIRTREE"                      FIRTREE OVERSEAS, LTD.
                               A British Virgin Islands corporation


                               By:
                                  -------------------------------------------

                               Name:
                                    -----------------------------------------

                               Title:
                                     ----------------------------------------


"ISSLP" INTERNATIONAL SOFTWARE SOLUTIONS LIMITED PARTNERSHIP a Nevada limited partnership


                               By:
                                  -------------------------------------------

                               Name:
                                    -----------------------------------------

                               Title:
                                     ----------------------------------------

                  [SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT ]

     IN WITNESS WHEREOF, Buyer, the Sellers and the Partners have caused this Asset Purchase Agreement to be signed as of the date first written above.


                               PEREGRINE SYSTEMS, INC.
"BUYER"                        a Delaware Corporation

                               By:
                                  ------------------------------------------
                                  Stephen P. Gardner
                                  President and Chief Executive Officer


"PARTNERS"
                               ----------------------------------------------
                               Pierre Favier



                               ----------------------------------------------
                               Yannick Le Bihan


"FIRTREE"                      FIRTREE OVERSEAS, LTD.
                               A British Virgin Islands corporation


                               By: /s/ John Andrew Carson
                                  -------------------------------------------

                               Name: John Andrew Carson
                                    -----------------------------------------

                               Title: Director, Athel United, Sole Director
                                     ----------------------------------------


"ISSLP" INTERNATIONAL SOFTWARE SOLUTIONS LIMITED PARTNERSHIP a Nevada limited partnership


                               By:
                                  -------------------------------------------

                               Name:
                                    -----------------------------------------

                               Title:
                                     ----------------------------------------

                  [SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT ]

     IN WITNESS WHEREOF, Buyer, the Sellers and the Partners have caused this Asset Purchase Agreement to be signed as of the date first written above.


                               PEREGRINE SYSTEMS, INC.
"BUYER"                        a Delaware Corporation

                               By:
                                  ------------------------------------------
                                  Stephen P. Gardner
                                  President and Chief Executive Officer


"PARTNERS"                     /s/ Pierre Favier
                               ----------------------------------------------
                               Pierre Favier


                               /s/ Yannick Le Bihan
                               ----------------------------------------------
                               Yannick Le Bihan


"FIRTREE"                      FIRTREE OVERSEAS, LTD.
                               A British Virgin Islands corporation


                               By:
                                  -------------------------------------------

                               Name:
                                    -----------------------------------------

                               Title:
                                     ----------------------------------------


"ISSLP" INTERNATIONAL SOFTWARE SOLUTIONS LIMITED PARTNERSHIP a Nevada limited partnership


                               By: /s/ Pierre Favier
                                  -------------------------------------------

                               Name: Pierre Favier
                                    -----------------------------------------

                               Title: President
                                     ----------------------------------------

                  [SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT ]

"ISSUS"                        INTERNATIONAL SOFTWARE SOLUTIONS USA, L.C.
                               a Florida limited liability company


                               By: /s/ Pierre Favier
                                  -------------------------------------------

                               Name: /s/ Pierre Favier
                                    -----------------------------------------

                               Title: President
                                     ----------------------------------------


"ISSI"                         INTERNATIONAL SOFTWARE SOLUTIONS, INC.
                               a Delaware corporation


                               By: /s/ Pierre Favier
                                  -------------------------------------------

                               Name: /s/ Pierre Favier
                                    -----------------------------------------

                               Title: President
                                     ----------------------------------------


"ISSUK"                        INTERNATIONAL SOFTWARE SOLUTIONS UK LTD.


                               By: /s/ Pierre Favier
                                  -------------------------------------------

                               Name: /s/ Pierre Favier
                                    -----------------------------------------

                               Title: Managing Director
                                     ----------------------------------------


"ISSGR"                        INTERNATIONAL SOFTWARE SOLUTIONS GMBH


                               By: /s/ Pierre Favier
                                  -------------------------------------------

                               Name: /s/ Pierre Favier
                                    -----------------------------------------

                               Title: Geschaftsfuhrer
                                     ----------------------------------------


"ISSFD"                        INTERNATIONAL SOFTWARE SOLUTIONS FRANCE
                               DIFFUSION SARL


                               By: /s/ Pierre Favier
                                  -------------------------------------------

                               Name: /s/ Pierre Favier
                                    -----------------------------------------

                               Title: authorized signatory
                                     ----------------------------------------


             [SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT - CONT'D]]

"ISSP"                         INTERNATIONAL SOFTWARE SOLUTIONS PRODUCTION SARL


                               By: /s/ Pierre Favier
                                  -------------------------------------------

                               Name: /s/ Pierre Favier
                                    -----------------------------------------

                               Title: authorized signatory
                                     ----------------------------------------


             [SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT - CONT'D]]

                                   EXHIBIT A

                           FORM OF ESCROW AGREEMENT

                                   ESCROW AGREEMENT

     This Escrow Agreement (the "AGREEMENT") is made and entered into this 23rd day of September 1998 by and among Peregrine Systems, Inc., a Delaware corporation ("PEREGRINE"); each of International Software Solutions Limited Partnership, a Nevada Limited Partnership, International Software Solutions UK Ltd., a company registered in England and Wales with company number 03029797 whose registered office is situated at 1 Old Burlington Street, London W1X 2N6, International Software Solutions GmbH, a limited liability corporation organized under the laws of Germany, International Software Solutions France Diffusion SARL, a corporation organized under the laws of France, International Software Solutions Production SARL, a corporation organized under the laws of France, International Software Solutions USA, L.C., a Florida limited liability company, and International Software Solutions, Inc., a Delaware corporation (individually, a "SELLER" and collectively, the "SELLERS"); each of Firtree Overseas Ltd., a corporation organized under the laws of the British Virgin Islands, Pierre Favier, and Yannick Le Bihan (individually, a "PARTNER" and collectively, the "PARTNERS"); Pierre Favier, as the designated representative of the several Sellers and the Partners (the "SELLER AGENT"); and ChaseMellon Shareholder Services, LLC, as escrow agent (the "ESCROW AGENT"). Unless the context otherwise requires, all capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Purchase Agreement (as defined herein). All terms not specifically defined herein or in the Purchase Agreement, but which are defined in the Uniform Commercial Code as applicable in the State of California on the date hereof, shall be defined and construed in accordance with the definitions set forth therein.

                                    RECITALS

     A. Pursuant to the terms of the Asset Purchase Agreement of even date herewith (the "PURCHASE AGREEMENT") by and among Peregrine, the Sellers, and the Partners, Peregrine has issued the Buyer Shares to the Sellers as set forth on EXHIBIT A attached hereto;

     B. Except for the interests granted herein, each Seller is the direct legal and beneficial owner of that number of Buyer Shares set forth across from such Seller's name under the caption "Total Buyer Shares" on EXHIBIT A hereto.

     C. Each Seller has agreed to secure the payment and performance of its obligations for Employment Losses pursuant to Section 7.15 of the Purchase Agreement that may be incurred by Peregrine, any wholly owned subsidiary of Peregrine that may be deemed a "Buyer" under the Purchase Agreement, or their respective officers, directors, or agents by (i) executing this Agreement and delivering it to Peregrine and the Escrow Agent and (ii) depositing with the Escrow Agent a cash payment of $500,000 on the terms set forth herein.

     D. Each Seller has agreed to secure the payment and performance of each of its obligations for all other Losses (including Tax Losses) pursuant to and subject to the limitations set forth in Article X of the Purchase Agreement that may be incurred by Peregrine, any wholly-owned subsidiary of Peregrine that may be deemed a "Buyer" under the Purchase Agreement, or their respective officers, directors, or agents by (i) executing this Agreement and delivering it to Peregrine and the Escrow Agent and (ii) permitting Peregrine to deliver the certificates representing the Escrow Shares as defined herein to the Escrow Agent.

                                     AGREEMENT

     NOW, THEREFORE, in consideration of the mutual premises and covenants contained in the Purchase Agreement and herein, the parties hereby agree as follows:

                                      ARTICLE I

                              ESCROW AND ESCROW SHARES

     1.1  ESCROW; GRANT OF SECURITY INTEREST.

          (a) Each Seller is hereby deemed to have received and deposited with the Escrow Agent the aggregate number of Buyer Shares set forth under the caption "ESCROW SHARES" in column 3 of Exhibit A attached hereto. Each Seller shall, not later than 5:00 p.m. (California Time), on the latter to occur of (i) the fifth business day following the fifteenth calendar day after Peregrine's registration statement covering the Buyer Shares has been declared effective by the Securities and Exchange Commission (as contemplated by Section 2 of Peregrine's Declaration of Registration Rights (the "Declaration") of even date herewith and (ii) the date sixty (60) days after the date hereof (or, if such date is a Saturday, Sunday, or bank holiday in the State of California, the first business day thereafter), deposit with the Escrow Agent the sum set forth across from such Seller's name under the caption "EMPLOYMENT ESCROW AMOUNT" in column 4 of Exhibit A; PROVIDED, HOWEVER, in the event Peregrine restricts the Sellers from selling Buyer Shares pursuant to Section 4 of the Declaration, the required deposit date shall be extended by one day for each day the Sellers are so restricted. Notwithstanding the foregoing, in the event such registration statement has not been declared effective on or before the date sixty (60) days after the date hereof, each Seller shall deposit its respective Employment Escrow Amount with the Exchange Agent on the earlier to occur of (i) such time as Sellers have received aggregate gross proceeds (after deducting brokers' fees and commissions) of $500,000 upon the sale of Buyer Shares and (ii) the fifth business day following the fifteenth calendar day after Peregrine's registration statement has been declared effective (subject to extension by one day for each day Peregrine restricts the Sellers from selling Buyer Shares pursuant to Section 4 of the Declaration). Each Seller shall be jointly and severally liable for the payment of any Employment Escrow Amount to the extent not paid by another Seller or Sellers on the terms set forth herein. The funds created by the Escrow Shares and the Employment Escrow Amount against which Losses may be recovered are sometimes referred to herein as the "ESCROW FUNDS" (which shall be comprised of the "GENERAL ESCROW FUND" (consisting of the aggregate Escrow Shares) and the "EMPLOYMENT ESCROW FUND" (consisting of the aggregate Employment Escrow Amount)). As soon as practicable after the date hereof, Peregrine shall cause the Escrow Shares to be deposited with the Escrow Agent.

          (b) As collateral security for the prompt and unconditional payment when due of each and every Loss (as and solely to the extent set forth in the Purchase Agreement), each of the Sellers hereby assigns, pledges, mortgages, hypothecates and sets over to Peregrine (including any wholly-owned subsidiary of Peregrine deemed a Buyer hereunder), and hereby grants to Peregrine (including any wholly-owned subsidiary of Peregrine deemed a Buyer hereunder) a security interest and lien upon, (i) the Escrow Shares applicable to such Seller and any New Shares (as defined below) subsequently distributed with respect to the Escrow Shares and placed in the Escrow Funds pursuant to Section 1.3(c)(ii) hereof and (ii) the Employment Escrow Amounts deposited with the Escrow Agent and any interest accrued thereon.

     1.2 AGREEMENT TO HOLD ESCROW SHARES. The Escrow Agent shall hold the Escrow Shares and the Employment Escrow Amounts delivered to it pursuant to
Section 1.1 in escrow as collateral for Losses until the Escrow Agent is required to release the Escrow Funds in accordance with the terms of this Agreement. The Escrow Agent agrees to accept delivery of the Escrow Shares and the Employment Escrow Amounts and to hold the Escrow Funds subject to the terms and conditions of this Agreement. The Employment Escrow Amount shall be deposited in an interest-bearing account with a commercial bank chartered in the United States with total assets in excess of $100,000,000 selected by the Escrow Agent and reasonably acceptable to Peregrine and the Seller Agent.

     1.3  ESCROW ARRANGEMENTS.

          (a) ESCROW PERIOD; DISTRIBUTION UPON TERMINATION OF ESCROW PERIOD. Subject to the following requirements, the General Escrow Fund shall be in existence immediately following the date hereof and shall terminate at 5:00 p.m. (California Time) on the date that is two years following the date hereof (the "GENERAL ESCROW PERIOD"). The Employment Escrow Fund shall be in existence upon deposit with the Escrow Agent of the Employment Escrow Amount and shall terminate at 5:00 p.m. (California Time) on the date that is 180 days after the date hereof (the "EMPLOYMENT ESCROW PERIOD"). Such amount (or some portion thereof) that is necessary in the reasonable judgment of Peregrine, subject to the objection of the Seller Agent and the subsequent arbitration of the matter in the manner provided in Section 1.3(f) hereof, to satisfy any unsatisfied claims concerning facts and circumstances existing prior to the termination of the applicable Escrow Period as are specified in any Officer's Certificate delivered to the Escrow Agent prior to termination of such Escrow Period, may be retained in the applicable Escrow Fund after termination of such Escrow Period. As soon as any or all such claims have been resolved, as evidenced by a written memorandum of the Seller Agent and Peregrine, the Escrow Agent shall deliver to the Sellers the remaining portion of the applicable Escrow Fund that is not required to satisfy such claims. If no Officer's Certificate pertaining to unsatisfied claims is delivered to the Escrow Agent prior to the termination of the applicable Escrow Period, upon termination of such Escrow Period, the Escrow Agent, without further authorization or instruction, shall distribute the remainder of the applicable Escrow Fund to the Sellers in accordance with the provisions of this Section 1.3(a).

          (b)  PROTECTION OF ESCROW FUND.

               (i) The Escrow Agent shall hold and safeguard the Escrow Funds during the Escrow Periods, shall treat such funds as a trust fund in accordance with the terms of this Agreement and not as the property of either Peregrine or the Sellers, and shall hold and dispose of the Escrow Funds only in accordance with the terms hereof.

               (ii) Any shares of Peregrine's Common Stock or other securities issued or distributed by Peregrine (including shares issued upon a stock dividend or split) ("NEW SHARES") in respect of Buyer Shares in the General Escrow Fund which have not been released from the General Escrow Fund shall be deposited with the Escrow Agent and added to the General Escrow Fund and become a part thereof. New Shares issued in respect of shares of Peregrine's Common Stock which have been released from the General Escrow Fund shall not be added to the General Escrow Fund but shall be distributed to the record holders thereof. Cash or property dividends on Buyer Shares held in the General Escrow Fund shall not be added to the General Escrow Fund but shall be distributed to the record holders thereof.

               (iii) Each Seller shall have voting rights with respect to the Escrow Shares contributed to the Escrow Funds by such Seller (and on any voting securities and other dividends added to the General Escrow Fund in respect of such Escrow Shares).

               (iv) Any interest earned on the Employment Escrow Amounts deposited in the Employment Escrow Fund shall be deposited with the Escrow Agent and added to the Employment Escrow Fund and become a part thereof.

          (c)  CLAIMS UPON ESCROW FUNDS.

               (i) Upon receipt by the Escrow Agent at any time on or before the termination of the applicable Escrow Period of a certificate signed by any officer of Peregrine (an "OFFICER'S CERTIFICATE") (A) stating that Peregrine or a wholly-owned subsidiary of Peregrine deemed a "Buyer" under the Purchase Agreement has paid or properly accrued or reasonably anticipates that it will have to pay or accrue, in the case of the Employment Escrow
Fund, any Employment Losses or, in the case of the General Escrow Fund, any other Losses (including Tax Losses); (B) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or covenant to which such item is related, and (C) stating that Peregrine is entitled to be indemnified for such loss pursuant to Article X of the Purchase Agreement, the Escrow Agent shall, subject to the provisions of Sections 1.3(d) and 1.3(e) hereof, deliver to Peregrine out of the Escrow Funds, as promptly as practicable, cash or Buyer Shares, as the case may require, held in the applicable Escrow Fund in an amount equal to such Losses.

               (ii) For the purposes of determining the number of Buyer Shares to be delivered to Peregrine out of the applicable Escrow Fund pursuant to Section 1.3(d)(i) hereof, each Escrow Share shall be valued at a per share price equal to $33.1563 (as adjusted for any stock splits, stock dividends, recapitalizations or like events effected after the date hereof).

          (d) OBJECTIONS TO CLAIMS. At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such certificate shall be delivered to the Seller Agent, and for a period of thirty (30) days after receipt of such Officer's Certificate, the Escrow Agent shall make no delivery to Peregrine of any amounts pursuant to Section 1.3(c) hereof unless the Escrow Agent shall have received written authorization from the Seller Agent to make such delivery. After the expiration of such thirty (30) day period, the Escrow Agent shall make delivery of cash or Buyer Shares, as the case may require, from the applicable Escrow Fund in accordance with Section 1.3(d) hereof, provided that no such payment or delivery may be made if the Seller Agent shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such thirty (30) day period.

          (e)  RESOLUTION OF CONFLICTS; ARBITRATION.

               (i) In case the Seller Agent shall so object in writing to any claim or claims made in any Officer's Certificate, the Seller Agent and Peregrine shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Seller Agent and Peregrine should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and distribute Buyer Shares from the applicable Escrow Fund in accordance with the terms thereof.

               (ii) If no such agreement can be reached after good faith negotiation, either Peregrine or the Seller Agent may demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration. The terms and conditions of such arbitration shall be as set forth in Section 12.8 of the Purchase Agreement, which section is hereby incorporated by reference and deemed a part hereof (other than the governing law provisions thereof). The Sellers, if liable, may pay such amounts contemplated under this Section 1.3(e)(ii) or other amounts contemplated in this Section 1.3 (including, without limitation, unreimbursed expenses of counsel for the Sellers and Peregrine, arbitrator fees and administrative costs) by distributing Buyer Shares from the General Escrow Fund with respect to which Peregrine has not made a claim; PROVIDED, HOWEVER, that, subject to
Section 1.3(f) and except to the extent to satisfy any Loss for which the Sellers or Partners have been deemed liable hereunder, no cash or Buyer Shares may be distributed from the applicable Escrow Fund prior to the termination of the applicable Escrow Period and such shares may be distributed only to the extent that such shares are not required to satisfy any claim for Losses attributable to such Escrow Fund.

          (f) The Sellers and the Partners may satisfy in cash any claim that would otherwise be satisfied by delivery of Escrow Shares to Peregrine or a Buyer. Upon delivery to the Escrow Agent of evidence of payment of any such claim in cash (including, but not limited to, a memorandum from the Seller Agent and Peregrine, or evidence of deposit by wire transfer or otherwise of the funds for such claim to a Peregrine bank account), the Escrow Agent shall deliver to the Seller Agent the number of Escrow Shares that it would otherwise have been required to deliver to Peregrine or a Buyer pursuant to Section 1.3(c).

                                 ARTICLE II

                       SELLER AGENT; POWER OF ATTORNEY

     2.1 SELLER AGENT. Each of the Partners and the Sellers hereby appoints Pierre Favier as Seller Agent for and on behalf of the Sellers, subject to the provisions of this Agreement, to give and receive notices and communications, to authorize delivery to Peregrine of Buyer Shares from the Escrow Funds in satisfaction of claims by Peregrine, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of Seller Agent for the accomplishment of the foregoing. Such agency may be changed by the Sellers from time to time upon not less than ten (10) days' prior written notice to Peregrine and the Escrow Agent; provided that the Seller Agent may not be removed unless holders of a majority-in-interest of the Escrow Funds agree to such removal and to the identity of the substituted agent. The Seller Agent may also resign at any time upon thirty (30) days' prior written notice to Peregrine, the Escrow Agent, the Sellers, and the Partners. Any vacancy in the position of the Seller Agent may be filled by approval of the holders of a majority-in-interest of the Escrow Funds. No bond shall be required of the Seller Agent, and the Seller Agent shall not receive compensation for his services. Notices or communications to or from the Seller Agent shall constitute notice to or from each of the Sellers.

     2.2 NO LIABILITY. The Seller Agent shall not be liable for any act done or omitted hereunder as Seller Agent while acting in good faith and in a manner that is not grossly negligent.

     2.3 ACTIONS OF THE SELLER AGENT. Except as otherwise provided herein, a decision, act, consent or instruction of the Seller Agent shall constitute a decision of all the Sellers and Partners for whom the Escrow Shares otherwise issuable to them are deposited in the Escrow Funds and shall be final, binding and conclusive upon each of such Sellers, and the Escrow Agent and Peregrine may rely upon any such decision, act, consent or instruction of the Seller Agent as being the decision, act, consent or instruction of each and every such Seller. The Escrow Agent and Peregrine are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Seller Agent. The Sellers and Partners agree jointly and severally to indemnify and hold the Seller Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation, counsel fees, and disbursements that may be imposed on the Seller Agent or incurred by him on behalf of the Sellers in the connection with his actions taken under this Agreement, including without limitation expenses incurred as contemplated by
Section 1.3(e)(ii).

                                     ARTICLE III

                              REGARDING THE ESCROW AGENT

     3.1 ACTIONS OF ESCROW AGENT. The Escrow Agent is a depository only, and shall not be responsible or liable for the sufficiency or correctness as to form, manner of execution or validity of any instrument deposited with it. The Escrow Agent may assume, in the absence of manifest evidence to the contrary, that all signatures appearing on executed documents are genuine and valid. The Escrow

Agent shall have no liability for actions taken by it in accordance with any notice, certificate, request or instruction given to it in accordance with and pursuant to this Agreement. In the event that conflicting claims or demands with respect to the Escrow Fund are made, or if Peregrine or the Seller Agent disputes any instruction given by the other, the Escrow Agent may, without liability to any party and after giving notice of such conflicting demands to Peregrine and the Seller Agent, withhold performance until such conflicting claims have been resolved in accordance with this Agreement. If any controversy arises between Peregrine and the Seller Agent, Peregrine and any Seller or Partner, or Peregrine, the Sellers, and any third person, the Escrow Agent shall not be required to determine the controversy or to take any action with respect to the controversy, and the Escrow Agent in its discretion may suspend taking any action until such controversy has been resolved in accordance with this Agreement. The Escrow Agent shall have no liability to any party in the event it suspends taking action due to a controversy.

     3.2 FEES OF ESCROW AGENT. The Escrow Agent's fees shall be the standard hourly fees and expenses charged by the Escrow Agent for the services of its employees and others. The fees of the Escrow Agent shall be paid by Peregrine.

     3.3 INDEMNIFICATION. Peregrine, the Sellers and Partners shall jointly and severally indemnify the Escrow Agent for, and hold it harmless against, any loss, liability, claim or expense incurred by the Escrow Agent ("Agent Loss") arising out of or in connection with its duties under this Agreement, including the costs and expenses of defending itself against any Agent Loss, unless such Agent Loss shall have been determined by a court of competent jurisdiction to be a result of the Escrow Agent's gross negligence or intentional misconduct. In no case will the Escrow Agent be liable for special, indirect, incidental or consequential loss or damages of any kinds whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the possibility of such damages. Any liability of the Escrow Agent will be limited to the amount of fees paid hereunder. The foregoing provisions shall not be determinative, however, of any rights or legal remedies among or between the Sellers and Partners, on the one hand, and Peregrine, on the other hand.

                                      ARTICLE IV

                                    MISCELLANEOUS

     4.1 NOTICES. Any request, communication, or other notice required or permitted hereunder shall be in writing and shall be deemed to have been duly given if sent by facsimile or delivered by recognized overnight or international courier service or personal delivery (as the situation may require) at the respective address or facsimile number of the party receiving notice as set forth below. Any party hereto may by notice so given change its address or facsimile number for future notice hereunder. All such notices and other communications hereunder shall be deemed given (i) upon confirmation of delivery, if sent by facsimile and (ii) upon delivery, if sent by recognized overnight or international courier service or personal delivery.

          (a)  If to Peregrine:

               Peregrine Systems, Inc.
               12670 High Bluff Drive
               San Diego, California 92130
               ATTN:  General Counsel
               Telephone No.: (619) 481-5000
               Facsimile No.: (619) 794-5057

               with a copy (which shall not constitute notice) to:

               Wilson Sonsini Goodrich & Rosati
               650 Page Mill Road
               Palo Alto, California 94304-1050
               ATTN:  Douglas H. Collom, Esq.
               Telephone No.: (650) 493-9300
               Facsimile No.: (650) 493-6811

          (b)  If to the Seller Agent:

               Pierre Favier
               17ter Alle des Brandons
               38240 Meylan, France
               Telephone No.: 33-0-476-52-42-22
               Facsimile No.: 33-0-476-52-42-20

               with a copy (which shall not constitute notice) to:

               Irell & Manella, LLP
               1800 Avenue of the Stars, Suite 900
               Los Angeles, California 90067-4276 U.S.A.
               ATTN:  Elliot Freier
               Telephone No.: (310) 277-1010
               Facsimile No.: (310) 203-7199

          (c)  If to the Escrow Agent:

               ChaseMellon Shareholder Services, LLC
               400 South Hope Street, Fourth Floor
               Los Angeles, California  90071
               ATTN:  Ray Torres
               Telephone No.: (213) 553-9724
               Facsimile No.: (213) 553-9735

     4.2 TERMINATION. This Agreement shall terminate upon the mutual written express agreement of Peregrine and the Seller Agent. In any event, this Agreement shall terminate when all of the Escrow Funds have been distributed according to its terms.

     4.3 INTERPRETATION. The validity, construction, interpretation and enforcement of this Agreement shall be determined and governed by the laws of the State of California without giving effect to the conflicts of laws principle thereof. The invalidity or unenforceability of any provision of this Agreement or the invalidity or unenforceability of any provision as applied to a particular occurrence or circumstance shall not affect the validity or enforceability of any of the other provisions of this Purchase Agreement or the applicability of such provision, as the case may be. All provisions of the Agreement shall be incorporated herein by reference as if set forth in their entirety herein. All rights of the parties contained herein and in the Purchase Agreement shall be cumulative.

     4.4 COUNTERPARTS. This Agreement may be signed in two or more counterparts, each of which shall be deemed an original and all of which shall constitute one agreement.

     4.5 FRACTIONAL SHARES. In the event a Seller would be entitled to receive upon termination of the General Escrow Fund, after recovery by Peregrine of all Losses, a fractional share of Peregrine's Common Stock, then in lieu of such fractional shares, such Seller shall receive an amount of shares of Peregrine's Common Stock that is rounded down to the nearest whole share.

     4.6 TRANSFER OF INTERESTS. Subject to Section 1.3(f) hereof, no Seller shall sell, transfer, pledge, hypothecate or otherwise dispose of any Escrow Shares, or any interest therein (other than to another Seller or Partner), prior to the distribution of such Escrow Shares in accordance with this Agreement.

     4.7 CURRENCY. All references to "$" or "dollars" herein shall refer to the lawful currency of the United States of America.

                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

     IN WITNESS WHEREOF, the parties have signed this Escrow Agreement on the day and year first above written.

"PEREGRINE"                        PEREGRINE SYSTEMS, INC.
                                   a Delaware corporation

                                   By:
                                      ------------------------------------------
                                      David A. Farley
                                      Vice President, Finance, and Chief
                                      Financial Officer
"PARTNERS"
                                   ---------------------------------------------
                                   Pierre Favier

                                   ---------------------------------------------
                                   Yannick Le Bihan

                                   FIRTREE OVERSEAS, LTD.
                                   a British Virgin Islands corporation

                                   By:
                                       -----------------------------------------
                                   Name:
                                         ---------------------------------------
                                   Title:
                                         ---------------------------------------

"SELLERS"                          INTERNATIONAL SOFTWARE SOLUTIONS
                                   LIMITED PARTNERSHIP
                                   a Nevada limited partnership

                                   By: International Software Solutions, Inc.,
                                   its general partner

                                   By:
                                       -----------------------------------------
                                   Name:
                                         ---------------------------------------
                                   Title:
                                         ---------------------------------------

                         [SIGNATURE PAGE TO ESCROW AGREEMENT]

                                   INTERNATIONAL SOFTWARE SOLUTIONS USA, L.C.
                                   a Florida limited liability company

                                   By:
                                       -----------------------------------------
                                   Name:
                                         ---------------------------------------
                                   Title:
                                         ---------------------------------------

                                   INTERNATIONAL SOFTWARE SOLUTIONS, INC.
                                   a Delaware corporation

                                   By:
                                       -----------------------------------------
                                   Name:
                                         ---------------------------------------
                                   Title:
                                         ---------------------------------------

                                   INTERNATIONAL SOFTWARE SOLUTIONS UK LTD.

                                   By:
                                       -----------------------------------------
                                   Name:
                                         ---------------------------------------
                                   Title:
                                         ---------------------------------------

                                   INTERNATIONAL SOFTWARE SOLUTIONS GMBH

                                   By:
                                       -----------------------------------------
                                   Name:
                                         ---------------------------------------
                                   Title:
                                         ---------------------------------------

                         [SIGNATURE PAGE TO ESCROW AGREEMENT]

                                   INTERNATIONAL SOFTWARE SOLUTIONS FRANCE
                                   DIFFUSION SARL

                                   By:
                                       -----------------------------------------
                                   Name:
                                         ---------------------------------------
                                   Title:
                                         ---------------------------------------

                                   INTERNATIONAL SOFTWARE SOLUTIONS PRODUCTION
                                   SARL

                                   By:
                                       -----------------------------------------
                                   Name:
                                         ---------------------------------------
                                   Title:
                                         ---------------------------------------

"SELLER AGENT"
                                   ---------------------------------------------
                                   Pierre Favier

"ESCROW AGENT"                     CHASEMELLON SHAREHOLDER SERVICES, LLC

                                   By:
                                      ------------------------------------------
                                      Raymond Torres, Assistant Vice President


                         [SIGNATURE PAGE TO ESCROW AGREEMENT]

                                      EXHIBIT A

                                  ESCROW ALLOCATION

------------------------------------------------------------------------------------------------
                                       ESCROW ALLOCATION
------------------------------------------------------------------------------------------------
                                                   TOTAL BUYER                      EMPLOYMENT
              SELLER                                 SHARES       ESCROW SHARES    ESCROW AMOUNT
------------------------------------------------------------------------------------------------
International Software Solutions
   Limited Partnership.                              337,910         33,791         $   430,920
------------------------------------------------------------------------------------------------
International Software Solutions GmbH                 15,708          1,571              20,032
------------------------------------------------------------------------------------------------
International Software Solutions France
   Diffusion SARL                                     18,253          1,826              23,277
------------------------------------------------------------------------------------------------
International Software Solutions
   Production SARL                                        31              3                  39
------------------------------------------------------------------------------------------------
International Software Solutions USA, L.C.            16,173          1,618              20,625
------------------------------------------------------------------------------------------------
International Software Solutions UK Ltd.               4,005            401               5,107
------------------------------------------------------------------------------------------------
       TOTAL                                         392,080         39,210         $   500,000
------------------------------------------------------------------------------------------------

                                   EXHIBIT B

                           PURCHASE PRICE ALLOCATION

                                                      392,082
ISS LP                11,050,000
                         153,870
                      11,203,870      86.18%       337,910.42       337,910

ISS FD SARL              408,721
                          29,825
                         166,667
                         605,213       4.66%        18,253.32        18,253

ISS PROD                   1,053       0.01%            31.76            31

ISS USA                  536,246       4.12%        16,173.26        16,173

ISS Gmbh                 520,827       4.01%        15,708.22        15,708

ISS UK                   132,792       1.02%         4,005.03         4,005

                      13,000,001     100.00%       392,082.00    392,080.00

                                     EXHIBIT C

                        INVESTMENT REPRESENTATION STATEMENT

                              PEREGRINE SYSTEMS, INC.

                        INVESTMENT REPRESENTATION STATEMENT


     In connection with its acquisition of 337,910 shares of Common Stock (the "Shares") of Peregrine Systems, Inc. (the "Company") pursuant to that certain Asset Purchase Agreement dated September 23, 1998, International Software Solutions Limited Partnership, a Nevada limited partnership (the
"Purchaser"), hereby represents and warrants to the Company as follows:

     1.   INVESTMENT INTENT; CAPACITY TO PROTECT INTERESTS.   Purchaser is
purchasing the Shares for investment only and not with any present intention or view toward selling or otherwise disposing of the Shares or any portion thereof in any transaction other than a transaction exempt from registration under the Securities Act of 1933, as amended (the "Securities Act") or pursuant to an effective registration statement under the Securities Act. Purchaser also represents that the entire legal and beneficial interest of the Shares is being purchased and will be held for the Purchaser's account only and neither in whole nor in part for any other person. Purchaser has such business and financial experience as is required to give it the capacity to protect its own interests in connection with the purchase of the Shares.

     2. AUTHORIZATION. Purchaser's purchase of the Shares has been duly authorized by all requisite corporate, partnership or membership action of Purchaser, as the case may be.

     3. INFORMATION CONCERNING COMPANY. Purchaser has received all information Purchaser has deemed appropriate to enable the Purchaser to evaluate the financial risk inherent in investing in the Shares; PROVIDED, HOWEVER, that the foregoing shall not be deemed to limit or affect in any manner the representations and warranties made by the Company in connection with
Purchaser's acquisition of the Shares.   Purchaser either has a preexisting
business or personal relationship with the Company or any of its officers, directors, or controlling persons or by reason of Purchaser's business or financial experience or the business or financial experience of Purchaser's professional advisors who are unaffiliated with and who are not compensated by the Company, directly or indirectly, could be reasonably assumed to have the capacity to evaluate the merits and risks of an investment in the Company and to protect Purchaser's own interests in connection with this transaction.

     4. RESTRICTED SECURITIES. The Purchaser acknowledges that the sale of the Shares has not been registered under the Securities Act. The Shares must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available, and the Company is under no obligation to register the Shares except as set forth in the Declaration of Registration Rights, which is to be entered into by the Company in connection with the aforementioned Asset Purchase Agreement. Purchaser further acknowledges that it is familiar with Rule 144 promulgated under the Securities Act and understands the resale limitations imposed thereby and the limitations imposed by the Securities Act. Purchaser understands that the certificate(s) evidencing the Shares will be imprinted with a legend that prohibits the transfer of the Shares unless

(i) they are registered under the Securities Act or such registration is not required, and (ii) if the transfer if pursuant to an exemption from registration, an opinion of counsel reasonably satisfactory to the Company that the transaction is so exempt.

     5. TAX REPRESENTATION. Purchaser has reviewed with its own tax advisors the federal, state, local, and foreign tax consequences of this investment. Purchaser is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Purchaser understands that it (and not the Company) will be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by this agreement.

     Executed effective September 23, 1998.

                                   INTERNATIONAL SOFTWARE SOLUTIONS
                                   LIMITED PARTNERSHIP

                                   By: International Software Solutions, Inc.,
                                          its general partner


                                   By:
                                       -----------------------------------------
                                   Name:
                                         ---------------------------------------
                                   Title:
                                         ---------------------------------------

                                     EXHIBIT D

                         DECLARATION OF REGISTRATION RIGHTS

                            PEREGRINE SYSTEMS, INC.

                       DECLARATION OF REGISTRATION RIGHTS


     This Declaration of Registration Rights ("DECLARATION") is made September 23, 1998, by Peregrine Systems, Inc., a Delaware corporation (the "COMPANY"), for the benefit of the Sellers and the Partners (as defined in the Asset Purchase Agreement of even date herewith (the "ASSET PURCHASE AGREEMENT") by and among the Company, the Sellers, and the Partners (as such terms are defined in the Asset Purchase Agreement), and in consideration of the Sellers' and the Partners' entering into the Asset Purchase Agreement and
the transactions contemplated thereby.   Capitalized terms not otherwise
defined herein shall have the meanings ascribed to them in the Asset Purchase Agreement.

     1.   DEFINITIONS.  As used in this Declaration:

          (a) "EFFECTIVE TIME" means the time of the purchase and sale of the Acquired Assets.

          (b) "EXCHANGE ACT" means the United States Securities Exchange Act of 1934, as amended.

          (c) "HOLDER" means (i) a Seller to whom shares of Common Stock of the Company are issued pursuant to the Asset Purchase Agreement or (ii) any transferee (including a Partner) to whom registration rights granted under this Declaration are assigned pursuant to Section 7 of this Declaration.

          (d) "REGISTRABLE SECURITIES" means, for each Holder, the number of shares of Common Stock of the Company issued to such Holder pursuant to the Asset Purchase Agreement; PROVIDED, HOWEVER, that (i) any Common Stock of the Company (other than Escrow Shares) that were Registrable Securities hereunder shall cease to be Registrable Securities after the Company has satisfied its obligations to register for resale and maintain the effectiveness of a registration statement relating to such shares on the terms and conditions set forth in Section 2(b) and (ii) any Escrow Shares shall cease to be Registrable Securities hereunder at such time as they may be resold in reliance on Rule 144 under the Securities Act.

          (e) "SECURITIES ACT" means the United States Securities Act of 1933, as amended.

          (f)  "SEC" means the United States Securities and Exchange Commission.

     2.   HOLDER REGISTRATION.

          (a) The Company shall use its best efforts to cause the Registrable Securities (other than the Escrow Shares) held by each Holder to be registered under the Securities Act so as to permit the sale thereof, and in connection therewith shall prepare and file with the SEC not later than October 5,

1998, a registration statement covering all the Registrable Securities (other than the Escrow Shares) on such form as is then available under the Securities Act; PROVIDED, HOWEVER, that each Holder shall provide all such information and materials regarding such Holder and take all such action as may be required by a Holder under applicable laws and regulations in order to permit the Company to comply with all applicable requirements of the Securities Act, the Exchange Act, and the SEC, and to obtain any desired acceleration of the effective date of such registration statement, such provision of information and materials to be a condition precedent to the obligations of the Company pursuant to this Declaration to register the Registrable Securities (other than the Escrow Shares) held by each such Holder. Notwithstanding the foregoing, the Company shall not be required (assuming no review by the SEC) to request acceleration of such registration statement for any date prior to October 15, 1998. The offerings made pursuant to such registration shall not be underwritten.

          (b) The Company shall (i) prepare and file with the SEC the registration statement in accordance with Section 2 hereof with respect to the Registrable Securities and shall use its best efforts to cause such registration statement to become effective as promptly as practicable after filing (but shall not be required to request acceleration for any date prior to October 15, 1998) and to keep such registration statement effective until the first to occur of (A) the date on which all Registrable Securities included within such registration statement have been sold or (B) the expiration of fifteen (15) calendar days after the day on which such registration statement has been declared effective; (ii) prepare and file with the SEC such amendments to such registration statement and amendments or supplements to the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities registered by such registration statement; (iii) furnish to each Holder such number of copies of any prospectus (including any preliminary prospectus and any amended or supplemented prospectus) in conformity with the requirements of the Securities Act, and such other documents, as each Holder may reasonably request in order to effect the offering and sale of the Registrable Securities to be offered and sold, but only while the Company shall be required under the provisions hereof to cause the registration statement to remain effective; (iv) use its best efforts to register or qualify the Registrable Securities covered by such registration statement under the securities or blue sky laws of such jurisdictions as each Holder shall reasonably request (provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction where it has not been qualified or is not otherwise subject to a general consent for service of process), and do any and all other acts or things which may be necessary or advisable to enable each Holder to consummate the public sale or other disposition of such Registrable Securities in such jurisdictions; and (v) notify each Holder, promptly after it shall receive notice thereof, of the date and time the registration statement and each post-effective amendment thereto has become effective or a supplement to any prospectus forming a part of such registration statement has been filed.

     3. PIGGYBACK REGISTRATIONS. In the event the Escrow Shares are not, upon release from the Escrow Funds, eligible for resale in reliance on Rule 144 under the Securities Act, the Holders shall be entitled to piggy-back registration rights as set forth in this Section 3. If (i) the Escrow Shares are not so eligible and (ii) the Company shall determine to register any of its securities, either for its own account or the account of another holder of the Company's securities, the Company will promptly give each Holder written notice thereof and include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Escrow Shares that are then
Registrable Securities. In the event a Holder elects not to participate in any registration hereunder (including as a result of such Holder's disapproval of the terms of any underwriting), such Holder's rights under this Section 3 shall terminate. Notwithstanding any other provision of this
Section 3, if the managing underwriter (in the case of an underwritten offering by the Company) determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the number of Registrable Securities to be included in the registration and underwriting (or exclude the Registrable Securities altogether); PROVIDED, HOWEVER, that (i) in no event may the number of Registrable Securities included in such registration statement be limited in any manner if the securities of any other security holder of the Company are included in such registration and (ii) any Registrable Securities so excluded shall continue to be Registrable Securities, subject to the terms of this Declaration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 3 prior to the effectiveness of such registration, but any such termination shall not result in a forfeiture by any Holder of any rights hereunder.

     4. SUSPENSION OF PROSPECTUS. Under any registration statement filed pursuant to this Declaration, the Company may restrict disposition of Registrable Securities, and a Holder will not be able to dispose of such Registrable Securities, if the Company shall have delivered a notice in writing to such Holder stating that a delay in the disposition of such Registrable Securities is necessary because the Company, in its reasonable judgment, has determined that such sales would require public disclosure by the Company of material non-public information that is not included in such registration statement. In the event of the delivery of the notice described above by the Company in the case of a registration statement filed pursuant to Section 2, the Company shall amend such registration statement and/or amend or supplement the related prospectus if necessary to take all other actions necessary to allow the proposed sale to take place as promptly as possible, subject, however, to the right of the Company to delay further sales of Registrable Securities until the conditions or circumstances referred to in the notice have ceased to exist or have been disclosed. In the case of the registration statement filed pursuant to Section 2, such right to delay sales of Registrable Securities shall not exceed fifteen (15) days and may not be exercised by the Company more than once. Any such delay shall result in a corresponding extension of the period of time that the Company is required to maintain the effectiveness of the registration statement under
Section 2.

     5. EXPENSES. All of the out-of-pocket expenses incurred in connection with any registration of Registrable Securities pursuant to this Declaration, including, without limitation, all SEC, Nasdaq National Market and blue sky registration and filing fees, printing expenses, transfer agents' and registrars' fees, and the fees and disbursements of the Company's outside counsel and independent accountants shall be paid by the Company. The Company shall not be responsible to pay any legal fees for any Holder or any selling expenses of any Holder (including, without limitation, any broker's fees or commissions, including underwriter commissions).

     6. INDEMNIFICATION. In the event of any offering registered pursuant to this Declaration:

          (a) The Company will indemnify each Holder and each of its officers, directors, and partners and such Holder's legal counsel, and each person controlling such Holder (each, a "Seller Indemnified Party"), with respect to any registration, qualification or compliance effected pursuant to this Declaration against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act, or state securities laws, or common law, applicable to the Company in connection with any such registration, qualification or compliance, and will reimburse each Seller Indemnified Party for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent (but solely to the extent) that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company in an instrument duly executed by such Seller Indemnified Party and stated to be specifically for use therein.

          (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers and its legal counsel and independent accountants, and each other such Holder (each, a "Company Indemnified Party"), against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Company Indemnified Party for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein; PROVIDED, HOWEVER, that the obligations of such Holders hereunder shall be limited to an amount equal to the gross proceeds (after deducting reasonable expenses and commissions) to each such Holder of Registrable Securities sold as contemplated herein.

          (c) Each Company Indemnified Party or Seller Indemnified Party entitled to indemnification under this Section 6 (each referred to herein as an "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has written notice of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Declaration, except to the extent, but only to the extent, that the Indemnifying Party's ability to defend against such claim or litigation is impaired as a result of such failure to give notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect to such claim or litigation.

          (d) If the indemnification provided for in the preceding paragraphs of this Section 6 is unavailable to an Indemnified Party in respect of any expenses, claims, losses, damages or liabilities referred to herein, or is insufficient to hold such Indemnified Party harmless, then, except to the extent that contribution is not permitted under Section 11(f) of the Securities Act, the Company and the Holders, as the case may require, shall contribute to the amount paid or payable by such Indemnified Party as a result of such expenses, claims, losses, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Company, such Holder, or such Indemnified Party, as the case may be, in connection with the actions, statements or omissions that resulted in such expenses, claims, losses, damages or liabilities. The relative fault of the Company, such Holder, and such Indemnified Party, shall be determined by reference to, among other things, whether any action in question, including any untrue statement of a material fact or omission to state a material fact, has been taken or made by, or relates to information supplied by, the Company, such Holder, or such Indemnified Party, and the parties' relative intent, knowledge, access to information concerning the matter with respect to which the claim was asserted and opportunity to correct or prevent such action, statement or omission, as well as any other relevant equitable considerations appropriate under the circumstances. The parties hereto agree that it would not be just and equitable if contribution pursuant to this paragraph (d) were determined by PRO RATA allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding sentence. Notwithstanding the provisions of this paragraph (d), no Holder shall be required to contribute any amount in excess of the amount by which the gross proceeds (after deducting reasonable expenses and commissions) received by such Holder from the sale of Registrable Securities exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (e)  The obligations of the Company and each Holder under this
Section 6 shall survive the completion of any offering of Registrable Securities in a registration statement under this Declaration.

          (f) Notwithstanding the foregoing, to the extent the provisions of this Section 6 are inconsistent with or conflict with the terms of any indemnification, selling or similar agreement entered into by a Holder in connection with the offer and sale of Registrable Securities pursuant to a registration effected pursuant to this Declaration, the terms of such agreement shall govern and shall supersede the provisions of this Declaration.

     7. ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Declaration may be assigned by a Holder to a transferee of Registrable Securities only if: (a) the Company is, prior to such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such registration rights are being assigned and a copy of a duly executed written instrument in form reasonably satisfactory to the Company by which such transferee assumes all of the obligations and liabilities of its transferor hereunder and agrees itself to be bound hereby;
(b) immediately following such transfer the disposition of such Registrable Securities by the transferee is restricted under the Securities Act; and (c) such assignment includes all of the Registrable Securities originally issued to the transferee; PROVIDED, HOWEVER, that such share limitation shall not apply to transfers by a Holder to shareholders, partners, or members of the Holder (including spouses and ancestors, lineal descendants, and siblings (or trusts for the benefit of any of the foregoing) of such shareholders, partners, or members who acquire Registrable Securities by right, will, or intestate succession) if all such transferees or assignees agree in writing to appoint a single representative as their attorney-in-fact for the purpose of receiving any notices and exercising their rights under this Declaration.

     8. NO ADDITIONAL SECURITIES. The Company agrees it will not include any additional securities of the Company (other than the Registrable Securities), and will not permit any other person or entity to include any additional securities, in the registration statement to be filed pursuant to
Section 2 hereof.

     9. AMENDMENT OF REGISTRATION RIGHTS. Holders of a majority of the Registrable Securities from time to time outstanding may, with the consent of the Company, amend the registration rights granted hereunder.

                    [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                              PEREGRINE SYSTEMS, INC.


                              By:
                                   -------------------------------------------
                                   David A. Farley
                                   Vice President, Finance, and Chief Financial
                                      Officer





               [Signature Page to Declaration of Registration Rights]

                                     EXHIBIT E

                     OPINION OF WILSON SONSINI GOODRICH & ROSATI

                    [WILSON SONSINI GOODRICH & ROSATI LETTERHEAD]


                                  September 23, 1997



International Software Solutions Limited Partnership
International Software Solutions USA, L.C.
International Software Solutions, Inc.
International Software Solutions UK Ltd.
International Software Solutions GmbH
International Software Solutions France Diffusion SARL
International Software Solutions Production SARL
Firtree Overseas Ltd.
Pierre Favier
Yannick Le Bihan

Ladies and Gentlemen:

     We have acted as counsel to Peregrine Systems, Inc., a Delaware corporation ("Peregrine"), in connection with the acquisition (the "Acquisition") by Peregrine of certain of the assets and liabilities of International Software Solutions Limited Partnership, International Software Solutions USA, LC, International Software Solutions, Inc., International Software Solutions UK Ltd., International Software Solutions GmbH, International Software Solutions France Diffusion SARL, International Software Solutions Production SARL (collectively, the "Sellers"), pursuant to the Asset Purchase Agreement dated September 23, 1998 among Peregrine, the Sellers and the other parties named therein (the "Purchase Agreement"). This opinion is furnished to you pursuant to Section 8.1(c) of the Purchase Agreement. Unless otherwise defined herein, the capitalized terms used in this opinion have the meanings given to them in the Purchase Agreement.

     We have acted as counsel for Peregrine in connection with the negotiation of the Purchase Agreement and the consummation of the Acquisition, including the negotiation of the Escrow Agreement and the Declaration of Registration Rights (collectively, the "Ancillary Agreements"). The Ancillary Agreements and the Purchase Agreement are referred to collectively herein as the Acquisition Agreements. As such counsel, we have made such legal and factual examinations and inquiries as we have deemed advisable or necessary for the purposes of rendering this opinion. In addition, we have examined originals or copies of documents, corporate records and other writings that we consider relevant for the purposes of this opinion. In such examination, we have assumed the genuineness of all signatures on original documents, the conformity to original documents of all copies submitted to us and the due execution and delivery of all documents by any party other than Peregrine where due execution and delivery are a prerequisite to the effectiveness thereof.

WILSON SONSINI GOODRICH & ROSATI

Interational Software Solutions
  Limited Partnership, et al.
September 23, 1998
Page 2

     As used in this opinion, the expression "to our knowledge" or "known to us" or similar language with reference to matters of fact means that, after an examination of documents made available to us by Peregrine, and after inquiries of officers of Peregrine, but without any further independent investigation, we find no reason to believe that the opinions expressed herein are factually incorrect. Further, the expression "to our knowledge" with reference to matters of fact refers to the current actual knowledge of individual attorneys of this firm who devoted substantive attention to the transactions contemplated by the Purchase Agreement. Except to the extent expressly set forth herein or as we otherwise believe necessary to our opinion, we have not undertaken any independent investigation to determine the existence or absence of any fact, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of Peregrine or the rendering of the opinion set forth below.

     For purposes of this opinion, we are assuming that each of the Sellers and the Partners have all requisite power and authority, and have taken any and all necessary company, partnership, membership and shareholder action, to execute and deliver the Purchase Agreement and we assume that the representations and warranties made by the Sellers and the Partners in the Purchase Agreement and pursuant thereto are true and correct. We are also assuming that the Sellers have purchased the shares of Buyers Shares for value, in good faith and without notice of any adverse claims within the meaning of California Uniform Commercial Code.

     The opinions hereinafter expressed are subject to the following qualifications and assumptions:

     A. We express no opinion as to the effect of rules of law governing specific performance, injunctive relief or other equitable remedies (regardless of whether such remedy is considered in a proceeding at law or in equity);

     B. We express no opinion as to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally;

     C. We express no opinion as to compliance with the anti-fraud provisions of state and federal laws, rules and regulations concerning the issuance of securities;

     D. Our opinion set forth in paragraph 2 below as it relates to the indemnification provisions of the Declaration of Registration Rights is subject to limitations of public policy and the effect of applicable statutes and judicial decisions; and

WILSON SONSINI GOODRICH & ROSATI

Interational Software Solutions
  Limited Partnership, et al.
September 23, 1998
Page 3

     E. We are members of the Bar of the State of California and we are not expressing any opinion as to any matter relating to laws of any jurisdiction other than the laws of the United States of America, the laws of the States of California and Delaware General Corporation Law.

     Based upon and subject to the foregoing, and except as set forth in the Purchase Agreement, we are of the opinion that:

     1. Peregrine is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified and licensed to do business and is in good standing in the State of California. Peregrine has the corporate power to own its properties and carry out its business as now being conducted.

     2. Peregrine has all requisite corporate power and authority to enter into the Acquisition Agreements and to consummate the transactions contemplated thereby. The execution and delivery of the Acquisition Agreements and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of Peregrine, and no further corporate action is required on the part of Peregrine to authorize the Acquisition Agreements and the transactions contemplated thereby. Each of the Acquisition Agreements has been duly executed and delivered by Peregrine and constitutes a valid and binding obligation of Peregrine, enforceable against
Peregrine in accordance with its terms.   The execution and delivery of the
Purchase Agreement does not and the consummation of the transactions contemplated thereby will not result in a Conflict with (i) any provision of the Certificate of Incorporation or Bylaws of Peregrine or (ii) any contract or other agreement included as an exhibit to the SEC Documents or, to our knowledge, any order, decree, statute, law, ordinance, rule or representation applicable to Peregrine, the breach, violation, default, termination or forfeiture of which would have a Peregrine Material Adverse Effect or materially affect the ability of Peregrine to fulfill its obligations under the Acquisition Agreements.

     3. No consent, approval, order or authorization of, or registration, declaration, or filing with, any Governmental Entity is required by or with respect to Peregrine in connection with the execution and delivery of the Acquisition Agreements or the consummation by Peregrine of the transactions contemplated thereby, except for such consents, approvals, orders, authorizations, registrations, declarations, and filings as may be required under state and federal securities laws and the laws of any foreign corporation.

     4. The Buyer Shares are duly and validly issued, fully paid and nonassessable and free of any preemptive right created by statute, Peregrine's Certificate of Incorporation or Bylaws or, to our knowledge, any agreement to which Peregrine is a party.

WILSON SONSINI GOODRICH & ROSATI

Interational Software Solutions
  Limited Partnership, et al.
September 23, 1998
Page 4

     5. To our knowledge, there is no action, suit, proceeding, claim, arbitration or investigation pending or as to which Peregrine has received any notice of assertion against Peregrine, which in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated by the Purchase Agreement.

     6. Subject to the accuracy of the representations provided by the Sellers, the offer and sale of Buyer Shares to the Sellers pursuant to the terms of the Purchase Agreement are exempt from the registration requirements of
Section 5 of the Securities Act of 1933.

     This opinion is solely for your benefit and is not to be made available to or relied on by any other person without our express prior written consent. We assume no obligation to inform you of any facts, circumstances, events or changes in the law that may hereafter be brought to our attention that may alter, affect or modify the opinions expressed herein.

                                        Very truly yours,

                                        WILSON SONSINI GOODRICH & ROSATI
                                        Professional Corporation

                                        /s/ Wilson Sonsini Goodrich & Rosati

                                  EXHIBIT F

                         OPINION OF IRELL & MANELLA

                                 [LETTERHEAD]


                              September 23, 1998




Peregrine Systems, Inc.
12670 High Bluff Drive
San Diego, California 92130

       Re:   Asset Purchase Agreement dated September 23, 1998
             -------------------------------------------------

Ladies and Gentlemen:

     We have acted as counsel to International Software Solutions Limited Partnership, a Nevada limited partnership ("ISSLP"), International Software Solutions USA, L.C., a Florida limited liability company ("ISSUS") and International Software Solutions, Inc., a Delaware corporation and general partner of ISSLP ("ISSI" and together with ISSLP and ISSUS, the "ISS Entities"), Pierre Favier and Yannick Le Bihan (Messrs. Favier and Le Bihan being referred to as the "Partners"), in connection with the acquisition (the "Acquisition") of certain assets and liabilities of the ISS Entities (other than ISSI) and affiliated entities by Peregrine Systems, Inc., a Delaware corporation ("Peregrine"), and any wholly-owned subsidiary of Peregrine that Peregrine may have designated as a "Buyer" (collectively, "Buyers"), pursuant to the Asset Purchase Agreement dated September 23, 1998 (the "Purchase Agreement") among Peregrine, the ISS Entities, the Partners and certain other parties named therein. This opinion is furnished to you pursuant to Section 8.2(b) of the Purchase Agreement. Unless otherwise defined herein, the capitalized terms used in this opinion have the meanings given to them in the Purchase Agreement.

     We have acted as counsel for the ISS Entities and the Partners in connection with the negotiation of the Purchase Agreement and the effectuation of the Acquisition. As such counsel, we have examined originals or copies of the Purchase Agreement, as well as the records of the corporate or similar proceedings of the ISSI Entities relating to the Purchase Agreement and the transactions contemplated thereby, and such other matters of fact and law and documents as we have deemed necessary or relevant as a basis for this opinion. In our review, we have assumed, without investigation, the legal capacity of all natural persons signing documents in their respective individual capacities, the genuineness of all signatures not witnessed by us, the authenticity of all documents submitted to us as originals, the lack of any undisclosed modifications, waivers or amendments to any agreements reviewed by us, the conformity to original documents of all documents submitted to us as certified, photostatic or telecopied copies, and the authenticity of the originals of such copies. In

Peregrine Systems, Inc.
September 23, 1998
Page 2



addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary. We have also assumed that the execution, delivery and performance of any agreements or consents are within the powers of each signatory (other than the ISS Entities) and have been duly authorized and validly carried out by each such signatory. Furthermore, we have examined, relied upon and assumed to be complete and correct the representations and warranties contained in the Purchase Agreement as to matters of fact (other than facts constituting conclusions of law). In addition, we have been furnished with, and with your consent have relied upon, a certificate of the Partners, on behalf of themselves and the ISS Entities, with respect to certain factual matters.

     For purposes of this opinion, we are assuming that Peregrine and each Buyer have all requisite power and authority and have taken any and all necessary corporate action, to execute and deliver the Purchase Agreement, and we assume that the representations and warranties made by Peregrine and each Buyer in the Purchase Agreement and pursuant thereto are true and correct.

     Based upon and subject to the foregoing, and subject to the qualifications set forth below, we are of the opinion that:

     1. ISSI is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware. ISSLP is a limited partnership duly organized, validly existing and in good standing under the laws of the state of Nevada. ISSUS is a limited liability company duly organized, validly existing and in good standing under the laws of the state of Florida. Each of the ISS Entities is duly qualified or licensed to do business and is in good standing in each jurisdiction listed for the respective ISS Entities on SCHEDULE A attached hereto. Each of the ISS Entities has all requisite partnership, limited liability company or corporate, as the case may be, power and authority to own, lease and operate its assets and property and to carry on its business as now being conducted.

     2. With respect to each of the ISS Entities, the Partners collectively own (in conjunction with Firtree), directly or indirectly, all outstanding shares of capital stock, partnership interests, or other ownership interests, as the case may be, relating to such ISS Entity.

     3. Each of the ISS Entities and each Partner has all requisite power and authority to enter into the Purchase Agreement and to consummate the transactions contemplated thereby. The execution and delivery of the Purchase Agreement and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate, partnership, membership or manager action, as the case may require, on the part of each of the ISS Entities and no further action is required on the part of any of the ISS Entities to authorize the Purchase Agreement and the transactions contemplated thereby. The Purchase Agreement has been duly executed and delivered by each of the ISS Entities

Peregrine Systems, Inc.
September 23, 1998
Page 3



and each Partner and constitutes the valid and binding obligation of each of the ISS Entities and each Partner, enforceable against each such ISS Entity or Partner in accordance with its terms.

     4. The execution and delivery of the Purchase Agreement and the consummation of the transactions contemplated thereby will not Conflict with, or result in any Conflict with, any provision of the charter or constituent documents of any of the ISS Entities. To our knowledge, no consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity which, in our experience, is normally applicable to transactions of the nature contemplated by the Purchase Agreement is required on or prior to the date of this opinion by or with respect to any ISS Entity or either Partner in connection with the execution and delivery of the Purchase Agreement or the performance by any of the ISS Entities or either Partner of its or his respective obligations thereunder or the consummation by any of the ISS Entities or either Partner of the transactions contemplated therein.

     5. To our knowledge, there is no action, suit, proceeding, claim, arbitration or investigation pending or as to which any of the ISS Entities or either Partner has received any notice of assertion against any of them, which in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated by the Purchase Agreement.

     The opinions expressed above are subject to and limited by the following qualifications:

     (a) The effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws and legal and equitable principles relating to, limiting or affecting the enforcement of creditors' rights generally including, but not limited to, preferences and fraudulent conveyances.

     (b) The effect of general principles of equity including, but not limited to, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief regardless of whether considered in a proceeding in equity or at law. In this regard, we note that a California court might not permit the exercise of any right or remedy under the Purchase Agreement if, under the circumstances then existing, such exercise is deemed to be inconsistent with the covenant of good faith and fair dealing implied under California law to exist in all agreements or if the party seeking to exercise the right or remedy fails to act in a commercially reasonable manner or fails to fulfill other duties imposed by statute or judicial decisions.

Peregrine Systems, Inc.
September 23, 1998
Page 4



     (c) The discretion of any court or arbitrator of competent jurisdiction in awarding equitable remedies, including, but not limited to, specific performance or injunctive relief (regardless of whether any such remedy is considered in a proceeding at law or in equity).

     (d) The effect of Section 1670.5 of the California Civil Code, which provides that if a court as a matter of law finds a contract or any clause of a contract to have been "unconscionable" at the time it was made, the court may refuse to enforce the contract or clause, as the case may be, or the court may enforce the remainder of the contract without the "unconscionable" clause so as to avoid an "unconscionable".

     (e) The unenforceability under certain circumstances of provisions waiving vaguely or broadly stated rights or unknown future rights and of provisions stating that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy, or that the election of some particular remedy or remedies does not preclude recourse to one or more others.

     (f) The effect of (i) any federal or state securities or "blue sky" laws, including, but not limited to, with respect to compliance with the anti-fraud provisions of laws, rules and regulations concerning the issuance of securities, or (ii) federal or state antitrust laws.

     (g) The effect of Sections 1668 and 2773 of the California Civil Code, and judicially created rules of public policy under federal and California law, limiting the extent to which indemnity agreements and exculpatory clauses will be enforced.

     (h) We express no opinion as the enforceability of the covenants not-to-compete contained in Article IX of the Purchase Agreement.

     (i) We express no opinion as to the effect on rights to indemnification and contribution to the extent such rights may be limited by federal or state securities laws or public policy relating thereto.

     (j) We express no opinion as to the enforceability of the venue provisions set forth in the Purchase Agreement.

     For the purposes of our opinions expressed in paragraph 1 above with respect to valid existence and good standing, we are relying solely on certificates of status issued, within the last 15 days, by the Secretary of State or other appropriate authorities of the applicable jurisdiction listed on EXHIBIT A hereto, and we express no opinion with respect to such matters beyond the dates as of which such certificates and memoranda were issued. In addition, our opinion expressed in paragraph 2 above is based solely upon our review of the stock book, partnership agreement or limited liability company agreement, as applicable, of the ISS Entities.

Peregrine Systems, Inc.
September 23, 1998
Page 5



     Whenever our opinion herein with respect to the existence or nonexistence of facts is qualified by the phrase "to our knowledge", or any other similar phrase implying a limitation on the basis of knowledge, such phrase means only that the individual attorneys in this firm who devoted substantive attention to the transactions contemplated by the Purchase Agreement do not have actual knowledge that the facts as stated herein are untrue. Such persons have not undertaken any investigation to determine the existence or nonexistence of such facts, and no inference as to the extent of their knowledge should be drawn from the fact of their representation of the ISS Entities and the Partners in this or any other instance.

     For the purposes of our opinion expressed in paragraph 3 above, we have assumed that any corporate party attempting to enforce an agreement has paid all taxes, penalties and interest due under the California Revenue and Taxation Code.

     Our opinion is limited to the laws of the State of California and we express no opinion as to the laws of any other jurisdiction except the Delaware General Corporation Law and the laws of the United States of America, in each case to the extent not specifically excluded herein and as in effect on the date hereof, and we do not express herein any opinion as to any other laws. In this regard, we note that two of the ISS Entities are organized under the laws of the States of Nevada and Florida, respectively. We have assumed, with your permission, that the applicable laws of those states are in all material respects identical to the laws of the State of California applicable to such types of entities. We express no opinion as to whether the choice of law provision set forth in the Purchase Agreement would be enforced.

     This opinion is solely for your benefit pursuant to Section 8.2(b) of the Purchase Agreement and is not to be made available to or relied upon by any other person or entity or by you for any other purpose or in any other context without our express prior written consent.


                                        Very truly yours,

                                        /s/ Irell & Manella LLP/ag

                                        Irell & Manella LLP

                                  SCHEDULE A

                                      TO

                          OPINION OF IRELL & MANELLA LLP



               International Software Solutions Limited Partnership,
                         a Nevada limited partnership

                    International Software Solutions USA, L.C.,
                     a Florida limited liability company

                    International Software Solutions, Inc.,
       a Delaware corporation qualified to do business in the State of Nevada

                                   EXHIBIT G

                         OPINION OF SELLERS' UK COUNSEL

                                  [LETTERHEAD]

Your Ref:
Our Ref:


Peregrine Systems, Inc.


24 September 1998

Dear Sirs

PEREGRINE/ISS PURCHASE AGREEMENT


A. INTRODUCTION
---------------

We have been asked to provide you with an opinion in the context of the transaction contemplated by an asset purchase agreement dated 23 September 1998 relating to the purchase by Peregrine Systems Inc. of the assets of a number of entities bearing the name International Software Solutions and Firtree Overseas Limited and established or incorporated under the laws inter alia of Nevada, Florida, France, Germany and England and Wales. Our opinion is provided on the following basis.


B. SCOPE OF OUR OPINION
-----------------------

1. Our opinion is limited to the laws of England and Wales and we express no opinion as to the laws of any other jurisdiction to the extent not specifically excluded herein and as in effect at the date hereof. We do not express any opinion as to any other laws. In this regard we note that the Purchase Agreement is subject to the laws of the State of California and that any dispute is to be resolved by arbitration in the City of London under the AAA International Commercial Arbitration Rules and Supplemental Procedures for large Complex disputes. We further specifically do not express any opinion as to the effect of the inter-relationship and/or conflict between Californian and UK law to the extent that UK law may in any event prevail and/or apply to ISSUK, its employees and its business.

2. We have been furnished with, and with your consent have relied upon a letter signed by the Partners on behalf of themselves and ISSUK that they know of no fact or reason whatsoever why any opinion expressed herein is inaccurate or misleading.

3. For the purposes of this opinion we are assuming that Peregrine and the Partners each have all requisite power and authority and have taken all necessary corporate action to execute and deliver the Purchase Agreement and related documentation. We assume that the

Peregrine Systems, Inc.
24 September 1998                                               [LOGO]
Page 2


     representations and warranties provided to Peregrine by each Buyer in the Purchase Agreement and pursuant thereto are true and accurate and not misleading.

C. OPINION
----------

1. ISSUK is a company duly incorporated, validly existing and in good standing under the laws of England and Wales as a private limited liability company.

2. ISSUK is entitled to carry on its business and is in good standing under the laws of England and Wales. ISSUK has pursuant to the provisions of its Memorandum and Articles of Association the power and authority to own, lease and to operate its assets and property and to carry on its business as it is now being conducted.

3. ISSUK has all requisite power and authority to enter into the Purchase Agreement and to consummate the transactions contemplated thereby. The execution and delivery of the Purchase Agreement and the consummation of the transactions contemplated thereby have been duly authorised by all necessary corporate action as the case may require on the part of ISSUK to authorise the Purchase Agreement and the transactions contemplated thereby. The Purchase Agreement has been duly executed and delivered by ISSUK and will constitute a valid and binding obligation on ISSUK, enforceable against ISSUK in accordance with its terms.

4. The execution and delivery of the Purchase Agreement and the consummation of the transactions contemplated thereby, by ISSUK, will not Conflict with, or result in any Conflict with any provision of the Memorandum and Articles of Association of ISSUK. To our knowledge, no consent, waiver, approval, order or authorisation of, or registration, declaration or filing with any Governmental Entity which, in our experience, is normally applicable to transactions for the nature contemplated by the Purchase Agreement is required on or prior to the date of this opinion by or with respect to ISSUK in connection with the execution and delivery of the Purchase Agreement or the performance by ISSUK of its obligations thereunder or the consummation by ISSUK of the transactions contemplated therein.

5. To our knowledge there is no action, suit, proceedings, claim, arbitration or investigation pending or as to which ISSUK has received any notice of assertion against any of them, which in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated by the Purchase Agreement.

Peregrine Systems, Inc.
24 September 1998                                               [LOGO]
Page 3


D. QUALIFICATIONS
-----------------

The opinions expressed in C. above are subject to and limited by the following qualifications:

1. The effect of bankruptcy, insolvency, reorganisation, moratorium and any similar laws and equitable principles relating to, limiting or affecting the enforcement of creditors' rights generally including, but not limited to, preferences and fraudulent conveyances.

2. The effect of general principles of equity including, but not limited to, concepts of materiality reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief regardless of whether considered in a proceeding in equity or law. No opinion is given as to the UK court's willingness to enforce any provision of the Purchase Agreement to the extent sought by Peregrine.

3. The discretion of any court or arbitrator of competent jurisdiction in awarding equitable remedies, including but not limited to, specific performance or injunctive relief (regardless of whether any such remedy is considered in a proceeding at law or in equity).

4. The non-enforceability of any provision of the Purchase Agreement as a consequence of it being considered by any court or arbitrator to be unduly restrictive, unfair or unreasonable.

5. The non-enforceability under certain circumstances of provisions waiving vaguely or broadly stated rights or unknown future rights and of provisions stating that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy, or that election of some particular remedy or remedies does not preclude recourse to one or more others.

6. We express no opinion as to the enforceability of the forum provisions set forth in the Purchase Agreement and associated documents.

7. Our opinion expressed in paragraph C.1 above as to the fact that ISSUK is duly incorporated, validly existing and in good standing under the laws of England and Wales as private limited liability company is based solely on the certificate of good standing received from Companies House dated 17 September 1998, a copy of which is attached to this opinion.

Peregrine Systems, Inc.
24 September 1998                                               [LOGO]
Page 4


8. Our opinion is based upon the draft documentation that we have been forwarded which as regards the Purchase Agreement is reference
     (RK1)C:\NRPORTBL\PALib2\fm1\609712-10.DOC 104248.043 dated 23 September 1998 and the drafts of the UK law agreements that we received from Nicholson Graham & Jones and returned with our comments last week comprising the UK assignment of Intellectual Property, the UK assignment of Trade Mark Application, the UK assignment of Contracts and the UK assignment of Goodwill.

Yours faithfully

/s/ Davenport Lyons
---------------------------------
DAVENPORT LYONS

                                    [SEAL]


                             THE COMPANIES ACT 1985

                              Company No. 3029797


The Registrar of Companies for England and Wales hereby certifies that

INTERNATIONAL SOFTWARE SOLUTIONS UK LIMITED WAS INCORPORATED UNDER THE COMPANIES ACT 1985 AS A LIMITED COMPANY ON 1ST MARCH 1995.

ACCORDING TO THE DOCUMENTS ON THE FILE OF THE COMPANY IN THE CUSTODY OF THE REGISTRAR OF COMPANIES, THE COMPANY HAS BEEN IN CONTINUOUS AND UNBROKEN EXISTENCE SINCE THE DATE OF ITS INCORPORATION.

NO ACTION IS CURRENTLY BEING TAKEN BY THE REGISTRAR OF COMPANIES FOR STRIKING THE COMPANY OFF THE REGISTER AND DISSOLVING IT AS DEFUNCT, AND AS FAR AS THE REGISTRAR IS AWARE:

a)   THE COMPANY IS NOT IN LIQUIDATION OR SUBJECT TO AN ADMINISTRATION ORDER,
     AND

b)   NO RECEIVER OR MANAGER OF THE COMPANY'S PROPERTY HAS BEEN APPOINTED.*****







Given at Companies House, Cardiff, the 17TH SEPTEMBER 1998


                                                     /s/ P. Gartside
                                            ---------------------------------
                                                       P. GARTSIDE
                                               for the Registrar of Companies

Davenport Lyons
1 Old Burlington Street
London
W1X 2NL

Attention: Michael Hatchwell
----------------------------

Dear Sirs:

We write in connection with the opinion letter that we have asked you to provide in connection with the Asset Purchase Agreement dated 23rd September 1998 relating to the purchase by Peregrine Systems Inc of the assets of a number of entities bearing the name "International Software Solutions" and "Firtree Overseas Limited", established or incorporated under the laws inter alia of Nevada, Florida, France, Germany and England and Wales, a copy of which you have prepared and is attached to this letter.

As directors of International Software Solutions UK Limited, we hereby confirm as follows:

1. We know no reason why any of the statements that you make in the attached opinion are misleading or inaccurate.

2. We know of no reason why we are not able to enter into the Asset Purchase Agreement or related documentation.

3. We have not instructed any firm of solicitors other than Davenport Lyons in relation to any ISS UK Limited related matter.

Yours faithfully


/s/ Pierre Favier
 ............................
Pierre Favier


/s/ Yannick Le Bihan
 ............................
Yannick Le Bihan

                                  EXHIBIT H

                      OPINION OF SELLERS' GERMAN COUNSEL

                                  [LETTERHEAD]



Peregrine Systems, Inc.
12670 High Bluff Drive
San Diego, CA 92130
U.S.A.                                                      September 23, 1998




ISS/PEREGRINE ASSET PURCHASE AGREEMENT


Ladies and Gentlemen:

We have acted as special German counsel to International Software Solutions GmbH in Heidelberg/Germany ("ISSGR") in connection with the transactions contemplated by the Asset Purchase Agreement (the "Purchase Agreement") dated September 23, 1998 among yourselves, International Software Solutions Limited Partnership and various other parties.

Terms defined in the Agreement and not otherwise defined in this opinion shall have the same meaning in this opinion as therein defined. This opinion is delivered to you pursuant to Section 8.2(d) of the Purchase Agreement.

1.   DOCUMENTS

     We have examined:

     (a) a photocopy of the latest version of the Purchase Agreement (without Exhibits and Schedules),

     (b) a copy of the Statutes (GESELLSCHAFTSVERTRAG) of ISSGR in its version dated September 18, 1995,

     (c) copies of various documents relating to the incorporation and subsequent corporate changes of ISSGR,

     (d) a copy of the certified commercial register excerpt no. HRB 5036 relating to ISSGR dated September 23, 1998,

          (the documents under lit. (b) - (d) collectively referred to as the "Constitutional Documents");

     all such documents hereinafter referred to as the "Documents".

2.   ASSUMPTIONS

     For the purposes of this opinion we have assumed:

     (a) The Purchase Agreement will constitute the legal, valid and binding obligations of the parties thereto under all relevant laws other than the laws of Germany;

     (b) The completeness and the conformity with original instruments of all Documents;

     (c) The authenticity, due execution and delivery of all seals, signatures, stamps of markings, other than those authorized, executed and/or delivered by or for and on behalf of ISSGR, and the personal capacity of every person executing the Purchase Agreement;

     (d) The Purchase Agreement is within the capacity and powers of, and has been validly authorized, executed and delivered by and is binding on any party other than ISSGR.

3.   OPINION

     On the basis of the Documents, and subject to the limitations and qualifications set out in item 4 below, in our opinion:

     (a) ISS is a limited liability company duly organized and validly existing under the laws of Germany. It has the power and authority to conduct its business as stated in its Constitutional Documents, to own, possess or lease its assets and property and to execute, deliver and perform its obligations under the Purchase Agreement.

     (b) The execution, delivery and performance of the Purchase Agreement have been duly authorized by all necessary corporate and shareholder action on the part of ISSGR and no further action is required on the part of ISSGR to authorize the Purchase Agreement and the transaction contemplated thereby.

     (c) Neither the execution, delivery or performance by ISSGR of the Purchase Agreement nor the consummation or performance by ISSGR of the transactions contemplated thereby will result in any violation of the Constitutional Documents of ISSGR.

     (d) No consent, waiver, approval order or authorization of, or registration, declaration of filing with, any German Governmental Entity, is required by or with respect to ISSGR in connection with the execution and delivery of the Purchase Agreement or the performance by ISSGR of its obligations thereunder or the consummation by ISSGR of the transactions contemplated therein.

     (e) The Purchase Agreement has been duly executed by ISSGR and constitutes the legal, valid and binding obligations of ISSGR, enforceable against ISSGR in accordance with its terms.

4.   LIMITATIONS AND QUALIFICATIONS

     Our opinion is subject to the following limitations and qualifications:

     (a) The enforceability of the Purchase Agreement may be limited by bankruptcy, insolvency, liquidation, reorganization, limitation and other similar laws of general application relating to or affecting the rights of creditors generally.

     (b) We have not been acting as German counsel as to the ongoing business of ISSGR and therefore have no knowledge thereof. For the purposes of this opinion we have not conducted any due diligence or similar investigation as to factual circumstances. Our opinion thus is limited to an analysis of the Documents under German law.

     (c) We express no opinion on any laws other than the laws of Germany as in force and interpreted as the date of this opinion.

     (d) This opinion may not be relied upon by, or disclosed to, any person other than the addressee and its legal counsel.

     (g) This opinion is governed by German law; exclusive place of jurisdiction is Berlin.


Yours faithfully,


Bruckhaus Westrick Heller Lober


By:   /s/ Hans-Michael Giesen
      -------------------------------
      Hans-Michael Giesen

                                                                      EXHIBIT I

                            REGISTRATION OF BUYER SHARES


------------------------------------------------------------------------------
                                   SHARE ALLOCATION
------------------------------------------------------------------------------
                                      SHARES NOT
                                      SUBJECT TO    SHARES SUBJECT     TOTAL
               SELLER                   ESCROW        TO ESCROW*       SHARES
------------------------------------------------------------------------------
International Software Solutions
  Limited Partnership                     304,119          33,791      337,910
------------------------------------------------------------------------------
International Software Solutions
  GmbH                                     14,137           1,571       15,708
------------------------------------------------------------------------------
International Software Solutions
  France Diffusion SARL                    16,427           1,826       18,253
------------------------------------------------------------------------------
International Software Solutions
  Production SARL                              28               3           31
------------------------------------------------------------------------------
International Software Solutions
  USA, L.C.                                14,555           1,618       16,173
------------------------------------------------------------------------------
International Software Solutions
  UK Ltd.                                   3,604             401        4,005
------------------------------------------------------------------------------
                TOTAL                     352,870          39,210      392,080
------------------------------------------------------------------------------

* To be held in escrow by the Escrow Agent pursuant to the terms of the Escrow Agreement of even date herewith
------------------------------------------------------------------------------

                                      EXHIBIT J

                         ASSIGNMENT AND ASSUMPTION AGREEMENT

                         ASSIGNMENT AND ASSUMPTION AGREEMENT


     ASSIGNMENT AND ASSUMPTION AGREEMENT is entered into on September 23, 1998 (the "Effective Date"), by and among Peregrine Systems, Inc., a Delaware corporation whose principal place of business is 12670 High Bluff Drive, San Diego, California, U.S.A. ("Buyer"), International Software Solutions Limited Partnership, a Nevada limited Partnership ("ISSLP"), and International Software Solutions USA, L.C., a Florida limited liability company ("ISSUS" and together with ISSLP, the "U.S. Sellers").

                                   WITNESSETH:

     WHEREAS, the Buyer and the Sellers are parties, along with certain other parties, to an Asset Purchase Agreement dated September 23, 1998 (the "Purchase Agreement") pursuant to which the Sellers (such initially capitalized terms and, except as otherwise defined herein, all other initially capitalized terms used herein shall have the same meanings ascribed to them in the Purchase Agreement) agreed to sell, and the Buyer (together with certain of its wholly-owned subsidiaries) agreed to purchase, all of the properties and assets of the Sellers described therein in Section 2.2 as the Acquired Assets;

     WHEREAS, pursuant to the Purchase Agreement, the Buyer agreed to assume all liabilities and obligations of the Sellers described as being Assumed Liabilities in Section 2.3 of the Purchase Agreement.

     WHEREAS, it is the intention of the Buyer and the U.S. Sellers to reflect the transfer of the U.S. Sellers' title over the Acquired Assets owned by them by the execution and delivery of the following documents at the
Effective Date (unless otherwise specified in the Purchase Agreement):   (i)
this Assignment and Assumption Agreement between the Sellers and the Buyer;
(ii) the Bill of Sale and Conveyance by the U.S. Sellers to the Buyer; (iii) the deeds, if any, relating to any of the Acquired Assets, properly endorsed;
(iv) assignments of the Assumed Leases, the Software and the agreements described in Sections 2.2(a)-(e) of the Purchase Agreement (including Intellectual Property transfer documents) and any third party consents necessary, to such assignments described in (iv); (v) the Assignment of Trademarks between the Sellers and Buyer; (vi) the Assignment of Copyrights between Sellers and Buyer; (vii) the European Assignments; and (viii) such other instruments of sale, transfer, conveyance, and assignment as the Buyer and its counsel may reasonably request;

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Buyer and the Sellers hereby agree as follows:

     1. Effective from and after the Effective Date, the U.S. Sellers hereby assign to Buyer all of their right, title and interest in, to and under all contracts, agreements, leases, licenses, undertakings, commitments, and other property and assets constituting the Acquired Assets described in Section 2.2 of the Purchase Agreement.

     2. Effective from and after the Effective Date, the Buyer hereby assumes all liabilities and obligations of the Sellers described in Section
2.3 of the Purchase Agreement constituting the Assumed Liabilities.

     3. In the event that any provision of this Assignment and Assumption Agreement be construed to conflict with or be in addition to or in derogation of a provision of the Purchase Agreement, the provision in the Purchase Agreement shall be deemed controlling.

     4. This Assignment and Assumption Agreement shall bind and shall inure to the benefit of the respective parties and their assigns, transferees and successors.

     5. This Assignment and Assumption Agreement shall be construed and enforced in accordance with the laws of the State of California, U.S.A., regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     6. This Assignment and Assumption Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     7.   The parties confirm the continuing application of the provisions of
Section 7.1 of the Purchase Agreement and the Sellers agree that they will execute and deliver to the Buyer such assignments of specific Acquired Assets as the Buyer may reasonably request notwithstanding that such assets are covered by any of the documents referred to in the third recital above.

     IN WITNESS WHEREOF, the undersigned have executed this instrument as of the date first above written.

                                        INTERNATIONAL SOFTWARE SOLUTIONS
                                        LIMITED PARTNERSHIP

                                        By:   International Software Solutions,
                                              Inc., its general partner

                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                              ----------------------------------



                                        INTERNATIONAL SOFTWARE SOLUTIONS,
                                        USA L.C.

                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                              ----------------------------------



                                        PEREGRINE SYSTEMS, INC.

                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                              ----------------------------------


                        [ASSIGNMENT AND ASSUMPTION AGREEMENT]

                                      EXHIBIT K

                                 ASSIGNMENT OF ASSETS

                          BILL OF SALE AND CONVEYANCE

     BILL OF SALE AND CONVEYANCE, made, executed and delivered on September 23, 1998 (the "Effective Date"), by and among Peregrine Systems, Inc., a Delaware corporation whose principal place of business is 12670 High Bluff Drive, San Diego, California, U.S.A. ("BUYER"), International Software Solutions Limited Partnership, a Nevada limited partnership ("ISSLP") and International Software Solutions USA, L.C., a Florida limited liability company ("ISSUS" and together with ISSLP the "U.S. Sellers").

                                  WITNESSETH:

     WHEREAS, the Sellers and the Buyer are parties, along with certain other parties, to an Asset Purchase Agreement dated September 23, 1998 (the "Purchase Agreement"), providing, for, among other things, the transfer and sale to the Buyer (together with certain of its wholly-owned subsidiaries) all of the assets, properties, rights and business of the Sellers (such initially capitalized term and, except as otherwise defined herein, all other initially capitalized terms used herein, shall have the same meanings ascribed to them in the Purchase Agreement) described therein in Section 2.2 as Acquired Assets for consideration of the Buyer Shares, and on the terms and conditions provided in the Purchase Agreement;

     WHEREAS, the Buyer and the U.S. Sellers now desire to carry out the intent and purpose of the Purchase Agreement by the U.S. Sellers' execution and delivery to the Buyer of this instrument evidencing the sale, conveyance, assignment, transfer and delivery to the Buyer of the Acquired Assets owned by them, subject to the Assumed Liabilities; PROVIDED, HOWEVER, that there shall be excluded the Excluded Liabilities;

     WHEREAS, it is the Buyer's and Sellers' intentions to reflect the transfer of the U.S. Sellers' title over such Acquired Assets by the execution and delivery of the following documents at the Effective Date (unless otherwise specified in the Purchase Agreement): (i) this Bill of Sale and Conveyance by the U.S. Sellers to the Buyer; (ii) the Assignment and Assumption Agreement between the Sellers and the Buyer; (iii) the deeds relating to any of the Acquired Assets, properly endorsed; (iv) assignments of the Assumed Leases, the Software and the agreements described in Sections 2.2(a)-(e) of the Purchase Agreement (including Intellectual Property transfer documents) and any third party consents necessary, to such assignments described in (iv); (v) the Assignment of Trademarks between the Sellers and Buyer; (vi) the Assignment of Copyrights between the Sellers and the Buyer; (vii) the European Assignments; and (viii) such other instruments of sale, transfer, conveyance, and assignment as the Buyer and its counsel may reasonably request; and

     NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the U.S. Sellers do hereby, effective from and after the Effective Date, sell, convey, transfer, assign and deliver unto the Buyer and its successors and assigns, forever, all of their right, title and interest in, to and under the Acquired Assets, subject to the Assumed Liabilities.

     TO HAVE AND TO HOLD the Acquired Assets unto the Buyer, its successors and assigns, FOREVER.

     The U.S. Sellers hereby constitute and appoint the Buyer and its successors and assigns as their true and lawful attorneys-in-fact in connection with the transactions contemplated by this instrument, with full power of substitution, in the name and stead of the U.S. Sellers but on behalf of and for the benefit of the Buyer and its successors and assigns, to demand and receive any and all of the assets, properties, rights and business hereby conveyed, assigned, and transferred or intended so to be, and to give receipt and release for and in respect of the same and any part thereof, and from time to time to institute and prosecute, in the name of the U.S. Sellers or otherwise, for the benefit of the Buyer or its successors and assigns, proceedings at law, in equity, or otherwise, which the Buyer or its successors or assigns reasonably deem proper in order to collect or reduce to possession or endorse any of the assets, properties, rights and business, and to do all acts and things in relation to the Acquired Assets which the Buyer or its successors or assigns reasonably deem desirable.

     In the event that any provision of this Bill of Sale and Conveyance be constructed to conflict with or be in addition to or in derogation of a provision in the Purchase Agreement, the provision in the Purchase Agreement shall be deemed to be controlling.

     This instrument shall be binding upon and shall inure to the benefit of the respective parties and their successors and assigns.

     This Bill of Sale and Conveyance shall be construed and enforced in accordance with the laws of the State of California, U.S.A., regardless of the laws that might otherwise govern under applicable principles of conflicts laws thereof.

     This Bill of Sale and Conveyance may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     IN WITNESS WHEREOF, this Bill of Sale and Conveyance has been duly executed and delivered by a duly authorized representative of the Sellers on the date first above written.

                                        INTERNATIONAL SOFTWARE SOLUTIONS
                                        LIMITED PARTNERSHIP


                                        By:   International Software Solutions,
                                              Inc., its general partner

                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                              ----------------------------------


                                        INTERNATIONAL SOFTWARE SOLUTIONS
                                        USA, L.C.

                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                              ----------------------------------

                                      EXHIBIT L

                               ASSIGNMENT OF TRADEMARKS

                               ASSIGNMENT OF TRADEMARKS


     WHEREAS, International Software Solutions Limited Partnership, a limited partnership organized under the laws of Nevada, having a principal place of business at 1350 East Flamingo Road, Suite 97, Las Vegas, Nevada
(hereinafter "Assignor"), and Peregrine Systems, Inc., a Delaware corporation having its principal place of business at 12670 High Bluff Drive, San Diego, California 92130 (hereinafter "Assignee"), are parties, along with certain other parties, to that certain Asset Purchase Agreement dated September 23, 1998, pursuant to which Assignor sold, conveyed, transferred, assigned and delivered to Assignee all of Assignor's right, title and interest in and to certain intellectual property, including those trademarks listed on SCHEDULE A attached hereto and other intellectual property rights therein together with the business associated therewith; and

     WHEREAS, Assignor has adopted, used and is using the trademarks listed on SCHEDULE A attached hereto (the "Trademarks") in connection with the design, development and marketing of certain intellectual property, and is the owner of all right, title and interest in and to the Trademarks including any and all common law rights therein, applications to register and registrations therefor as also listed on SCHEDULE A; and

     WHEREAS, Assignee desires to acquire all right, title and interest in and to the Trademarks, including any and all common law rights therein, applications to register and registrations therefor.

     NOW THEREFORE, for good and valuable consideration, paid in hand, the receipt and sufficiency of which are hereby acknowledged, Assignor does hereby assign, grant, transfer and otherwise convey to Assignee, all of Assignor's right, title and interest in and to the Trademarks, including all of its common law rights therein, applications to register and registrations therefor, together with the goodwill of the business symbolized by the Trademarks.

     Agreed and consented to this _____  day of September, 1998.


                                        INTERNATIONAL SOFTWARE SOLUTIONS
                                        LIMITED PARTNERSHIP


                                        By:   International Software Solutions,
                                              Inc., its general partner


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                              ----------------------------------

                                    CERTIFICATION


STATE OF _______________ )
                         ) ss.
COUNTY OF _____________  )


     On this _____ day of September, 1998, before me, the undersigned, a Notary Public in and for State and County aforesaid, personally appeared ________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed the foregoing instrument and acknowledged to me that he executed the same as his voluntary act on behalf of such corporation with authority to do so for the purposes therein set forth.



                                           ------------------------------------
                                           Notary Public


My Commission expires:
                      -----------------

                                      SCHEDULE A



-------------------------------------------------------------------------------
                               FILING DATE/    SERIAL NO./         PROSECUTION
 TRADEMARK      COUNTRY/CLASS  ISSUE DATE      REGISTRATION NO.    STATUS
-------------------------------------------------------------------------------
 POLYPM/2       US             11/23/94        74/602,188          Registered
                9              6/11/96         1,979,300
-------------------------------------------------------------------------------
 POLYPM/2       Denmark        1/17/95         VA 00.395 1995      Abandoned
                9              5/12/95         VR 02.929 1995
-------------------------------------------------------------------------------
 REMOTE         US             4/7/95          74/657,626          Registered
 SERVICES       9              7/30/96         1,990,556
 MANAGEMENT
-------------------------------------------------------------------------------
 INTERNATIONAL  US             1/4/96          75/040,165          Registered
 SOFTWARE       9              6/16/98         2,166,201
 SOLUTIONS
-------------------------------------------------------------------------------
 INTERNATIONAL  Canada         6/20/96         815,831             Registered
 SOFTWARE       9              9/23/97         482,810
 SOLUTIONS
-------------------------------------------------------------------------------
 INTERNATIONAL  France         7/4/96          96/632919           Registered
 SOFTWARE       9              12/13/96        96 632 919
 SOLUTIONS
-------------------------------------------------------------------------------
 INTERNATIONAL  Germany        6/20/96         39628354.3          Abandoned
 SOFTWARE       9
 SOLUTIONS
-------------------------------------------------------------------------------
 INTERNATIONAL  United         6/25/96         2,103,760           Abandoned
 SOFTWARE       Kingdom
 SOLUTIONS      9
-------------------------------------------------------------------------------

                                      EXHIBIT M

                               ASSIGNMENT OF COPYRIGHTS

                                 COPYRIGHT ASSIGNMENT


     THIS COPYRIGHT ASSIGNMENT ("Assignment") is made and entered into on this 23rd day of September 1998, (the "Effective Date"), by and between Peregrine Systems, Inc., a Delaware corporation ("Assignee"), and International Software Solutions Limited Partnership, a limited partnership organized under the laws of Nevada ("Assignor").

                                       RECITALS

     WHEREAS, Assignor and Assignee are parties, along with certain other parties, to that certain Asset Purchase Agreement dated September 23, 1998, ("Asset Purchase Agreement"), pursuant to which Assignor has agreed to sell and Assignee has agreed to purchase all of Assignor's right, title and interest to the assets, properties and rights set forth in the Asset Purchase Agreement;

     WHEREAS, Assignor is the sole and exclusive owner of the entire right, title and interest in, to and under the work embodied in the unregistered copyrights, identified and set forth on SCHEDULE A (collectively, the "Copyrights"); and

     WHEREAS, Assignee wishes to acquire all right, title and interest in and to the Copyrights;

                                      AGREEMENT

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor does hereby sell, assign, transfer and set over to Assignee, its entire right, title and interest in and to the Copyrights and derivative works thereof, for the United States and for all foreign countries, including, but not limited to, any and all renewals and extensions of such Copyrights and derivative works that may be secured under laws of the United States and all foreign countries, now or hereafter in effect, for Assignee's own use and enjoyment, and for the use and enjoyment of Assignee's successors, assigns or other legal representatives, as fully and entirely as the same would have been held and enjoyed by the Assignor if this Assignment and sale had not been made, together with all income, royalties or payments due or payable from and after the Effective Date, including, without limitation, all claims for damages by reason of past, present or future infringement or other unauthorized use of the Copyrights, with the right to sue for, and collect the same for Assignee's own use and enjoyment and for the use and enjoyment of its successors, assigns or other legal representatives.

     Assignor authorizes and requests the United States Registrar of Copyrights to record Assignee as the assignee and owner thereof.

     To the extent that the representations and warranties of Assignor contained in the Asset Purchase Agreement relate to the Copyrights, such representations and warranties are hereby incorporated herein by reference, together with Assignor's indemnification obligations thereunder relating to such representations and warranties.

     Assignor shall use all reasonable efforts to provide Assignee, its successors, assigns or other legal representatives, cooperation and assistance at Assignee's reasonable request and expense (including the execution and delivery of any and all affidavits, declarations, oaths, assignments, powers of attorney or other documentation as may be reasonably required): (1) in the preparation and prosecution of any applications for registration or any applications for renewal of a registration covering the Copyrights; (2) in the prosecution or defense of any Copyright Office proceedings, infringement, or other proceedings that may arise in connection with any of the Copyrights, including, but not limited to, testifying as to any facts relating to the Copyrights or this Assignment; (3) in obtaining any additional copyright protection that Assignee may deem appropriate which may be secured under the laws now or hereafter in effect in the United States or any other country; and
(4) in the implementation or perfection of this Assignment.

     IN TESTIMONY WHEREOF, the Assignor and Assignee have caused this Assignment to be signed and executed by the undersigned officers thereunto duly authorized this 23rd day of September 1998.



"ASSIGNOR"                              INTERNATIONAL SOFTWARE SOLUTIONS
                                        LIMITED PARTNERSHIP


                                        By:   International Software Solutions,
                                              Inc., its general partner

                                        By:
                                            -----------------------------------
                                        Name:
                                              ---------------------------------
                                        Title:
                                              ---------------------------------


"ASSIGNEE"                              PEREGRINE SYSTEMS, INC.


                                        By:
                                            -----------------------------------
                                        Name:
                                              ---------------------------------
                                        Title:
                                              ---------------------------------



                        [COPYRIGHT ASSIGNMENT SIGNATURE PAGES]

STATE OF ___________)
                    ) SS.
COUNTY OF __________)

     On this ___ day of September, 1998, there appeared before me ____________ ___, personally known to me, who acknowledged that he signed the foregoing Assignment as his voluntary act and deed on behalf and with full authority of
____________________________________.


                                                --------------------------------
                                                Notary Public


STATE OF ___________)
                    ) SS.
COUNTY OF __________)

     On this ___ day of September, 1998, there appeared before me ____________ ___, personally known to me, who acknowledged that he signed the foregoing Assignment as his voluntary act and deed on behalf and with full authority of
____________________________________.


                                                --------------------------------
                                                Notary Public

                                      EXHIBIT A


Name:          Remote Services Management (R.S.M.) (formerly PolyPM/2)

Edition:       Advanced and Professional

               Current version distributed--4.2 A2

               Delivery on 1 CD-ROM

               All documentation on-line

Description:   Multi platform graphical remote control with file transfer capabilities

Components:

     Manager--Administers the remote workstations (Clients)

     Client--Installed on each workstation to be controlled

     Manager Gateway--Allow Managers and Clients to share network communications devices

     Client Gateway--Allow Managers and Clients to share network communications devices